Exhibit 2.1

UNITED STATES BANKRUPTCY COURT

MIDDLE DISTRICT OF FLORIDA

JACKSONVILLE DIVISION

In re:	x
:
Trailer Bridge, Inc.,[1]	:	Case No. 3:11-bk-08348-[JAF]
:
Debtor.	:	Chapter 11
:
/	x

SECOND AMENDED PLAN OF REORGANIZATION

FOR TRAILER BRIDGE, INC.

Dated March 14, 2012

FOLEY & LARDNER LLP

Gardner F. Davis (FL 0471712)

E. Robert Meek (FL 0302910)

John J. Wolfel, Jr. (FL 030664)

One Independent Drive, Suite 1300

Jacksonville, FL 32202-5017

P. O. Box 240

Jacksonville, FL 32201-0240

Telephone: (904) 359-2000

Facsimile: (904) 359-8700

-and-

DLA PIPER LLP (US)

Gregg M. Galardi (NY 4535506)

Gabriella Zborovsky (NY 4851614)

Sarah E. Castle (NY 4932240)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Facsimile: (212) 335-4501

-and-

Craig Martin (DE 5032)

Cynthia E. Moh (DE 5041)

919 N. Market Street, Suite 1500

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

1	The Debtor’s taxpayer identification number is 13-3617986. The mailing address for the Debtor, solely for purposes of notices and communications is 10405 New Berlin Road East, Jacksonville, Florida 32226.

i

ARTICLE V PROVISIONS GOVERNING DISTRIBUTIONS		24
A.	Distributions for Claims and Interests Allowed as of the Effective Date	24
B.	Disbursing Agent(s)	24
C.	Means of Cash Payment	25
D.	Calculation of Distribution Amounts of New Common Stock	25
E.	Application of Distribution Record Date	26
F.	Delivery of Distributions; Undeliverable or Unclaimed Distributions	26
G.	Withholding and Reporting Requirements	26
H.	Allocation of Plan Distributions Between Principal and Interest	27
I.	Setoffs	27
J.	Fractional Distributions	27
K.	De Minimis Distributions	27
L.	Prepayment	27
M.	No Distribution in Excess of Allowed Amounts	28
N.	Joint Distributions	28

ARTICLE VI PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS		28
A.	Resolution of Disputed Claims	28
B.	No Distribution Pending Allowance	29
C.	Distributions After Allowance	29
D.	Reservation of Right to Object to Allowance or Asserted Priority of Claims	29

ARTICLE VII TREATMENT OF CONTRACTS AND LEASES		29
A.	Assumed Contracts and Leases	29
B.	Treatment of Change of Control Provisions	30
C.	Payments Related to Assumption of Contracts and Leases	30
D.	Claims Based on Rejection of Executory Contracts or Unexpired Leases	30
E.	Compensation and Benefit Plans and Treatment of Retirement Plan	30
F.	Indemnification of Directors and Officers	31

ARTICLE VIII SECURITIES TO BE ISSUED IN CONNECTION WITH THE PLAN		31
A.	New Common Stock and New Warrants	31
B.	Exemption from Registration	31
C.	Registration Rights	31
D.	Stockholders Agreement	31

ARTICLE IX Conditions PRECEDENT to Effective Date		32
A.	Conditions to Effective Date	32
B.	Waiver of Conditions	33

ARTICLE X MODIFICATIONS AND AMENDMENTS		33

ARTICLE XI RETENTION OF JURISDICTION		34

ARTICLE XII MISCELLANEOUS PROVISIONS		35
A.	Corporate Action	35
B.	Professional Fee Claims	35
C.	Payment of Statutory Fees	36
D.	Payment of DIP Lenders’ Fees	36
E.	Payment of Majority Secured Noteholders’ Fees	36
F.	Severability of Plan Provisions	36
G.	Successors and Assigns	36
H.	Discharge of Claims and Termination of Interests	36
I.	Releases	37
	1. Releases by Debtor	37
	2. Releases by Third Parties.	37
J.	Exculpation and Limitation of Liability	38

K.	Injunction	38
L.	Term of Bankruptcy Injunction or Stays	39
M.	Enforcement of Subordination	39
N.	Binding Effect	39
O.	Plan Supplement	39
P.	Committees	39
Q.	Notices	40
R.	Governing Law	41
S.	Section 1125(e) of the Bankruptcy Code	41

TABLE OF EXHIBITS

Exhibit A-1	Reorganized Debtor Certificate of Incorporation

Exhibit A-2	Reorganized Debtor Bylaws

Exhibit A-3	Form of Intercreditor Agreement

INTRODUCTION

Trailer Bridge, Inc. proposes the following plan of reorganization under chapter 11 of the Bankruptcy Code (as defined below).

ARTICLE I

DEFINITIONS, RULES OF INTERPRETATION

AND COMPUTATION OF TIME

A.	Scope of Definitions; Rules of Construction

Except as expressly provided or unless the context otherwise requires, capitalized terms not otherwise defined in this Plan shall have the meanings ascribed to them in this Article I. Any term used in the Plan that is not defined herein, but is defined in the Bankruptcy Code or the Bankruptcy Rules (as defined below), shall have the meaning ascribed to it therein. Where the context requires, any definition applies to the plural as well as the singular number.

B.	Definitions

1.1 “Adequate Protection Order” means the Final Order Pursuant to Bankruptcy Code Sections 105(a), 361, 362, 363, 364 and 507 and Bankruptcy Rules 2002, 4001 and 6004(I) Authorizing Borrower to (A) Obtain Postpetition Financing and (B) Grant Liens and Superpriority Claims to the Agent, to Itself and for the Benefit of Lenders and (II) Approving the Orders Permitting the Use of Cash Collateral and Providing Adequate Protection, dated December 19, 2011 [Dkt. No. 146].

1.2 “Administrative Claim” means a Claim against the Debtor entitled to priority under Bankruptcy Code sections 507(a)(2), 507(a)(3) and 507(b) for costs and expenses of administration of the Chapter 11 Case, including (a) any actual and necessary costs and expenses incurred after the Petition Date of preserving the Estate and operating the business of the Debtor (such as wages, salaries and commissions for services and payments for goods, leased equipment and premises) and (b) all other Claims entitled to administrative status pursuant to a Final Order of the Bankruptcy Court for which a holder has made request for payment by the Administrative Claims Bar Date, but excluding the DIP Facility Claims, Priority Tax Claims, Other Priority Claims and Fee Claims.

1.3 “Administrative Claims Bar Date” means, notwithstanding Rule 3071-1 of the Local Rules of the United States Bankruptcy Court for the Middle District of Florida, the first Business Day that is thirty days after the Effective Date.

1.4 “Administrative Claims Objection Deadline” means the first Business Day following the later of (i) 120 days following the Effective Date and (ii) such other date as may be established by an order of the Bankruptcy Court.

1.5 “Affiliate” means, with respect to any “entity” as defined in section 101(15) of the Bankruptcy Code, “affiliate” as defined in section 101(2) of the Bankruptcy Code, as though such entity was a debtor.

1.6 “Allowed Claim” means a Claim against the Debtor (i) that has been scheduled as a liquidated, non-contingent, and undisputed Claim in an amount greater than zero on the schedules, subject to Debtor’s right to amend the schedules on or before the Claims Objection Deadline, (ii) as to which no objection or request for estimation has been filed on or before the Administrative Claims Objection Deadline, the Claims Objection Deadline or the expiration of any other applicable period fixed by the Bankruptcy Court or the Plan; (iii) as to which any and all objections have been settled, waived, withdrawn or denied by a Final Order or in accordance with the Plan; or (iv) that is allowed (a) by a Final Order, (b) by an agreement between the holder of such Claim and the Debtor or the Reorganized Debtor or (c) pursuant to the terms of the Plan; provided, however, that, notwithstanding anything herein to the contrary, by treating a Claim as an “Allowed Claim” under (ii) above (the expiration of the Claims Objection Deadline or other applicable deadline), the Debtor does not waive its rights to contest the amount and validity of any disputed, contingent and/or unliquidated Claim in the time, manner and venue in which such Claim would have been determined, resolved or adjudicated if the Chapter 11 Case had not been commenced. For the avoidance of doubt, an Allowed Claim (i) shall be net of any valid setoff exercised with respect to such Claim pursuant to the provisions of the Bankruptcy Code and applicable law and (ii) unless otherwise specified herein, or required by section 506(b) of the Bankruptcy Code or specified in a Final Order of the Bankruptcy Court, shall not include any interest on such Claim accruing from or after the Petition Date through the Effective Date.

1.7 “Allowed Class      Claim” means, with respect to a Claim within a particular Class, an Allowed Claim of the type described in such Class.

1.8 “Assumption Schedule” means that certain schedule, prepared with the consent of each of the Majority Secured Noteholders and included in the Plan Supplement that specifically designates executory contracts or unexpired leases as contracts or leases to be assumed pursuant to the Plan.

1.9 “Avoidance Actions” means the estate Causes of Action under sections 542 through 550 of the Bankruptcy Code.

1.10 “Ballot(s)” means each of the ballot forms distributed to each holder of a Claim or Interest entitled to vote to accept or reject this Plan.

1.11 “Board” shall have the meaning set forth in Article IV.H.

1.12 “Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as now in effect or hereafter amended.

1.13 “Bankruptcy Court” means the United States Bankruptcy Court for the Middle District of Florida, Jacksonville Division.

1.14 “Bankruptcy Rules” means, collectively, the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms, and the Federal Rules of Civil Procedure, as now in effect or hereafter amended, as applicable to the Chapter 11 Case or proceedings therein, as the case may be.

1.15 “Business Day” means any day, excluding Saturdays, Sundays or “legal holidays” (as defined in Bankruptcy Rule 9006(a)), on which commercial banks are open for business in New York, New York.

1.16 “Cash” means legal tender of the United States or equivalents thereof.

1.17 “Causes of Action” means any action, proceeding, agreement, claim, cause of action, controversy, demand, right, action, Lien, indemnity, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, license and franchise of any kind or character whatsoever, known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Petition Date, in contract or in tort, in law or in equity or pursuant to any other theory of law. Causes of Action also includes: (a) any right of setoff, counterclaim or recoupment and any claim on contracts or for breaches of duties imposed by law or in equity; (b) the right to object to Claims or Interests; (c) any claim pursuant to section 362 or chapter 5 of the Bankruptcy Code; (d) any claim or defense including fraud, mistake, duress and usury and any other defenses set forth in section 558 of the Bankruptcy Code; (e) any state law fraudulent transfer claim; and (f) any claim listed in the Plan Supplement.

1.18 “Chapter 11 Case” means the chapter 11 case of the Debtor.

1.19 “Claim” shall have the meaning set forth in section 101(5) of the Bankruptcy Code.

1.20 “Claims Objection Deadline” means the first Business Day following the later of (i) 180 days following the Effective Date and (ii) such other date as may be established by an order of the Bankruptcy Court.

1.21 “Class” means one of the classes of Claims or Interests listed in Article III below.

1.22 “Class 1: Wells Term Loan Secured Claims” mean any Claims against the Debtor arising under, in connection with, or related to the Wells Term Loan Agreement by and among the Debtor and the Wells Term Loan Agent.

1.23 “Class 2: Wells Revolver Secured Claims” mean any Claims against the Debtor arising under, in connection with, or related to Wells Revolving Loan Agreement by and among the Debtor and the Wells Revolving Loan Agent.

1.24 “Class 3: MARAD 6.52% Bond Claims” mean any Claims against the Debtor arising under, in connection with, or related to the MARAD 6.52% Indenture.

1.25 “Class 4: MARAD 7.07% Bond Claims” mean any Claims against the Debtor arising under, in connection with, or related to the MARAD 7.07% Indenture.

1.26 “Class 5: Secured Note Claims” mean any Claims against the Debtor arising under, in connection with, or related to the Secured Note Indenture by and among the Debtor and the Secured Note Indenture Trustee.

1.27 “Class 6: Miscellaneous Secured Claims” mean Secured Claims against the Debtor other than a Prepetition Lender Claim that is secured by either (i) a valid, duly perfected lien as of the Petition Date on property in which the Estate has an interest or (ii) a right of setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Claim holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506(a) of the Bankruptcy Code or, in the case of setoff, pursuant to section 553 of the Bankruptcy Code.

1.28 “Class 7: Other Priority Claims” mean Claims against the Debtor entitled to priority under section 507(a) of the Bankruptcy Code other than a DIP Facility Claim, Administrative Claim or Priority Tax Claim.

1.29 “Class 8: General Unsecured Claims” means a Claim against the Debtor arising prior to the Petition Date that is neither a Secured Claim nor entitled to priority under section 507 of the Bankruptcy Code or ay order of the Bankruptcy Court, including the Noteholder Deficiency Claim.

1.30 “Class 9: Old Common Interests” mean the common stock of the Debtor issued and outstanding immediately prior to the Petition Date, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such stock.

1.31 “Collateral” means any property or interest in property of the Estate subject to a lien or security interest to secure the payment or performance of a Claim, which lien or security interest is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable law.

1.32 “Committee” means the official statutory committee of unsecured creditors appointed in the Chapter 11 Case, as such committee may be reconstituted from time to time.

1.33 “Confirmation Date” means the date of entry of the Confirmation Order on the docket of the Bankruptcy Court.

1.34 “Confirmation Hearing” means the hearing conducted by the Bankruptcy Court pursuant to section 1128(a) of the Bankruptcy Code to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.35 “Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code, which order shall be proposed in form and substance acceptable to each of the Majority Secured Noteholders and the DIP Lenders.

1.36 “Consummation” means the occurrence of the Effective Date.

1.37 “Corporate Governance Documents” means the certificate of incorporation and bylaws of the Debtor and the Reorganized Debtor.

1.38 “Cure Payment” means the payment of Cash or the distribution of other property by the Debtor (as the parties may agree or the Bankruptcy Court may order), as is necessary for the Debtor to cure monetary defaults under an executory contract or unexpired lease so as to permit the Debtor to assume that contract or lease under section 365(a) of the Bankruptcy Code.

1.39 “Cure Reserve” means the reserve of Cash in the amount of $700,000 established and maintained by the Debtor or Reorganized Debtor, as the case may be, to make Cure Payments.

1.40 “Debtor” means Trailer Bridge, Inc., in its capacity as debtor and debtor in possession under sections 1107 and 1108 of the Bankruptcy Code and, as to acts or rights on or after the Effective Date or when the context otherwise so requires, the post-confirmation entity reorganized hereunder.

1.41 “DIP Budget” means that budget prepared in accordance with the DIP Facility Agreement, as amended, supplemented or modified from time to time; provided that such budget shall not be amended, supplemented or modified without five days prior notice to the Committee.

1.42 “DIP Facility” means the postpetition debtor in possession credit facility provided to the Debtor during the Chapter 11 Case pursuant to the DIP Facility Agreement.

1.43 “DIP Facility Agreement” means (i) that certain debtor in possession senior secured priming credit facility by and between the Debtor, Law Debenture Trust Company Of New York, as Agent and certain lenders signatory thereto, dated as of November 21, 2011, in the amount of up to Fifteen Million Dollars ($15,000,000) and (ii) such other loan or credit agreements, security agreements, pledge agreements, guarantees, or similar agreements or instruments executed and delivered by the Debtor relating to or executed and delivered pursuant to such agreement, and all Uniform Commercial Code financing statements required thereby that were filed, or other filings and/or registrations that were made or obtained, as the case may be, with respect to the security interests in personal property, real property and fixtures created pursuant to any of the foregoing agreements, as amended by the parties thereto and approved by the Bankruptcy Court.

1.44 “DIP Facility Claim” means a Claim against the Debtor arising under, in connection with, or related to the DIP Facility.

1.45 “DIP Lender” means any lender under the DIP Facility Agreement.

1.46 “Disallowed Claim” means any Claim against the Debtor that has been disallowed, in whole or in part, by Final Order or written agreement between the Debtor and the holder of such Claim, to the extent of such disallowance.

1.47 “Disbursing Agent” means the Reorganized Debtor or any party designated by the Reorganized Debtor, in its sole discretion, to serve as disbursing agent under the Plan.

1.48 “Disclosure Statement” means the written disclosure statement that relates to the Plan, as amended, supplemented or modified from time to time, is prepared and distributed in accordance with section 1125 of the Bankruptcy Code and Bankruptcy Rule 3018, and is in form and substance acceptable to each of the Majority Secured Noteholders and the DIP Lenders.

1.49 “Disputed Claim” means any Claim or any portion of a Claim against the Debtor that is not an Allowed Claim or a Disallowed Claim; provided that in no event shall the Class 5: Secured Note Claims or any other Claim arising under, in connection with, or relating to the Secured Note Indenture and the Secured Notes be Disputed Claims for any purpose hereunder.

1.50 “Distribution Date” means any date occurring after the Effective Date on which the Disbursing Agent makes a distribution to the holders of Allowed Claims as provided in Article V of the Plan.

1.51 “Distribution Record Date” means the Confirmation Date.

1.52 “DTC” means the Depository Trust Company.

1.53 “Effective Date” means a date selected by the Debtor, with the consent of each of the Majority Secured Noteholders and the DIP Lenders, which date shall be on or after the first Business Day on which all the conditions to the consummation of the Plan set forth in Article IX have been satisfied or waived.

1.54 “Election Notice” means that certain notice that may be sent to each holder of an Allowed Class 9: Old Common Interest, notifying such holders of Allowed Class 9: Old Common Interests that they will receive a distribution pursuant to the terms of the Plan.

1.55 “Estate” means the estate of the Debtor in the Chapter 11 Case, as created under section 541 of the Bankruptcy Code.

1.56 “Equity Consideration” means the consideration described in Article III.E.8(b) of this Plan.

1.57 “Exit Credit Facility Agreement” means one or more financing agreements to be executed by the Reorganized Debtor, the Exit Lenders and the Exit Facility Agent on terms and conditions agreed to with such lenders, including in either instance any agreements, amendments, modifications or supplements or documents related thereto, the final form of which shall be acceptable to the Debtor, each of the Majority Secured Noteholders, the DIP Lenders, the Exit Lenders and the Exit Facility Agent and the material terms of which shall be included in the Plan Supplement.

1.58 “Exit Facility” means the exit financing provided to the Reorganized Debtor on the Effective Date pursuant to the Exit Credit Facility Agreement.

1.59 “Exit Facility Agent” means Gleacher Products Corp., solely in its capacity as agent under the Exit Credit Facility Agreement.

1.60 “Exit Lender” means each lender that is a party to the Exit Credit Facility Agreement.

1.61 “Fee Claim” means a Claim against the Debtor for compensation or reimbursement of costs and expenses relating to services provided after the Petition Date and prior to and including the Effective Date.

1.62 “Fee Reserve” means the reserve of Cash established and maintained by the Debtor or the Reorganized Debtor, as the case may be, to pay Allowed Fee Claims.

1.63 “Final Order” means an order or judgment, entered by the Bankruptcy Court or other court of competent jurisdiction, that has not been amended, modified or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or petition for certiorari has expired and (iii) no appeal, request for a stay, petition seeking certiorari, or other review is pending; provided, however, that the possibility that a motion under section 502(j) of the Bankruptcy Code, Rule 59 or 60 of the Federal Rules of Civil Procedure, or any analogous rule (whether federal or state) may be but has not then been filed with respect to such order shall not cause such order not to be a Final Order.

1.64 “General Bar Date” shall mean February 1, 2012 at 5:00 p.m. (Pacific Time).

1.65 “General Unsecured Reserve” means the reserve of Cash established and maintained by the Debtor and the Reorganized Debtor, as the case may be, to pay Allowed Class 8: General Unsecured Claims, excluding the Noteholder Deficiency Claim, the amount of which shall depend on whether the Plan has been accepted or rejected by holders of Class 8: General Unsecured Claims.

1.66 “Governmental Bar Date” means May 14, 2012 at 5:00 p.m. (Pacific Time).

1.67 “Impaired” shall have the meaning set forth in section 1124 of the Bankruptcy Code with respect to a Class of Claims or Interests and each Claim or Interest in such Class.

1.68 “Impaired Class” means a Class that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.69 “Indemnification Provisions” means each of the indemnification provisions, agreements or obligations in place as of the Petition Date, whether in the bylaws, certificates of incorporation, board resolutions or employment contracts, for the Debtor and the current directors, officers, members (including ex officio members), employees, attorneys, other professionals and agents of the Debtor.

1.70 “Initial Distribution Date” means the first Distribution Date, which Date shall occur no later than 30 days following the Effective Date.

1.71 “Interest” means any legal, equitable, contractual or other right of any Person (including any 401(k) plan or plan participant) in the ownership of the Debtor, whether or not transferable and whether or not reflected in a stock certificate or agreement that is not a Claim, and the legal, equitable, contractual or other rights of any Person to acquire or receive any of the foregoing that is not a Claim.

1.72 “Lien” shall have the meaning ascribed to such term in section 101(37) of the Bankruptcy Code.

1.73 “Litigation Claims” means all Claims, Causes of Action, suits or proceedings, whether in law or in equity, whether known or unknown, that the Debtor or its Estate may hold against any Person, except any Claims or Causes of Action that are released under the Plan or the Confirmation Order.

1.74 “Majority Secured Noteholders” means Seacor Holdings, Inc. and Whippoorwill Associates, Inc.

1.75 “MARAD 6.52% Indenture” means that certain Trust Indenture, dated as of December 4, 1997, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among the Debtor and the MARAD Agent.

1.76 “MARAD 7.07% Indenture” means that certain Trust Indenture, dated as of June 23, 1997, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among the Debtor and the MARAD Agent.

1.77 “MARAD Agent” means U.S. Bank National Association, in its capacity as successor indenture trustee under the MARAD Indentures.

1.78 “MARAD Collateral” means the property securing the obligations owed by the Debtor to the MARAD Agent under the MARAD Indentures.

1.79 “MARAD Indentures” means the MARAD 7.07% Indenture together with the MARAD 6.25% Indenture.

1.80 “Miscellaneous Secured Reserve” means the reserve of Cash in the amount of $1.3 million established and maintained by the Debtor or the Reorganized Debtor, as the case may be, to pay Allowed Miscellaneous Secured Claims.

1.81 “New Common Stock” means 120,000 authorized common shares in the capital of the Reorganized Debtor, authorized pursuant to the Plan, of which: (a) 48,950 shares of New Common Stock will be initially issued to the holders of Allowed Noteholder Deficiency Claims, (b) up to 4,841 shares of New Common Stock (as part of units of Equity Consideration) may be issued to the holders of Allowed Class 8: General Unsecured Claims, other than the holders of Allowed Noteholder Deficiency Claims, and/or Allowed Old Common Interest, (c) up to 21,070 shares of New Common Stock will be initially reserved for issuance upon the exercise of the Tranche 1 Warrants and the Tranche 2 Warrants and (d) up to 2,831 shares may be authorized for issuance by the New Board under the New Management Incentive Plan. For the avoidance of doubt, the actual number of shares issued as of the Effective Date (the “Initial Shares”) may be diluted by any shares subsequently issued under the New Management Incentive Plan or upon exercise of the New Warrants (as set forth in greater detail below).2

1.82 “New Class 5 Secured Note” means that certain promissory note in the principal amount of $65 million to be issued by the Reorganized Debtor pursuant to the New Secured Note Indenture and secured by a second priority lien on all assets of the Reorganized Debtor other than the MARAD Collateral, and a third priority lien on the MARAD Collateral.

1.83 “New Management Incentive Plan” means that certain equity incentive plan, which may be adopted by the board of directors of the Reorganized Debtor following the Effective Date, the final form of which shall be acceptable to each of the Majority Secured Noteholders and subject to the stockholders agreement discussed in Article VIII of the Plan.

[2]

The share amounts above assume a 2,500:1 reverse split using 12,103,000 as the current number of outstanding shares. The Debtor’s management and financial advisors are currently verifying the figure, and will update if necessary.

1.84 “New Secured Note Indenture” means that certain Indenture, to be dated as of the Effective Date, between the Reorganized Debtor, as issuer, and the New Secured Note Indenture Trustee, relating to the New Class 5 Secured Note, the final form of which shall be acceptable to each of the Majority Secured Noteholders.

1.85 “New Secured Note Indenture Trustee” means U.S. Bank National Association.

1.86 “New Warrants” means, collectively, the Tranche 1 Warrants and the Tranche 2 Warrants, substantially in the forms to be included in the Plan Supplement and on terms and conditions acceptable to each of the Majority Secured Noteholders.

1.87 “No Distribution Notice” means that certain notice that may be sent to each holder of an Allowed Class 9: Old Common Interest, notifying such holders of Allowed Class 9: Old Common Interests that they will not receive a recovery pursuant to the terms of the Plan.

1.88 “Noteholder Deficiency Claim” means that portion of the Claims against the Debtor arising under, in connection with, or related to the Secured Note Indenture that exceeds $65 million.

1.89 “Old Common Interests” mean the common stock of the Debtor issued and outstanding immediately prior to the Petition Date, and all options, warrants, calls, rights, puts, awards, commitments, or any other agreements of any character to acquire such stock.

1.90 “Other Priority Claims” means any Claim against the Debtor entitled to priority treatment under section 507 of the Bankruptcy Code, other than a Priority Tax Claim.

1.91 “Person” means an individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, estate, unincorporated organization, estate, trust, governmental unit or other entity as defined in section 101(15) of the Bankruptcy Code.

1.92 “Petition Date” means November 16, 2011.

1.93 “Plan” means this plan of reorganization and all exhibits and schedules hereto, as amended, modified or supplemented from time to time with the consent of each of the Majority Secured Noteholders and the DIP Lenders in accordance with the Bankruptcy Code, the Bankruptcy Rules, or the terms hereof, as the case may be.

1.94 “Plan Supplement” means the compilation of documents in substantially final form acceptable to each of the Majority Secured Noteholders, including any exhibits to the Plan not included herewith, filed with the Bankruptcy Court on March 2, 2012 [Dkt. No. 292], as may be subsequently amended.

1.95 “Postpetition Interest” means interest accruing on and after the Petition Date on a Claim.

1.96 “Premium Waiver Election” means the waiver of any right to a Redemption Premium.

1.97 “Prepetition Agents” means, collectively, the Wells Revolving Loan Agent, the Wells Term Loan Agent, the MARAD Agent, and the Secured Note Indenture Trustee.

1.98 “Prepetition Lender Claims” means, collectively, the Claims of the Prepetition Agents against the Debtor arising under, in connection with, or related to the Wells Revolving Loan Agreement, the Wells Term Loan Agreement, the MARAD Indentures, and the Secured Note Indenture.

1.99 “Principal and Interest” means the aggregate principal amount of a Claim plus accrued and unpaid interest thereon to the Petition Date.

1.100 “Priority Tax Claim” means a Claim against the Debtor that is entitled to priority under section 507(a)(8) of the Bankruptcy Code.

1.101 “Pro Rata” means with reference to any distribution on account of or in exchange for any Claim in any Class, the proportion that the amount of a Claim (numerator) bears to the aggregate amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) (denominator) in such Class.

1.102 “Professional” means any professional employed in the Chapter 11 Case pursuant to section 327 or 1103 of the Bankruptcy Code.

1.103 “Quarterly Distribution Date” means the last Business Day of the month following the end of each calendar quarter after the Effective Date; provided, however, that if the Effective Date is within thirty (30) days of the end of a calendar quarter, then the first Quarterly Distribution Date will be the last Business Day of the month following the end of the first calendar quarter after the calendar quarter in which the Effective Date falls.

1.104 “Redemption Premium” means any “pre-payment” premium or “make-whole” payment to which a holder would be entitled in connection with a redemption of the obligations under either (i) the MARAD 6.52% Indenture or (ii) MARAD 7.07% Indenture.

1.105 “Reinstate,” “Reinstated” or “Reinstatement” means (i) leaving unaltered the legal, equitable and contractual rights to which a Claim entitles the holder of such Claim so as to leave such Claim unimpaired in accordance with section 1124 of the Bankruptcy Code or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of such Claim to demand or receive accelerated payment of such Claim after the occurrence of a default, (a) curing any such default that occurred before or after the Petition Date, other than a default of a kind specified in section 365(b)(2) of the Bankruptcy Code; (b) reinstating the maturity of such Claim as such maturity existed before such default; (c) compensating the holder of such Claim for any damages incurred as a result of any reasonable reliance by such holder on such contractual provision or such applicable law; and (d) not otherwise altering the legal, equitable or contractual rights to which such Claim entitles the holder of such Claim; provided, however, that any contractual right that does not pertain to the payment when due of principal and interest on the obligation on which such Claim is based, including, but not limited to, financial covenant ratios, negative pledge covenants, covenants or restrictions on merger or consolidation, and affirmative covenants regarding corporate existence, prohibiting certain transactions or actions contemplated by the Plan, or conditioning such transactions or actions on certain factors, shall not be required to be reinstated in order to accomplish Reinstatement and shall be deemed cured on the Effective Date.

1.106 “Released Parties” means (i) the directors and officers of the Debtor as of the Petition Date and up to and through the Effective Date, (ii) any of the representatives, agents, employees, professionals, advisors or attorneys of the Debtor and its directors and officers, (iii) the Secured Note Indenture Trustee, (iv) Seacor Holdings, Inc.; (v) Whippoorwill Associates, Inc.; (vi) Edge Asset Management, Inc.; (vii) the DIP Lenders; (viii) the Exit Lenders; (ix) the Exit Facility Agent, solely in its capacity as agent under the Exit Credit Facility Agreement , (x) any member of the Committee, solely in its capacity as a member of the Committee and not in any other capacity; and (xi) with respect to each of the Persons named in (iii)-(x), such Person’s directors, officers, shareholders, partners, members, employees, agents, Affiliates, parents, subsidiaries, predecessors, successors, heirs, executors and assignees, attorneys, financial advisors, investment bankers, accountants and other professionals, advisors or representatives.

1.107 “Reorganized Debtor” means the Debtor on and after the Effective Date.

1.108 “Reorganized Certificate of Incorporation” means the certificate of incorporation of Reorganized Debtor in effect under the laws of the State of Delaware, substantially in the form annexed hereto as Exhibit A-1, the final form of which shall be acceptable to each of the Majority Secured Noteholders.

1.109 “Reorganized Debtor Bylaws” means the Bylaws of Reorganized Debtor in effect under the laws of the State of Delaware, substantially in the form annexed hereto as Exhibit A-2, the final form of which shall be acceptable to each of the Majority Secured Noteholders.

1.110 “Secured Claim” means a Claim against the Debtor that is secured by a Lien, including, but not limited to, a maritime lien on the deck barges San Juan JAX Bridge, JAX San Juan Bridge, Memphis Bridge, Atlanta Bridge, Brooklyn Bridge, Charlotte Bridge, or Chicago Bridge, which is not subject to avoidance under the Bankruptcy Code or otherwise invalid under the Bankruptcy Code or applicable state law, on property in which the Estate has an interest, or a Claim that a holder may setoff against property of the Debtor pursuant to section 553 of the Bankruptcy Code; to the extent of the value of the holder’s interest in the Estate’s interest in such property or to the extent of the amount subject to setoff, as applicable; as determined by a Final Order pursuant to section 506(a) of the Bankruptcy Code, or in the case of setoff, pursuant to section 553 of the Bankruptcy Code, or in either case as otherwise agreed upon in writing by the Debtor or the Reorganized Debtor and the holder of such Claim. The amount of any Claim that exceeds the value of the holder’s interest in the Estate’s interest in property or the amount subject to setoff shall be treated as a Class 8: General Unsecured Claim.

1.111 “Secured Note Collateral” means the property securing the obligations of the Debtor under the Secured Note Indenture and the Secured Note Security Documents.

1.112 “Secured Notes” means those certain 9.25% senior secured notes issued by the Debtor pursuant to the Secured Note Indenture.

1.113 “Secured Note Indenture” means that certain Indenture by and among the Debtor and the Secured Note Indenture Trustee, dated as of December 1, 2004, pursuant to which the Debtor issued the Secured Notes.

1.114 “Secured Note Indenture Trustee” means Deutsche Bank Trust Company Americas, in its capacity as successor trustee under the Secured Note Indenture.

1.115 “Secured Note Security Documents” means, as defined in the Secured Note Indenture, the Security Agreement, the First Preferred Fleet Mortgage, the Real Estate Mortgage, the Assignment of Insurances, and the Assignment of Earnings, each as entered into between the Debtor and the Secured Note Indenture Trustee and Congress Financial Corporation (Florida) as agent, together with any grants or transfers for security executed and delivered by the Debtor or any other obligor creating, or purporting to create, a lien upon collateral in favor of the Secured Note Indenture Trustee for the benefit of the holders of the Secured Notes, in each case as amended, modified, supplemented, renewed, restated or replaced from time to time.

1.116 “Security” shall have the meaning ascribed to it in Section 101(49) of the Bankruptcy Code.

1.117 “Tranche 1 Warrants” means up to, in the aggregate 12,0983 warrants to be issued under the terms of the Plan, which would enable the holders thereof to acquire, in the aggregate, a number of shares of New Common Stock (subject to dilution on a pari passu basis with all other holders of New Common Stock upon the

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The share amounts above assume a 2,500:1 reverse split using 12,103,000 as the current number of outstanding shares. The Debtor’s management and financial advisors are currently verifying the figure, and will update if necessary.

issuance of any shares of stock granted pursuant to the New Management Incentive Plan and upon the exercise of Tranche 2 Warrants) which maximum number assumes no cash payments of $0.15 per share are made pursuant to subsection 9(b) of Article III.E. hereto; such Tranche 1 Warrants would be exercisable over a five-year period, in cash or by means of cashless exercise, at an exercise price implied by a total equity value of the New Common Stock of $41.5 million (such exercise price to be adjusted for certain events).

1.118 “Tranche 2 Warrants” means up to, in the aggregate, 8,9724 warrants to be issued under the terms of the Plan, which would enable the holders thereof to acquire, in the aggregate, a number of shares of New Common Stock (subject to dilution on a pari passu basis with all other holders of New Common Stock upon the issuance of any shares of stock granted pursuant to the New Management Incentive Plan) which maximum number assumes no cash payments of $0.15 per share are made pursuant to subsection 9(b) of Article III.E hereto; such Tranche 2 Warrants would be exercisable over a five-year period, in cash or by means of cashless exercise, at an exercise price implied by a total equity value of the New Common Stock of $92.5 million (such exercise price to be adjusted for certain events).

1.119 “Unimpaired” means, with reference to a Class of Claims or Interest or any Claims or Interests in such Class, a Class, Claim or Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.120 “Unsecured Claims Amount” means the aggregate amount of all Allowed Class 8: General Unsecured Claims.

1.121 “Wells Adequate Protection Order” means the Agreed Order Between the Debtor and Wells Fargo Bank, N.A., Regarding Adequate Protection, dated November 18, 2011 [Docket No. 40].

1.122 “Wells Revolver Collateral” means the property securing the Wells Revolving Loan Agreement.

1.123 “Wells Revolving Loan Agent” means Wells Fargo Bank, National Association, in its capacity as agent, under the Wells Revolving Loan Agreement.

1.124 “Wells Revolving Loan Agreement” means that certain Loan and Security Agreement, dated April 23, 2004, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among the Debtor and the Wells Revolving Loan Agent, and the financial institutions party thereto as lenders.

1.125 “Wells Term Loan Agent” means Wells Fargo Bank, National Association, in its capacity as agent, under the Wells Term Loan Agreement.

1.126 “Wells Term Loan Agreement” means that certain Term Loan and Security Agreement, dated June 14, 2007, as amended, restated, supplemented or otherwise modified as of the date hereof, by and among the Debtor and the Wells Term Loan Agent, and the financial institutions party thereto as lenders.

1.127 “Wells Term Loan Collateral” means the property securing the Wells Term Loan Agreement.

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The share amounts above assume a 2,500:1 reverse split using 12,103,000 as the current number of outstanding shares. The Debtor’s management and financial advisors are currently verifying the figure, and will update if necessary.

C.	Rules of Interpretation

In the Plan (a) any reference to a contract, instrument, release, indenture or other agreement or document as being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or on such terms and conditions, (b) any reference to an existing document or exhibit filed or to be filed means such document or exhibit as it may have been or may be amended, modified or supplemented, (c) unless otherwise specified, all references to Sections, Articles, Schedules and Exhibits are references to Sections, Articles, Schedules and Exhibits of or to the Plan, (d) the words “herein” and “hereto” refer to the Plan in its entirety rather than to a particular portion of the Plan, (e) captions and headings to Articles and Sections are for convenience of reference only and are not intended to be a part of or to affect the interpretation of the Plan, and (f) the rules of construction in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

The Plan is the product of extensive discussions between and among, inter alia, the Debtor, each of the Majority Secured Noteholders, and the DIP Lenders. Each of the foregoing was or had the opportunity to be represented by counsel and either (a) participated in the formulation and documentation of or (b) was afforded the opportunity to review and provide comments on the Plan, the Disclosure Statement, and the documents ancillary thereto. Accordingly, the general rule of contract construction known as “contra preferentem” shall not apply to the construction or interpretation of any provision of this Plan, the Disclosure Statement, or any contract, instrument, release, exhibit, or other agreement or document generated in connection herewith.

D.	Computation of Time

In computing any period of time prescribed or allowed by the Plan, the provisions of Bankruptcy Rule 9006(a) shall apply.

E.	Exhibits

All exhibits (as amended from time to time following their initial filing with the Bankruptcy Court with the consent of each of the Majority Secured Noteholders) are incorporated into and are a part of the Plan as if set forth in full herein, and, to the extent not attached hereto, such exhibits shall be filed with the Bankruptcy Court as part of the Plan Supplement. To the extent any exhibit contradicts the non-exhibit portion of the Plan, unless otherwise ordered by the Bankruptcy Court the non-exhibit portion of the Plan shall control.

ARTICLE II

TREATMENT OF UNCLASSIFIED CLAIMS

In accordance with section 1123(a)(1) of the Bankruptcy Code, DIP Facility Claims, Administrative Claims and Priority Tax Claims are not classified and holders of such Claims are not entitled to vote on the Plan.

A.	DIP Facility Claims

On the Effective Date or on another date as expressly agreed to by the DIP Lenders, the DIP Lenders shall receive, in full satisfaction, settlement, release and discharge of and in exchange for their Allowed DIP Facility Claim: (i) Cash equal to the full amount of the DIP Lender’s share of the Allowed DIP Facility Claim; or (ii) such other treatment as to which the Debtor and the DIP Lenders agree upon in writing, and all commitments under the DIP Facility Agreement shall terminate, except for the payment of the DIP Lenders’ fees as provided in Article XII below.

B.	Administrative Claims

Each holder of an Allowed Administrative Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for its Administrative Claim, on the later of (i) the Initial Distribution Date, (ii) the next Distribution Date following an order allowing the Administrative Claim, or such other time as set forth in such order, (iii) the date on which its Administrative Claim becomes payable under any agreement with the Debtor relating thereto, (iv) in respect of liabilities incurred in the ordinary course of business, the date upon which such liabilities are payable in the ordinary course of the Debtor’s business, consistent with past practice or (v) such other date as may be agreed upon between the holder of such Allowed Administrative Claim, the Debtor or the Reorganized Debtor, as the case may be, and each of the Majority Secured Noteholders, Cash equal to the unpaid portion of its Allowed Administrative Claim.

C.	Priority Tax Claims

Provided that a Priority Tax Claim has not been paid prior to the Effective Date, on, or as soon as reasonably practicable after, the Distribution Date immediately following the date a Priority Tax Claim becomes an Allowed Priority Tax Claim, a holder of an Allowed Priority Tax Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, in accordance with section 1129(a)(9)(C) of the Bankruptcy Code, regular installment payments in Cash over a period ending not later than five (5) years after the Petition Date of a total value, as of the Effective Date, equal to the Allowed amount of such Priority Tax Claim, or (ii) such other treatment as to which such holder and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consent. The Debtor reserves the right to prepay at any time under this option.

ARTICLE III

CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS

A.	Introduction

The Plan places all Claims and Interests, except unclassified claims provided for in Article II, in the Classes listed below. A Claim or Interest is placed in a particular Class only to the extent that it falls within the description of that Class, and is classified in other Classes to the extent that any portion thereof falls within the description of other Classes.

B.	Summary of Classified Claims and Interests

Class	Impaired/Unimpaired; Entitlement to Vote
Class 1: Wells Term Loan Secured Claims	Unimpaired: Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote.

Class 2: Wells Revolver Loan Secured Claims	Unimpaired: Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote.

Class 3: MARAD 6.52% Bond Claims	Impaired: Entitled to vote to accept or reject the Plan.

Class 4: MARAD 7.07% Bond Claims	Impaired: Entitled to vote to accept or reject the Plan

Class 5: Secured Note Claims	Impaired: Entitled to vote to accept or reject the Plan

Class 6: Miscellaneous Secured Claims	Unimpaired: Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote.

Class 7: Other Priority Claims	Unimpaired: Conclusively presumed to have accepted the Plan and, therefore, not entitled to vote.

Class 8: General Unsecured Claims	Impaired: Entitled to vote to accept or reject the Plan.

Class 9: Old Common Interests	Impaired: Conclusively presumed to have rejected the Plan and, therefore, not entitled to vote.

C.	Acceptance by Impaired Class

All Classes of Claims are Impaired, except Class 1: Wells Term Loan Secured Claims, Class 2: Wells Revolver Loan Secured Claims, Class 6: Miscellaneous Secured Claims and Class 7: Other Priority Claims. Any one of the Impaired Classes of Claims shall have accepted the Plan if (i) the holders of at least two-thirds in amount of the Allowed Claims actually voting in such Impaired Class have voted to accept the Plan and (ii) the holders of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept the Plan, in each case not counting the vote of any insider or any holder whose vote is designated under section 1126(e) of the Bankruptcy Code.

Class 9: Old Common Interests is Impaired under the Plan and shall be deemed to have rejected the Plan.

D.	Cramdown

To the extent necessary, the Debtor will request confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Debtor reserves the right to modify the Plan to the extent, if any, that confirmation pursuant to section 1129(b) of the Bankruptcy Code requires modification, in form and substance acceptable to each of the Majority Secured Noteholders and the DIP Lenders.

E.	Treatment of Classes

Pursuant to the terms of the Plan, each of the holders of Claims and Interests in Classes 1 through 9 will receive the treatment described below.

1.	Class 1: Wells Term Loan Secured Claims

a. Claims in Class: Class 1 consists of all Allowed Wells Term Loan Secured Claims.

b. Treatment: The legal, equitable and contractual rights of the holder of Wells Term Loan Secured Claims are Unimpaired by the Plan. In full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed Wells Term Loan Secured Claims, on the Effective Date (or as soon thereafter as is practicable) the holder of any Allowed Wells Term Loan Secured Claims shall receive either (i) Cash in the full amount of such Allowed Wells Term Loan Claims, including any unpaid postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code or (ii) such other no more favorable treatment as to which the holder of Wells Term Loan Secured Claims and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consents.

2.	Class 2: Wells Revolver Secured Claims

a. Claims in Class: Class 2 consists of all Allowed Wells Revolver Secured Claims.

b. Treatment: The legal, equitable and contractual rights of the holder of Wells Revolver Secured Claims are Unimpaired by the Plan. In full satisfaction, settlement, release, and discharge of, and in exchange for, the Allowed Wells Revolver Secured Claims, on the Effective Date (or as soon thereafter as is practicable) the holder of any Allowed Wells Revolver Secured Claims shall receive either (i) Cash in the full amount of such Allowed Wells Revolver Secured Claims, including any unpaid postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code or (ii) such other no more favorable treatment as to which the holder of Wells Term Loan Secured Claims and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consents.

3.	Class 3: MARAD 6.52% Bond Claims

a. Claims in Class: Class 3 consists of all Allowed MARAD 6.52% Bond Claims.

b. Treatment: The legal, equitable and contractual rights of the holders of MARAD 6.52% Bond Claims are Impaired by the Plan. On the Effective Date, at the election of the holders of MARAD 6.52% Bond Claims, either (i) the MARAD 6.52% Indenture shall be Reinstated, except to the extent that such Indenture requires the MARAD Agent to consent to a second priority lien and a third priority lien being placed on the MARAD Collateral, and the MARAD 6.52% Bond Claims shall be paid in accordance with the terms and conditions of the MARAD 6.52% Indenture, or (ii) if the requisite number of holders of MARAD 6.52% Bond Claims exercise their right to make the Premium Waiver Election by checking the applicable box on the Ballot, the MARAD 6.52% Bond Claims shall be paid in full. The form of intercreditor agreement that will govern the second and third priority liens being placed on the MARAD Collateral shall be substantially in the form attached hereto as Exhibit A-3, the final form of which shall be acceptable to each of the Majority Secured Noteholders.

4.	Class 4: MARAD 7.07% Bond Claims

a. Claims in Class: Class 4 consists of all Allowed MARAD 7.07% Bond Claims.

b. Treatment: The legal, equitable and contractual rights of the holders of MARAD 7.07% Bond Claims are Impaired by the Plan. On the Effective Date, at the election of the holders of MARAD 7.07% Bond Claims, either (i) the MARAD 7.07% Indenture shall be Reinstated, except to the extent that such Indenture requires the MARAD Agent to consent to a second priority lien and a third priority lien being placed on the MARAD Collateral, and the MARAD 7.07% Bond Claims shall be paid in accordance with the terms and conditions of the MARAD 7.07 Indenture, or (ii) if the requisite number of holders of MARAD 7.07% Bond Claims exercise their right to make the Premium Waiver Election by checking the applicable box on the Ballot, the MARAD 7.07% Bond Claims shall be paid in full. The form of intercreditor agreement that will govern the second and third priority liens being placed on the MARAD Collateral shall be substantially in the form attached hereto as Exhibit A-3, the final form of which shall be acceptable to each of the Majority Secured Noteholders.

5.	Class 5: Secured Note Claims

a. Claims in Class: Class 5 consists of all Allowed Class 5: Secured Note Claims.

b. Treatment: The legal, equitable, and contractual rights of the holders of the Class 5: Secured Note Claims are Impaired by the Plan. Unless the holder of the Class 5: Secured Note Claim and the Debtor agree to a different treatment, to which each of the Majority Secured Noteholders consents, on the Effective Date, each holder of an Allowed Class 5: Secured Note Claim shall receive that holder’s Pro Rata share of the New Class 5 Secured Note. The Allowed Noteholder Deficiency Claim shall receive such treatment as set forth in Class 8: General Unsecured Claims below.

6.	Class 6: Miscellaneous Secured Claims

a. Claims in Class: Class 6 consists of all Allowed Class 6: Miscellaneous Secured Claims. The Allowed Class 6: Miscellaneous Secured Claims shall be deemed to have been classified into separate subclasses within Class 6 to the extent such claims are secured by different collateral.

b. Treatment: The legal, equitable, and contractual rights of the holders of Allowed Class 6: Miscellaneous Secured Claims are Unimpaired by the Plan. Unless the holder of such claim and the Debtor agree to a different treatment, to which each of the Majority Secured Noteholders consents, on the Effective Date, each holder of an Allowed Class 6: Miscellaneous Secured Claim shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Class 6: Miscellaneous Secured Claim, either (i) Cash from the Miscellaneous Secured Reserve in the full amount of such Allowed Class 6: Miscellaneous Secured Claim, including any postpetition interest accrued pursuant to section 506(b) of the Bankruptcy Code, (ii) the proceeds of the sale or disposition of the collateral securing such Allowed Class 6: Miscellaneous Secured Claim to the extent of the value of the holder’s secured interest in such collateral, (iii) the collateral securing such Allowed Class 6: Miscellaneous Secured Claim and any interest on such Allowed Class 6: Miscellaneous Secured Claim required to be paid pursuant to section 506(b) of the Bankruptcy Code, or (iv) such other distribution as necessary to satisfy the requirements of section 1129 of the Bankruptcy Code. If the claim of a holder of such Allowed Class 6: Miscellaneous Secured Claim exceeds the value of the collateral that secures it, such holder will have a Class 6: Miscellaneous Secured Claim equal to the collateral’s value and a Class 8: General Unsecured Claim for the deficiency.

7.	Class 7: Other Priority Claims

a. Claims in Class: Class 7 consists of all Allowed Other Priority Claims.

b. Treatment: The legal, equitable and contractual rights of the holders of Other Priority Claims are Unimpaired by the Plan. On the Effective Date, each holder of an Allowed Other Priority Claim shall receive, in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Priority Claim, (i) Cash in an amount equal to the aggregate principal amount of the unpaid portion of such Allowed Other Priority Claim, or (ii) such other no more favorable treatment as to which such holder and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consents.

8.	Class 8: General Unsecured Claims

a. Claims in Class: Class 8 consists of all Allowed Class 8: General Unsecured Claims.

b. Treatment: The legal, equitable and contractual rights of the holders of Class 8: General Unsecured Claims are Impaired by the Plan.

If Class 8: General Unsecured Claims accepts the Plan, on the Effective Date (or as soon thereafter as is practicable), each holder of an Allowed Class 8: General Unsecured Claim, other than the holders of Allowed Noteholder Deficiency Claims, shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for such Allowed Class 8: General Unsecured Claim, either (i) its Pro Rata share of the General Unsecured Reserve, initially funded in an amount of $3.5 million, or (ii) such other no more favorable treatment as to which such holder and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consents. In the event that Class 8: General Unsecured Claims accepts the Plan, but each holder of an Allowed Class 8: General Unsecured Claim (other than holders of the Allowed Noteholder Deficiency Claims) receives a distribution of less than 85% of its Allowed Claim, then each holder of an Allowed Class 8: General Unsecured Claim, other than the holders of an Allowed Noteholder Deficiency Claim, shall receive, subject to Article V.D hereof (providing that no fractional New Common Stock shares shall be issued or distributed), such holder’s Pro Rata share of (x) 4,841 shares of New Common Stock; (y) for each share of New Common Stock so issued, 2.272 Tranche 1 Warrants; and (z) for each share of New Common Stock so issued, 1.685 Tranche 2 Warrants ((x),(y), and (z) of this clause collectively, the “Equity Consideration”); provided that each unit of Equity Consideration shall not be separable, so that the New Common Stock and the New Warrants comprising such units shall not be separately conveyed.

If Class 8: General Unsecured Claims accepts the Plan, and a particular holder of an Allowed Class 8: General Unsecured Claim votes to accept the Plan, any and all potential Avoidance Actions against such holder shall be waived.

Further, if Class 8: General Unsecured Claims accepts the Plan, each holder of an Allowed Class 8: General Unsecured Claim in an amount less than $10,000 who votes to accept the Plan may elect to receive 75% of such Allowed Claim amount in Cash on the Effective Date or as soon as practicable thereafter in lieu of any other recovery provided for under the Plan, provided that no objection to such Claim is filed on or before the Effective Date. In the event that a holder of an Allowed Class 8: General Unsecured Claim has made such an election, the holder foregoes any potential for a higher recovery on such Allowed Class 8: General Unsecured Claim.

If Class 8: General Unsecured Claims rejects the Plan, on the Effective Date (or as soon thereafter as is practicable) each holder of an Allowed Class 8: General Unsecured Claim, other than the holders of an Allowed Noteholder Deficiency Claim, shall receive, in full satisfaction, settlement, release, and discharge of, and in exchange for, such Allowed Class 8: General Unsecured Claim, either (i) its Pro Rata share of (a) the General Unsecured Reserve, initially funded in an amount of $2 million, and (b) subject to Article V.D hereof (providing that no fractional New Common Stock shares shall be issued or distributed), the Equity Consideration; or (ii) such other no more favorable treatment as to which such holder and the Debtor shall have agreed upon in writing and as to which each of the Majority Secured Noteholders consents.

Regardless of whether the Plan has been accepted or rejected by Class 8: General Unsecured Claims, if the holders of the Allowed Class 8: General Unsecured Claims, other than the holders of an Allowed Noteholder Deficiency Claim, are paid in full, any excess Cash shall be returned to the operating accounts of the Reorganized Debtor.

The holders of the Allowed Noteholder Deficiency Claims shall be deemed to waive their right to participate in any distribution from the General Unsecured Reserve or receive Equity Consideration and instead will receive that holder’s Pro Rata share of 48,950 shares of the outstanding shares of New Common Stock, which shall be subject to (i) ratable dilution of up to 5% upon the issuance of any shares of stock granted pursuant to the New Management Incentive Plan and (ii) further dilution upon the exercise of the New Warrants.

9.	Class 9: Old Common Interests

a. Interests in Class: Class 9 consists of all Allowed Old Common Interests of the Debtor.

b. Treatment: The legal, equitable and contractual rights of the holders of Old Common Interests are Impaired under the Plan and will receive no recovery. If Class 8: General Unsecured Claims votes to accept the Plan, and the General Unsecured Reserve (which shall include any Cash contribution permitted in Article III.E.8(b) above, excess Cash from the Miscellaneous Secured Reserve, and excess Cash from the Cure Reserve) is adequate to provide a distribution of at least 85% to holders of Allowed Class 8: General Unsecured Claims, then each holder of an Allowed Class 9: Old Common Interest shall elect to receive in full satisfaction, settlement, release, and discharge of, and in exchange for such Interest and on the terms and conditions set forth more fully in the Plan either: (i) a Cash payment of $0.15 per share; or (ii) subject to Article V.D hereof (providing that no fractional New Common Stock shares shall be issued or distributed) such holder’s Pro Rata share of Equity Consideration; provided that each unit of Equity Consideration shall not be separable, so that the New Common Stock and the New Warrants comprising such units shall not be separately conveyed. In the event a holder of an Allowed Class 9: Old Common Interest holds less than 2,500 shares or fails to affirmatively elect either option as set forth in (i) or (ii), such holder will receive a Cash payment of $0.15 per share; and provided further, however, that to the extent a holder of an Allowed Class 9: Old Common Interest elects or otherwise receives the cash payment of $0.15 per share referenced above, such holder’s Pro Rata share of the Equity Consideration shall not be issued to such holder. For the avoidance of doubt, if Class 8: General Unsecured Claims votes to reject the Plan, the holders of Class 9: Old Common Interests will receive no recovery.

F.	Allowed Claims

Notwithstanding any provision herein to the contrary, the Debtor and/or the Reorganized Debtor, shall only make distributions to holders of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim. For avoidance of doubt, on the Effective Date, the Class 5: Secured Note Claims and the Noteholder Deficiency Claim shall be deemed Allowed in an amount of at least $86.3 million, which final Allowed amount will be agreed to and included in the Confirmation Order and shall not be subject to any avoidance, reductions, setoff, offset, recoupment, recharacterization, subordination (whether contractual, equitable, or otherwise), counterclaims, cross-claims, defenses, disallowance, impairment, objection, or any other challenges under any applicable law or regulation.

G.	Postpetition Interest

In accordance with section 502(b)(2) of the Bankruptcy Code, the amount of all Claims against the Debtor shall be calculated as of the Petition Date. Except as otherwise explicitly provided herein, in an order of the Bankruptcy Court or in a section of the Bankruptcy Code, no holder of a Claim shall be entitled to or receive Postpetition Interest.

H.	Special Provision Regarding Unimpaired Claims

Except as otherwise provided in the Plan, and to the extent permitted by the Bankruptcy Code, nothing shall affect the Debtor’s rights and defenses, both legal and equitable, with respect to any Unimpaired Claim (including Claims that are Allowed pursuant to the Plan), including, without limitation, all rights with respect to legal and equitable defenses to setoffs or recoupments against Unimpaired Claims, and the Debtor’s failure to object to such Claims in the Chapter 11 Case shall be without prejudice to the Reorganized Debtor’s right to contest or defend against such Claims in (i) any appropriate non-bankruptcy forum as if such Chapter 11 Case had not been commenced or (ii) the Bankruptcy Court (such forum to be selected at the Debtor’s or the Reorganized Debtor’s option).

ARTICLE IV

MEANS FOR IMPLEMENTATION OF THE PLAN

A.	Exit Facility

A form of the Exit Facility Credit Agreement, the terms and conditions of which shall be acceptable to each of the Majority Secured Noteholders, the DIP Lenders and the Exit Lenders, shall be contained in the Plan Supplement. The Reorganized Debtor may use the Exit Facility for any purpose permitted by the governing documents, including the funding of obligations under the Plan and satisfaction of ongoing working capital needs. Cash payments to be made on the Effective Date under the Plan shall be funded by Cash on hand and borrowing under the Exit Facility.

Confirmation of the Plan shall constitute approval of the Exit Facility and all transactions contemplated thereby, including any supplementation or additional syndication of the Exit Facility, and all actions to be taken, undertakings to be made and obligations to be incurred by the Reorganized Debtor in connection therewith, including the payment of all fees, indemnities and expenses provided for therein and authorization for the Reorganized Debtor to enter into and execute the Exit Credit Facility Agreement and such other documents as may be required or appropriate. On the Effective Date, the Exit Facility, together with new promissory notes evidencing the obligation of the Reorganized Debtor thereunder, and all other documents, instruments, mortgages, and agreements to be entered into, delivered, or confirmed thereunder, the final forms of which shall be acceptable to each of the Majority Secured Noteholders, the DIP Lenders and the Exit Lenders, shall become effective. The obligations incurred by the Reorganized Debtor pursuant to the Exit Facility and related documents shall be paid as set forth in the Exit Credit Facility Agreement and related documents.

As of the Effective Date, the Exit Credit Facility Agreement shall constitute a legal, valid, binding, and authorized obligation of the Reorganized Debtor, enforceable in accordance with its terms. The financial accommodations to be extended pursuant to the Exit Credit Facility Agreement are being extended, and shall be deemed to have been extended, in good faith, for legitimate business purposes, are reasonable, and the Reorganized Debtor’s obligations thereunder shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever, and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any other applicable non-bankruptcy law. On the Effective Date, all of the Liens and security interests to be granted in accordance with the Exit Credit Facility Agreement (i) shall be deemed to be approved, (ii) shall be legal, binding, and enforceable Liens on, and security interests in, the Collateral granted thereunder in accordance with the terms of the Exit Credit Facility Agreement, (iii) shall be deemed perfected, subject only to such Liens and security interests as may be permitted under the Exit Credit Facility Agreement, and (iv) shall not be subject to avoidance, recharacterization, or subordination (including equitable subordination) for any purposes whatsoever and shall not constitute preferential transfers, fraudulent conveyances, or other voidable transfers under the Bankruptcy Code or any applicable non-bankruptcy law. The Reorganized Debtor and the Persons granted such Liens and security interests are authorized to make all filings and recordings, and to obtain all governmental approvals and consents necessary to establish and perfect such liens and security interests under the provisions of the applicable state, federal, or other law (whether domestic or foreign) that would be applicable in the absence of the Plan and the Confirmation Order (it being understood that perfection shall occur automatically by virtue of the entry of the Confirmation Order, and any such filings, recordings, approvals, and consents shall not be required), and will thereafter cooperate to make all other filings and recordings that otherwise would be necessary under applicable law to give notice of such Liens and security interests to third parties. To the extent that any holder of a Claim secured by a Lien (regardless of whether such Lien was properly perfected or whether there is any economic value to such Lien or whether such Claim is a Secured Claim) that has been satisfied or discharged in full pursuant to the Plan, or any agent for such holder, has filed or recorded publicly any Liens and/or security interests to secure such holder’s Secured Claim, then as soon as practicable on or after the Effective Date, pursuant to Article IV of the Plan, such holder (or the agent for such holder) shall take any and all steps requested by the Debtor, the Reorganized Debtor or any administrative agent under the Exit Credit Facility Agreement to file or record any necessary documents or take any other necessary steps to cancel and/or extinguish such publicly-filed Liens and/or security interests, and the Reorganized Debtor and any administrative agent under the Exit Credit Facility Agreement are authorized to file or record any necessary documents or take any other necessary steps to cancel and/or extinguish such publicly-filed Liens and/or security interests. In each case all costs and expenses in connection therewith will be paid by the Reorganized Debtor.

Notwithstanding anything to the contrary in the Plan, the Bankruptcy Court’s retention of jurisdiction shall not apply to the enforcement of the loan documentation executed in connection with the Exit Credit Facility Agreement or any rights or remedies related thereto.

B.	Issuance of New Class 5 Secured Note

As soon as reasonably practicable after the Effective Date, the Reorganized Debtor shall issue the New Class 5 Secured Note to the New Secured Note Indenture Trustee for the benefit of all holders of Allowed Secured Note Claims.

C.	Issuance of New Common Stock

On or as soon as reasonably practicable after the Effective Date, the Reorganized Debtor shall issue the New Common Stock. The Reorganized Debtor shall issue 48,950 shares of New Common Stock to the holders of Allowed Noteholder Deficiency Claims, and up to 4,841 shares of New Common Stock (as part of units of Equity Consideration including Tranche 1 Warrants and Tranche 2 Warrants) to the holders of either Allowed Class 8: General Unsecured Claims, other than the holders of Allowed Noteholder Deficiency Claims, or Allowed Old Common Interests. The issuance of the New Common Stock pursuant to distributions under the Plan shall be authorized under section 1145 of the Bankruptcy Code as of the Effective Date without further act or action by any Person, except as may be required by the Corporate Governance Documents of the Reorganized Debtor, or applicable law, regulation, order or rule; and all documents evidencing same shall be executed and delivered as provided for in the Plan or the Plan Supplement. The New Common Stock and Equity Consideration consisting of New Common Stock and New Warrants, will be subject to certain restrictions on transferability as set forth in the stockholders agreement discussed in Article VIII of the Plan, and each unit of Equity Consideration shall trade as a unit together for the full term of the New Warrants.

As soon as it is determined that each holder of an Allowed Class 8: General Unsecured Claim, other than the holders of Allowed Noteholder Deficiency Claims, shall receive a distribution of 85% or greater on its Allowed Class 8: General Unsecured Claim, an Election Notice shall be sent to each holder of Allowed Class 9: Old Common Interests notifying such holder of its right to receive a distribution pursuant to the Plan. The Election Notice will allow each holder of an Allowed Class 9: Old Common Interest to elect, as described in Article III.E.9(b), either: (i) cash payment of $0.15 per share; or (ii) its Pro Rata share of the Equity Consideration. If a holder of an Allowed Class 9: Old Common Interest holds less than 2,500 shares, such holder will receive a cash payment of $0.15 per share.

As soon as it is determined that each holder of an Allowed Class 8: General Unsecured Claim, other than the holders of Allowed Noteholder Deficiency Claims, shall receive a distribution of less than 85% on its Allowed Class 8: General Unsecured Claims, a No Distribution Notice shall be sent to each holder of an Allowed Class 9: Old Common Interest, notifying such holder that it will not receive a distribution under the Plan and providing notice of the Cash shortfall causing each holder of an Allowed Class 8: General Unsecured Claim, other than the holders of Allowed Noteholder Deficiency Claims, to receive a distribution of less than 85% on its Allowed Class 8: General Unsecured Claim.

One member of the Committee and its counsel shall be appointed to oversee the distributions to holders of Allowed Class 8: General Unsecured Claims until the later of: (a) the date the Election Notice has been sent; and (b) thirty (30) days after the date of mailing the No Distribution Notice. The Committee shall appoint such Committee member and counsel to oversee distributions and any fees and expenses of the Committee member and its counsel shall be limited to reasonable fees and expenses not to exceed a total of $2,000 per month.

Nothing in the preceding paragraphs shall affect the rights of holders of Allowed Noteholder Deficiency Claims from receiving, on the Effective Date, or as soon as practicable thereafter, that holder’s Pro Rata share of 48,950 shares of New Common Stock, as described in Article III.E.8(b) above.

D.	Issuance of New Warrants

Subject to the provisions described above in Article IV.C., as soon as reasonably practicable after the Effective Date, the Reorganized Debtor shall issue the New Warrants to the holders of either Allowed Class 8: General Unsecured Claims, other than the holders of an Allowed Noteholder Deficiency Claim, or Allowed Old Common Interests. The New Warrants shall be issued in the form set forth in the Plan Supplement and as part of a unit of Equity Consideration; each unit shall not be separable, so that the New Common Stock and the New Warrants shall not be separately conveyed. Specific terms of the New Warrants will be set forth in the respective forms of warrant agreements, the final forms of which shall be acceptable to each of the Majority Secured Noteholders. The New Warrants’ respective strike prices per New Common Stock are subject to increase based on the number of holders of Old Common Interests that elect to or otherwise receive a cash payment of $0.15.

E.	New Management Incentive Plan

As soon as reasonably practicable after the Effective Date, the board of directors of the Reorganized Debtor may adopt the New Management Incentive Plan, the final form of which shall be acceptable to each of the Majority Secured Noteholders. Up to 5% of the New Common Stock may be reserved for issuance pursuant to the New Management Incentive Plan. Also, the following amounts of New Warrants shall be authorized and reserved for issuance pursuant to the New Management Incentive Plan (which amounts of New Warrants are in addition to the New Warrants actually issued to either the holders of Allowed Class 9: Old Common Interests or Allowed Class 8: General Unsecured Claims, other than the holders of Allowed Noteholder Deficiency Claims): (a) an amount of additional Tranche 1 Warrants equal to 10% of the Tranche 1 Warrants that are actually issued to either the holders of Allowed Class 9: Old Common Interests or Allowed Class 8: General Unsecured Claims, other than the holders of Allowed Noteholder Deficiency Claims, and (b) an amount of additional Tranche 2 Warrants equal to 10% of the Tranche 2 Warrants that are actually issued either to holders of Allowed Class 9: Old Common Interests or Allowed General Unsecured Claims, other than the holders of Allowed Noteholder Deficiency Claims.

F.	Cancellation of Agreements, Notes and Old Equity Interests

On, or as soon as reasonably practicable after the Effective Date, the Secured Notes, Old Common Interests and any other promissory notes, share certificates, whether for preferred or common stock (including treasury stock), other instruments evidencing any Claims or Interests, including, but not limited to the Secured Note Indenture and the Secured Note Security Documents, and all options, warrants, calls, rights, puts, awards and commitments shall be deemed cancelled and of no further force and effect, without any further act or action under any applicable agreement, law, regulation, order, or rule, and the obligations of the Debtor under the notes, share certificates, and other agreements and instruments governing such Claims and Interests shall be released; provided, however, that certain instruments, documents, and credit agreements, including, but not limited to the Secured Note Indenture and the Secured Note Security Documents shall continue in effect solely for the purposes of (i) allowing the agents to make distributions to the beneficial holders and lenders hereunder, (ii) allowing the agents and the Secured Note Indenture Trustee to perform all necessary administrative functions relating thereto, (iii) allowing beneficial holders to receive distributions under the Plan, and (iv) permitting the Secured Note Indenture Trustee to maintain and assert its charging lien for reasonable compensation, disbursements, advances and expenses, including the reasonable compensation, disbursements and expenses of the Secured Note Indenture Trustee’s agents and counsel, and the Secured Note Indenture Trustee’s predecessor and its counsel, pursuant to Section 7.07 of the Secured Note Indenture, including as against any amounts received pursuant to the Adequate

Protection Order. After the Effective Date, except as otherwise set forth herein, the Secured Note Indenture Trustee shall be discharged as trustee under the Secured Note Indenture, the Secured Note Security Documents and any other document in connection with the Secured Notes and shall no longer have any obligations to any party, including but not limited to, the holders of the Secured Notes.

If the record holder of notes, securities, debenture or other evidence of indebtedness is DTC or its nominee or another security depository or custodian thereof, and such notes, securities, debentures or other evidence of indebtedness are represented by a global security held by or on behalf of DTC or such other securities depository or custodian, then the beneficial holders of such notes, securities, debentures, or other evidence of indebtedness shall be deemed to have surrendered their respective note, security, debenture of other evidence of indebtedness upon surrender of such global security by DTC or such other securities depository or custodian thereof.

G.	Continued Existence and Vesting of Assets in the Reorganized Debtor

The Debtor shall continue to exist as the Reorganized Debtor after the Effective Date in accordance with the applicable law for the State of Delaware and pursuant to the Reorganized Debtor Certificate of Incorporation and the Reorganized Debtor Bylaws, each of which shall be in form and substance acceptable to each of the Majority Secured Noteholders and shall be contained in the Plan Supplement.

The Reorganized Debtor’s Corporate Governance Documents shall include a provision prohibiting the issuance of nonvoting equity securities as required under section 1123(a)(6) of the Bankruptcy Code.

On and after the Effective Date, all property of the Estate, and all Litigation Claims, and any property acquired by the Debtor under or in connection with the Plan, shall vest in the Reorganized Debtor free and clear of all Claims, Interests, Liens, charges, other encumbrances, and interests except as otherwise expressly provided in the Plan. On and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property and compromise or settle any Claims without supervision of or approval by the Bankruptcy Court and free and clear of any restrictions of the Bankruptcy Code or Bankruptcy Rules other than restrictions expressly imposed by the Plan or the Confirmation Order. Without limiting the foregoing, the Reorganized Debtor may pay charges that it incurs on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services without application to the Bankruptcy Court.

H.	Directors and Officers

The board of directors of the Reorganized Debtor (“Board”) shall be initially comprised of seven (7) members, consisting of: (i) three (3) members appointed by Seacor Holdings, Inc.; (ii) one (1) member appointed by Whippoorwill Associates, Inc., (iii) one (1) member appointed by Edge Asset Management, Inc.; (iv) one (1) independent member initially chosen by the Debtor and reasonably acceptable to the Majority Secured Noteholders; and (v) the Reorganized Debtor’s Chief Executive Officer. The identity of each member of the Board shall be announced at or before the Confirmation Hearing.

The Corporate Governance Documents of the Reorganized Debtor shall contain substantially the same Indemnification Provisions in favor of the Board as are contained in the Corporate Governance Documents of the Debtor as of the Petition Date.

I.	Preservation of Rights of Action; Settlement of Litigation Claims

Except as otherwise provided in the Plan, the Confirmation Order or in any document, instrument, release or other agreement entered into in connection with the Plan, in accordance with section 1123(b) of the Bankruptcy Code, all of the Debtor’s Litigation Claims shall vest in the Reorganized Debtor, and the Reorganized Debtor may enforce, sue on, settle or compromise (or decline to do any of the foregoing) any or all of such Litigation Claims with the consent of each of the Majority Secured Noteholders. The failure of the Debtor to specifically list any claim, right of action, suit or proceeding herein or in the Plan Supplement does not, and will not be deemed to, constitute a waiver or release by the Debtor of such claim, right of action, suit or proceeding, and the Reorganized Debtor will retain the right to pursue additional claims, rights of action, suits or proceedings. In addition, at any time after the Petition Date and before the Effective Date, notwithstanding anything in the Plan to the contrary, the Debtor may settle some or all of the Litigation Claims with the approval of the Bankruptcy Court pursuant to Bankruptcy Rule 9019 and the consent of each of the Majority Secured Noteholders. Notwithstanding the above, the Debtor and the Reorganized Debtor waive their right to pursue any and all potential Avoidance Actions against vendors who receive payments under the Order Authorizing Payment of Prepetition Claims of Certain Critical Vendors and Service Providers [Dkt. No. 143].

J.	Establishment of Reserves

1.	Fee Reserve

Under the Plan, the Debtor or the Reorganized Debtor will create and fund the Fee Reserve on the Effective Date (or as soon thereafter as is practicable) in the amount: (a) set forth in the DIP Budget but unpaid through the Effective Date, or in good faith estimated by the Majority Secured Noteholders as unpaid through the Effective Date, and (b) earned but unpaid through the Effective Date by Global Hunter Securities, LLC on account of its restructuring fee; which amount will be used to pay Allowed Fee Claims held by (i) any Professionals working on behalf of the Debtor, (ii) counsel and any advisors to the Committee, (iii) counsel to the Majority Secured Noteholders; (iv) counsel to the DIP Lenders; and (v) the Secured Note Indenture Trustee and its counsel. The Reorganized Debtor will be obligated to pay all such Allowed Fee Claims designated to be paid from the proceeds of the Fee Reserve in excess of the amounts actually deposited in the Fee Reserve. In the event that any Cash remains in the Fee Reserve after payment of all such Allowed Fee Claims, such Cash will be returned to the operating accounts of the Reorganized Debtor.

2.	Miscellaneous Secured Reserve

Under the Plan, the Debtor or the Reorganized Debtor will create and fund the Miscellaneous Secured Reserve on the Effective Date (or as soon thereafter as is practicable) in the amount of $1.3 million, which amount will be used to pay Allowed Miscellaneous Secured Claims. In the event that any Cash remains in the Miscellaneous Secured Reserve after payment of all Allowed Miscellaneous Secured Claims, such Cash shall be deposited into the General Unsecured Reserve.

3.	Cure Reserve

Under the Plan, the Debtor or the Reorganized Debtor will create and fund the Cure Reserve on the Effective Date (or as soon thereafter as is practicable) in the amount of $700,000, which amount will be used to make all Cure Payments with respect to any executory contract or unexpired lease to be assumed under the Plan, as set forth below in Article VII. In the event that any Cash remains in the Cure Reserve after payment of all Cure Payments, such Cash shall be deposited into the General Unsecured Reserve.

4.	General Unsecured Reserve

Under the Plan, the Debtor or the Reorganized Debtor will create and fund the General Unsecured Reserve on the Effective Date (or as soon thereafter as is practicable) in an amount determined by whether the Plan has been accepted or rejected by Class 8: General Unsecured Claims, which amount will be used to pay Allowed Class 8: General Unsecured Claims. Any excess Cash remaining in the Miscellaneous Secured Reserve or Cure Reserve shall be deposited into the General Unsecured Reserve. In the event that any Cash remains in the General Unsecured Reserve after payment of all Allowed Class 8: General Unsecured Claims, such Cash shall be returned to the operating accounts of the Reorganized Debtor.

K.	Effectuating Documents; Further Transactions

The chairman of the board of directors, president, chief executive officer, chief financial officer or any other appropriate officer of the Debtor or the Reorganized Debtor shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions, as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of the Debtor or the Reorganized Debtor shall be authorized to certify or attest to any of the foregoing actions.

L.	Exemption from Certain Transfer Taxes

Pursuant to section 1146(a) of the Bankruptcy Code, the issuance, transfer or exchange of debt and equity securities under the Plan, the making or delivery of any mortgage, deed of trust, or other instrument of transfer under, in furtherance of, or in connection with the Plan shall be exempt from all taxes (including, without limitation, stamp tax or similar taxes) to the fullest extent permitted by section 1146(a) of the Bankruptcy Code, and the appropriate state or local governmental officials or agents shall not collect any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

M.	Release of Liens

Except as otherwise expressly provided herein, the Confirmation Order or in any document, instrument or other agreement created in connection with the Plan, all mortgages, deeds of trust, Liens or, other security interests against the property of the Debtor or the Estate automatically shall be released on the Effective Date, and the holders of such mortgages, deeds of trust, liens, or other security interests shall execute such documents as may be necessary or desirable to reflect or effectuate such releases. The Reorganized Debtor is authorized to file or record any necessary documents or take any other necessary steps to cancel and/or extinguish such publicly filed Liens and/or security interests. In each case, all costs and expenses in connection therewith will be paid by the Reorganized Debtor.

ARTICLE V

PROVISIONS GOVERNING DISTRIBUTIONS

A.	Distributions for Claims and Interests Allowed as of the Effective Date

Except as otherwise provided in the Plan, on the Effective Date or as soon as reasonably practicable thereafter (or if a Claim or Interest is not an Allowed Claim or Interest on the Effective Date, on the date that such a Claim or Interest becomes an Allowed Claim or Interest, on the next Distribution Date or as soon as reasonably practicable thereafter), each holder of an Allowed Claim or Interest against the Debtor shall receive the full amount of the distributions that the Plan provides for Allowed Claims or Interests in the applicable Class and in the manner provided herein. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but shall be deemed to have been completed as of the required date. If and to the extent that there are Disputed Claims, distributions on account of any such Disputed Claims shall be made pursuant to the provisions set forth in Article VI hereof. Except as otherwise provided herein, holders of Claims shall not be entitled to interest, dividends or accruals on the distributions provided for herein, regardless of whether such distributions are delivered on or at any time after the Effective Date.

B.	Disbursing Agent(s)

The Disbursing Agent(s) shall make all distributions required under the Plan (subject to the provisions of Articles II, III and IV hereof); provided, however, that with respect to a holder of a Claim or Interest whose distribution is governed by an agent or other agreement which is administered by an indenture trustee, agent or servicer, such distributions shall be deposited with the appropriate agent or servicer, who shall then deliver such distributions to the holders of Claims or Interests in accordance with the provisions of the Plan and the terms of the relevant indenture or other governing agreement; provided further, however that distributions to the Disbursing Agent (other than the Debtor or the Reorganized Debtor) under the Plan will be deemed payment in full, regardless of whether such agent (other than the Debtor or the Reorganized Debtor) ultimately distributes such distribution to the appropriate Claim or Interest holder; provided further, that unless the Debtor is otherwise informed in writing by the Secured Note Indenture Trustee, the distributions made to holders of the Secured Notes in Class 5 and Class 8 shall not be made to the Secured Note Indenture Trustee for distribution to the beneficial holders of the Secured Notes, although the Secured Note Indenture Trustee shall distribute on the Effective Date, or as soon as reasonably practical thereafter, Pro Rata to the beneficial holders of the Secured Notes, any monies in its possession payable to the holders of the Secured Notes that were paid to the Secured Note Indenture Trustee as adequate protection payments in respect of holders of the Secured Notes pursuant to the Adequate Protection Order, subject to the assertion of the Secured Note Indenture Trustee’s charging lien, as set forth in Section IV.F of the Plan.

Disbursing Agent(s) other than the Debtor, including any agent or servicer or indenture trustee, shall receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services from the Reorganized Debtor on terms acceptable to the Reorganized Debtor. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court. If otherwise so ordered, all costs and expenses of procuring any such bond shall be paid by the Reorganized Debtor.

C.	Means of Cash Payment

Cash payments under the Plan will be in U.S. funds, and will be made, at the option, and in the sole discretion, of the Reorganized Debtor, by (i) checks drawn on or (ii) wire transfers from a domestic bank selected by the Reorganized Debtor. Cash payments to foreign creditors may be made, at the option, and in the sole discretion, of the Reorganized Debtor, in such funds and by such means as are necessary or customary in a particular foreign jurisdiction. Cash payments made pursuant to the Plan in the form of checks issued by the Reorganized Debtor will be null and void if not cashed within 120 days of the date of the issuance thereof. Requests for reissuance of any check will be made directly to the Reorganized Debtor.

For purposes of effectuating Distributions under the Plan, any Claim denominated in foreign currency will be converted to U.S. Dollars pursuant to the applicable published exchange rate in effect on the Petition Date.

D.	Calculation of Distribution Amounts of New Common Stock

No fractional New Common Stock shares shall be issued or distributed under the Plan or by the Reorganized Debtor, or any Disbursing Agent, agent or servicer. Each Person entitled to receive New Common Stock shares shall receive the total number of whole New Common Stock shares to which such Person is entitled. Whenever any distribution to a particular Person would otherwise call for distribution of a fraction of New Common Stock shares, the Reorganized Debtor, or any Disbursing Agent, agent or servicer, shall aggregate all fractional shares (the “Fractional Pool”) and shall thereafter allocate one whole New Common Stock share to Persons who would otherwise be entitled to receive fractional shares in descending order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all whole New Common Stock shares in the Fractional Pool have been allocated. Upon the allocation of a whole New Common Stock share to a Person in respect of the fractional portion of its entitlement, such fractional portion shall be deemed canceled. If two or more Persons are entitled to equal fractional entitlements and the number of Persons so entitled exceeds the number of whole New Common Stock shares which remain to be allocated out of the Fractional Pool, the Reorganized Debtor, or any Disbursing Agent, agent or servicer, after consulting with the Disbursing Agent, shall allocate the remaining whole New Common Stock shares to such holders by random lot or such other impartial method as the Prepetition

Agent and Reorganized Debtor, or any Disbursing Agent, agent or servicer deems fair. Upon the allocation of all of the whole New Common Stock shares in the Fractional Pool, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect. No New Common Stock shares will be issued and no other property will be distributed under the Plan or by the Reorganized Debtor, or any Disbursing Agent, agent or servicer on account of entitlements to a fractional New Common Stock share which fall below a threshold level to be entitled to the allocation of a whole New Common Stock share out of the Fractional Pool in respect of fractional entitlements as described above. Accordingly, a Person who otherwise would be entitled to receive a distribution of a fractional New Common Stock share will not receive any such distribution if such Person’s fractional entitlement is less than the fractional entitlement that results in a distribution from the Fractional Pool.

E.	Application of Distribution Record Date

At the close of business on the Distribution Record Date, the claims registers for all Claims shall be closed, and there shall be no further changes in the record holders of Claims. Except as provided herein, the Reorganized Debtor, the Disbursing Agent, and each of their respective agents, successors, and assigns shall have no obligation to recognize any transfer of Claims occurring after the Distribution Record Date and shall be entitled instead to recognize and deal for all purposes hereunder with only those record holders stated on the claims registers as of the close of business on the Distribution Record Date irrespective of the number of Distributions to be made under the Plan to such Persons or the date of such Distributions.

F.	Delivery of Distributions; Undeliverable or Unclaimed Distributions

Distributions to holders of Allowed Claims and Interests shall be made by the Disbursing Agent (i) at each holder’s address set forth in the Debtor’s books and records, unless such address is superseded by a proof of claim or interest or transfer of claim filed pursuant to Bankruptcy Rule 3001, (ii) at the address in any written notice of address change delivered to the Disbursing Agent, or (iii) in the case of any prepetition indebtedness, at the addresses set forth in the respective agents’ system. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made, unless and until the Disbursing Agent or the Prepetition Agent is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made through the Disbursing Agent shall be returned to the Reorganized Debtor until such distributions are claimed. The Prepetition Agent and/or Disbursing Agent shall deliver any non-deliverable Cash and/or New Common Stock to the Reorganized Debtor no later than ten (10) Business Days following the first anniversary of the Effective Date. All claims for undeliverable distributions must be made within one year after the Effective Date, after which date the claim of any holder or successor to such holder with respect to such property will be discharged and forever barred. In such cases, any Cash for distribution on account of or in exchange for unclaimed or undeliverable distributions shall become property of the Reorganized Debtor free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary. Any New Common Stock held for distribution on account of such Claim or Interest shall be canceled and of no further force or effect. Nothing contained in the Plan shall require any Disbursing Agent, including, but not limited to, the Reorganized Debtor, or the Prepetition Agents to attempt to locate any holder of an Allowed Claim or Interest.

G.	Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, the Reorganized Debtor, the Disbursing Agent and the Prepetition Agents shall comply with all withholding and reporting requirements imposed by any federal, state, local or foreign taxing authority, and all distributions shall be subject to any such withholding and reporting requirements. The Reorganized Debtor shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements. Notwithstanding any other provision of the Plan, (i) each holder of an Allowed Claim or Interest that is to receive a distribution of property, including Cash and/or New Common Stock, pursuant to the Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any governmental unit, including income, withholding and other tax obligations, on account of such distribution, and (ii) no distribution shall be made to or on behalf of such holder pursuant to the Plan unless and until such holder has made arrangements satisfactory to the Reorganized Debtor for the payment and satisfaction of such tax obligations or has, to the Reorganized Debtor’s, the Prepetition Agents’ and the Disbursing Agent’s satisfaction, established an exemption therefrom. Any property, including Cash and/or New Common Stock, to be distributed pursuant to the Plan shall, pending the implementation of such arrangements, be treated as undeliverable pursuant to Article V of the Plan.

H.	Allocation of Plan Distributions Between Principal and Interest

To the extent that any Allowed Claim entitled to a distribution under the Plan is comprised of principal and accrued but unpaid interest thereon, such distribution shall, for the Debtor’s federal income tax purposes, be allocated on the Debtor’s books and records to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to accrued but unpaid interest.

I.	Setoffs

Except as provided in the Plan, the Debtor may, but shall not be required to, set off or offset against any Claim, and the payments or other distributions to be made pursuant to the Plan in respect of such Claim, claims of any nature whatsoever that the Debtor may have against the Claim’s holder; provided, however, that neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release by the Debtor of any claim that the Debtor may have against such holder. Nothing herein shall be deemed to expand rights to setoff under applicable law.

J.	Fractional Distributions

Notwithstanding any other provision of the Plan to the contrary, no payment of fractional cents will be made pursuant to the Plan. Whenever any payment of a fraction of a cent under the Plan would otherwise be required, the actual Distribution made will reflect a rounding of such fraction to the nearest whole penny (up or down), with half cents or more being rounded up and fractions less than half of a cent being rounded down.

K.	De Minimis Distributions

Notwithstanding anything to the contrary contained in the Plan, the Disbursing Agent will not be required to distribute, and will not distribute, Cash or other property to the holder of any Allowed Claim or Interest if the amount of Cash or other property to be distributed on account of such Claim or Interest is less than $100. Any holder of an Allowed Claim or Interest on account of which the amount of Cash or other property to be distributed is less than $100 will have such Claim or Interest discharged and will be forever barred from asserting such Claim or Interest against the Debtor, the Reorganized Debtor, or their respective property. Any Cash or other property not distributed pursuant to this provision will be the property of the Reorganized Debtor, free of any restrictions thereon.

L.	Prepayment

Except as otherwise provided in the Plan, any ancillary documents entered into in connection with the Plan, or the Confirmation Order, the Reorganized Debtor will have the right to prepay, without penalty, all or any portion of an Allowed Claim entitled to payment in Cash at any time; provided, however, that any such prepayment will not be violative of, or otherwise prejudice, the relative priorities and parities among the Classes of Claims.

M.	No Distribution in Excess of Allowed Amounts

Notwithstanding anything to the contrary set forth in the Plan, no holder of an Allowed Claim or Interest will receive in respect of such Claim or Interest any Distribution of a value as of the Effective Date in excess of the Allowed amount of such Claim or Interest (excluding payments on account of interest due and payable from and after the Effective Date pursuant to the Plan, if any).

N.	Joint Distributions

The Reorganized Debtor may, in its sole discretion, make Distributions jointly to any holder of a Claim or Interest and any other entity who has asserted, or whom the Debtor has determined to have, an interest in such Claim or Interest. Except as otherwise provided in the Plan or in the Confirmation Order, and notwithstanding the joint nature of any Distribution, all Distributions made by the Debtor will be in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims and Interests of any nature whatsoever against the Debtor or any of its assets or properties as set forth in Article V of the Plan.

ARTICLE VI

PROCEDURES FOR RESOLVING DISPUTED,

CONTINGENT AND UNLIQUIDATED CLAIMS

A.	Resolution of Disputed Claims

Holders of Claims must file proofs of claims on or prior to the applicable Bar Date. No later than the Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtor or the Reorganized Debtor, as the case may be, shall file objections to Claims that were required to be filed by the applicable Bar Date with the Bankruptcy Court and serve such objections upon the holders of such Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtor’s right to object to Claims, if any, filed or amended after the Claims Objection Deadline.

In addition, the Debtor or the holder of a contingent or unliquidated Claim may, at any time, request that the Bankruptcy Court estimate any contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor has previously objected to such Claim or whether the Bankruptcy Court has ruled on any such objection, and the Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation concerning any objection to any Claim, including during the pendency of any appeal relating to any such objection. In the event the Bankruptcy Court estimates any contingent or unliquidated Claim, that estimated amount will constitute either the Allowed amount of such Claim or a maximum limitation on such Claim, as determined by the Bankruptcy Court. If the estimated amount constitutes a maximum limitation on such Claim, the Debtor may elect to pursue any supplemental proceedings to object to any ultimate payment on such Claim. All of the aforementioned Claims objection, estimation and resolution procedures are cumulative and are not necessarily exclusive of one another. Claims may be estimated and thereafter resolved by any permitted mechanism. Notwithstanding the foregoing, in no event shall any Person request that an Allowed Class 5: Secured Note Claim or the Allowed Noteholder Deficiency Claim be estimated.

Holders of Administrative Claims must file a request for payment on or prior to the Administrative Claims Bar Date. No later than the Administrative Claims Objection Deadline (unless extended by an order of the Bankruptcy Court), the Debtor or the Reorganized Debtor, as the case may be, shall file objections to the Administrative Claims with the Bankruptcy Court and serve such objection upon the holders of such Administrative Claims to which objections are made. Nothing contained herein, however, shall limit the Reorganized Debtor’s right to object to Administrative Claims, if any, filed or amended after the Administrative Claims Objection Deadline.

B.	No Distribution Pending Allowance

No payments or distributions, if any contemplated by the Plan, will be made with respect to all or any portion of a Disputed Claim or Interest unless and until all objections to such Disputed Claim or Interest have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim or Interest.

C.	Distributions After Allowance

On each Quarterly Distribution Date (or such earlier date as determined by the Reorganized Debtor in its sole discretion but subject to Article VI.B), the Reorganized Debtor will make distributions (a) on account of any Disputed Claim that has become an Allowed Claim during the preceding calendar quarter, and (b) on account of previously Allowed Claims that would have been distributed to the holders of such Claim or Interest on the dates distributions previously were made to holders of Allowed Claims and Interests in such Class had the Disputed Claims or Interests that have become Allowed Claims or Interests been Allowed on such dates. Such distributions will be made pursuant to the applicable provisions of Article V of this Plan. Holders of such Claims and Interests that are ultimately Allowed will also be entitled to receive, on the basis of the amount ultimately Allowed, the amount of any dividends or other distributions, if any, received on account of the shares of New Common Stock and New Secured Notes between the date such Claim or Interest is Allowed and the date such stock or notes are actually distributed to the holders of such Allowed Claim or Interest.

D.	Reservation of Right to Object to Allowance or Asserted Priority of Claims

Nothing herein will waive, prejudice or otherwise affect the rights of the Debtor, the Reorganized Debtor or the holders of any Claim to object at any time, including after the Effective Date, to the allowance or asserted priority of any Claim, except with respect to any Allowed Claim.

ARTICLE VII

TREATMENT OF CONTRACTS AND LEASES

A.	Assumed Contracts and Leases

Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date the Debtor shall be deemed to have rejected each executory contract and unexpired lease to which the Debtor is a party unless such contract or lease (i) previously was assumed or rejected by the Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion to assume or reject filed on or before the Confirmation Date, or (iv) is specifically designated on the Assumption Schedule as a contract or lease to be assumed. The Confirmation Order shall constitute an order of the Bankruptcy Court under sections 365 and 1123 of the Bankruptcy Code approving the contract and lease assumptions and rejections described above as of the Effective Date. The Debtor reserves the right, at any time prior to the Confirmation Date, with the consent of each of the Majority Secured Noteholders, to seek to reject or assume any executory contract or unexpired lease to which the Debtor is a party. The Debtor further reserves the right on or prior to the Confirmation Date, with the consent of each of the Majority Secured Noteholders, to amend the Assumption Schedule to add any executory contract or unexpired lease thereto or delete any executory contract or unexpired lease therefrom, in which event such executory contract(s) or unexpired lease(s) shall be deemed to be assumed or rejected, respectively. The Debtor shall provide notice of any amendment to the Assumption Schedule to the non-Debtor party to the executory contracts and unexpired leases affected thereby.

Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court or is the subject of a motion to reject filed on or before the Confirmation Date.

B.	Treatment of Change of Control Provisions

The entry of the Confirmation Order, consummation of the Plan, issuance of the New Class 5 Secured Note, issuance of the New Common Stock and issuance of the New Warrants under the Plan and/or any other acts taken to implement the Plan shall not constitute a “change in control” under any provision of any contract, agreement or other document which provides for the occurrence of any event, the granting of any right, or any other change in the then-existing relationship between the parties upon a “change in control” of the Debtor.

C.	Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which any executory contract or unexpired lease to be assumed under the Plan is in default shall be satisfied, under section 365(b)(1) of the Bankruptcy Code, by a Cure Payment made from the Cure Reserve. If there is a dispute regarding (i) the nature or amount of any Cure Payment, (ii) the ability of the Reorganized Debtor to provide “adequate assurance of future performance” (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, a Cure Payment shall be made following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption.

D.	Claims Based on Rejection of Executory Contracts or Unexpired Leases

If the rejection by the Debtor, pursuant to the Plan or otherwise, of an executory contract or unexpired lease gives rise to a Claim, a proof of claim must be served upon the Debtor or the Reorganized Debtor, as applicable, and its counsel within thirty (30) days after the later of (i) notice of entry of the Confirmation Order or (ii) other notice that the executory contract or unexpired lease has been rejected. Any Claims not served within such time periods will be forever barred from assertion against the Debtor, the Reorganized Debtor, the Estate and their property.

E.	Compensation and Benefit Plans and Treatment of Retirement Plan

Except as otherwise expressly provided in the Plan or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, all of the Debtor’s programs, plans, agreements and arrangements relating to employee compensation and benefits, including programs, plans, agreements and arrangements subject to sections 1114 and 1129(a)(13) of the Bankruptcy Code and including, without limitation, all savings plans, retirement plans, healthcare plans, disability plans, severance plans, incentive plans, life, accidental death and dismemberment insurance plans, and employment, severance, salary continuation and retention agreements entered into before the Petition Date and not since terminated, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under Article VII of the Plan, without the necessity of including any such programs, plans, agreements or arrangements on the Assumption Schedule, and the Debtor’s obligations under such programs, plans, agreements and arrangements will survive confirmation of the Plan, except for executory contracts or plans that previously have been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts. In addition, pursuant to the requirements of section 1129(a)(13) of the Bankruptcy Code, the Plan provides for the continuation of payment by the Debtor of all “retiree benefits,” as defined in section 1114(a) of the Bankruptcy Code, if any, at previously established levels.

F.	Indemnification of Directors and Officers

The Debtor’s indemnification obligations in favor of its officers and directors shall be treated as executory contracts under the Plan and deemed assumed as of the Effective Date, without the necessity of including any such indemnification obligations on the Assumption Schedule. The Debtor’s indemnification obligations in favor of its officers and directors contained in the certificate of incorporation and bylaws of the Debtor as of the Petition Date shall be included in the amended and restated certificate of incorporation and bylaws of the Reorganized Debtor.

ARTICLE VIII

SECURITIES TO BE ISSUED

IN CONNECTION WITH THE PLAN

A.	New Common Stock and New Warrants

On or as soon as reasonably practicable after the Effective Date, the Reorganized Debtor shall issue for distribution in accordance with the provisions of the Plan the New Common Stock and Equity Consideration required for distribution pursuant to the provisions hereof. All New Common Stock and Equity Consideration to be issued shall be deemed issued as of the Effective Date regardless of the date on which they are actually distributed. All interests issued by the Reorganized Debtor pursuant to the provisions of the Plan shall be deemed to be duly authorized and issued, and fully paid and nonassessable. The terms of the New Common Stock and New Warrants are summarized in the Reorganized Debtor’s Corporate Governance Documents to be included in the Plan Supplement. The New Common Stock and Equity Consideration will be subject to certain restrictions on transferability as set forth in the stockholders agreement discussed in Article VIII of the Plan, and each unit of Equity Consideration shall trade as a unit together for the full term of the New Warrants.

B.	Exemption from Registration

The Plan does not provide for the payment of any cash in exchange for the issuance of any securities; provided however that holders of the New Warrants may pay cash in exchange for the issuance of New Common Stock upon the exercise of the New Warrants. Accordingly, pursuant to section 1145 of the Bankruptcy Code, the issuance by the Reorganized Debtor of (i) the New Class 5 Secured Note, (ii) the New Common Stock, (iii) the New Warrants, and (iv) the New Common Stock upon the exercise of the New Warrants is in exchange for a claim against, or interest in, the Debtor, or principally in such exchange and partly for cash or property, and shall be exempt from registration requirements of the Securities Act and similar state statute.

C.	Registration Rights

The Reorganized Debtor shall be bound by a registration rights agreement with respect to the shares of New Common Stock to be issued by the Reorganized Debtor to the Majority Secured Noteholders and Edge Asset Management, Inc., the form of which shall be provided in the Reorganized Debtor’s Corporate Governance Documents to be included in the Plan Supplement. The final form of such registration rights agreement shall be acceptable to each of the Majority Secured Noteholders and Edge Asset Management, Inc.

D.	Stockholders Agreement

The Reorganized Debtor shall enter into a stockholders agreement with the Majority Secured Noteholders and Edge Asset Management, Inc., the final form of which shall be acceptable to each of the Majority Secured Noteholders and Edge Asset Management, Inc. and shall be included in the Plan Supplement. Any Person issued New Common Stock by the Reorganized Debtor shall be deemed to be a party to such stockholders agreement irrespective of whether such Person was a signatory to the stockholders agreement.

ARTICLE IX

CONDITIONS PRECEDENT TO EFFECTIVE DATE

A.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which must be satisfied or waived (with the consent of each of the Majority Secured Noteholders and the DIP Lenders) in accordance with the Plan:

(1)	The Bankruptcy Court shall have entered an order, which shall not be subject to any stay or subject to an unresolved request for revocation under section 1144 of the Bankruptcy Code, approving the Disclosure Statement with respect to the Plan, in a manner acceptable to each of the Majority Secured Noteholders and the DIP Lenders, as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

(2)	The Plan and all Plan Supplement documents, including any amendments, modifications, or supplements thereto, shall be in form and substance acceptable to each of the Majority Secured Noteholders (except that in the event such documents relate to the Exit Facility, such documents must be in form and substance acceptable to each of the Majority Secured Noteholders, the DIP Lenders and the Exit Lenders).

(3)	The Confirmation Order, in form and substance acceptable to the Debtor, each of the Majority Secured Noteholders and the DIP Lenders, confirming the Plan (i) shall have been entered, (ii) shall include a finding by the Bankruptcy Court that the New Common Stock to be issued on the Effective Date will be authorized and exempt from registration under applicable securities law pursuant to section 1145 of the Bankruptcy Code, and (iii) must provide, among other things, that:

(a)	all provisions, terms and conditions of the Plan are approved;

(b)	the provisions of the Confirmation Order are nonseverable and mutually dependent;

(c)	all executory contracts or unexpired leases assumed by the Debtor during the Chapter 11 Case or under the Plan shall remain in full force and effect for the benefit of the Reorganized Debtor or its assignee notwithstanding any provision in such contract or lease (including those described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits such assignment or transfer or that enables, permits or requires termination of such contract or lease; and

(d)

except as expressly provided in the Plan or the Confirmation Order, the Debtor is discharged effective upon the Confirmation Date, subject to the occurrence of the Effective Date, from any “debt” (as that term is defined in section 101(12) of the Bankruptcy Code), and the Debtor’s liability in respect thereof shall be extinguished completely, whether such debt (i) is reduced to judgment or not, liquidated or unliquidated, contingent or noncontingent, asserted or unasserted, fixed or unfixed, matured or unmatured, disputed or undisputed, legal or equitable, or known or unknown, or (ii) arose from (a) any agreement of the Debtor that has either been assumed or rejected in the Chapter 11 Case or pursuant to the Plan, (b) any obligation the Debtor incurred before the Confirmation Date or (c) any conduct of the Debtor prior to the Confirmation Date, or that otherwise arose before the Confirmation Date, including, without limitation, all interest, if any, on any such debts, whether such interest accrued before or after the Petition Date.

(4)	The Confirmation Order shall have become a Final Order and shall not be subject to any stay or the subject of an unresolved request for revocation under section 1144 of the Bankruptcy Code.

(5)	The Reorganized Debtor shall have entered into the Exit Facility and all conditions precedent to funding under the Exit Facility shall have been satisfied or waived.

(6)	All payments and transfers to be made on the Effective Date shall be made or duly provided for, and the Debtor shall have sufficient Cash on such date to make such payments.

(7)	All authorizations, consents and regulatory approvals required, if any, in connection with the consummation of the Plan shall have been obtained.

(8)	All other actions, documents and agreements necessary to implement the Plan shall be in form and substance acceptable to each of the Majority Secured Noteholders and shall have been effected or executed.

(9)	The Effective Date, and all foregoing conditions shall have occurred on or before the 15th day after entry of the Confirmation Order.

B.	Waiver of Conditions

Except with respect to the requirements set forth in Article IX.A (1), (3), none of which may be waived, each of the conditions set forth in Article IX.A above may be waived in whole or in part by the Debtor with the consent of each of the Majority Secured Noteholders and the DIP Lenders without any notice to other parties in interest or the Bankruptcy Court and without a hearing. The failure to satisfy or waive any condition to the Effective Date may be asserted by the Debtor regardless of the circumstances giving rise to the failure of such condition to be satisfied. The failure of the Debtor to exercise any of the foregoing rights shall not be deemed a waiver of any other rights, and each such right shall be deemed an ongoing right that may be asserted at any time.

ARTICLE X

MODIFICATIONS AND AMENDMENTS

The Debtor may alter, amend or modify the Plan or any exhibits or schedules hereto under section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date; provided, however, that in the case of a material amendment or modification, the Debtor shall receive the consent of each of the Majority Secured Noteholders and the DIP Lenders. The Debtor reserves the right to include any amended exhibits or schedules in the Plan Supplement. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in section 1101(2) of the Bankruptcy Code, the Debtor may, under section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement or the Confirmation Order, and to accomplish such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

ARTICLE XI

RETENTION OF JURISDICTION

Under sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the Plan’s confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction (except with respect to the matters described under clause (a) below, as to which jurisdiction shall not be exclusive) over all matters arising out of or related to the Chapter 11 Case and the Plan, to the fullest extent permitted by law, including jurisdiction to:

(1)	Determine any and all objections to the allowance of Claims;

(2)	Determine any and all motions to estimate Claims at any time, regardless of whether the Claim to be estimated is the subject of a pending objection, a pending appeal, or otherwise;

(3)	Hear and determine all Fee Claims and other Administrative Claims;

(4)	Hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which the Debtor is a party or with respect to which the Debtor may be liable, including, if necessary, the nature or amount of any required Cure Payment or the liquidation of any Claims arising therefrom;

(5)	Hear and determine any and all adversary proceedings, motions, applications and contested or litigated matters arising out of, under or related to, the Chapter 11 Case;

(6)	Enter such orders as may be necessary or appropriate to execute, implement or consummate the provisions of the Plan and all contracts, instruments, releases and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(7)	Hear and determine disputes arising in connection with the interpretation, implementation, consummation or enforcement of the Plan, the Confirmation Order, and all contracts, instruments and other agreements executed in connection with the Plan or the Confirmation Order;

(8)	Hear and determine any request to modify the Plan or to cure any defect or omission or reconcile any inconsistency in the Plan or any order of the Bankruptcy Court;

(9)	Issue and enforce injunctions or other orders, or take any other action that may be necessary or appropriate to restrain any interference (or assure compliance) with the implementation, consummation or enforcement of the Plan or the Confirmation Order;

(10)	Enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

(11)	Hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(12)	Enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Case;

(13)	Recover all assets of the Debtor and property of the Debtor’s Estate, wherever located;

(14)	Hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(15)	Hear and determine all disputes involving the existence, nature or scope of the Debtor’s discharge;

(16)	Hear and determine such other matters as may be provided in the Confirmation Order or as may be authorized under or not inconsistent with, provisions of the Bankruptcy Code; and

(17)	Enter a final decree closing the Chapter 11 Case.

ARTICLE XII

MISCELLANEOUS PROVISIONS

A.	Corporate Action

Prior to, on or after the Effective Date (as appropriate), all matters expressly provided for under the Plan that would otherwise require approval of the interest holders, managers or directors of the Debtor shall be deemed to have occurred and shall be in effect prior to, on or after the Effective Date (as appropriate) pursuant to the applicable General Corporation Law of the State of Delaware without any requirement of further action by the interest holders or directors of the Debtor.

B.	Professional Fee Claims

All final requests for compensation or reimbursement of costs and expenses pursuant to sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtor, the Committee, or other committee (if appointed) prior to the Effective Date must be filed with the Bankruptcy Court and served on the Reorganized Debtor and its counsel no later than 60 days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such Professionals or other entities for compensation or reimbursement of costs and expenses must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional or other entity no later than 25 days (or such longer period as may be allowed by order of the Bankruptcy Court) after the date on which the applicable application for compensation or reimbursement was served. The Reorganized Debtor may pay charges that it incurs on and after the Effective Date for professionals’ fees, disbursements, expenses or related support services in the ordinary course of business and without application to the Bankruptcy Court.

C.	Payment of Statutory Fees

All fees payable under section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. All such fees that arise after the Effective Date but before the closing of the Chapter 11 Case shall be paid by the Reorganized Debtor.

D.	Payment of DIP Lenders’ Fees

Pursuant to the DIP Facility Agreement, the DIP Lenders and their agent shall have an Allowed Administrative Expense Claim for all unpaid professional fees and expenses incurred in connection with the DIP Facility, including fees and expenses incurred in the DIP Lenders’ capacity as postpetition lenders and in negotiating the Plan, without the necessity of filing a request for payment by the Administrative Claims Bar Date, and to be paid by the Debtor on the Effective Date, or upon the submission of a fee statement by the DIP Lenders to the Reorganized Debtor, without further order of the Bankruptcy Court.

E.	Payment of Majority Secured Noteholders’ Fees

Subject to entry of the Confirmation Order, the reasonable fees and expenses (including attorneys fees) of each of the Majority Secured Noteholders shall, to the extent incurred and unpaid by the Debtor prior to the Effective Date, be Allowed as an Administrative Claim without the necessity of filing a request for payment by the Administrative Claims Bar Date and be paid by the Debtor on the Effective Date without further order of the Bankruptcy Court.

F.	Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation.

G.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

H.	Discharge of Claims and Termination of Interests

Pursuant to and to the fullest extent permitted by section 1141(d) of the Bankruptcy Code, and except as otherwise provided herein or in the Confirmation Order, the distribution, rights, and treatment that are provided in the Plan shall be in exchange for, and in full and final satisfaction, settlement, discharge, and release of, effective as of the Effective Date, all Claims and Interests (other than those Claims and Interests that are Unimpaired under this Plan) of any nature whatsoever against the Debtor or any of its assets or properties, and regardless of whether any property shall have been distributed or retained pursuant to this Plan on account of such Claims and Interests. Except as otherwise provided herein, any default by the Debtor with respect to any Claim or Interest that existed immediately prior to or on account of the filing of the Chapter 11 Case shall be deemed cured on the Effective Date. Upon the Effective Date, each of the Debtor and the Reorganized Debtor shall be deemed discharged and released under section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims and Interests (other than those

Claims and Interests that are not Impaired under this Plan), including, but not limited to, demands and liabilities that arose before the Confirmation Date, and all debts of the kind specified in section 502(g), 502(h), or 502(i) of the Bankruptcy Code, in each case whether or not: (i) a proof of claim or interest based upon such Claim, debt, right, or Interest is filed or deemed filed pursuant to section 501 of the Bankruptcy Code; (ii) a Claim or Interest based upon such Claim, debt, right, or Interest is Allowed pursuant to section 502 of the Bankruptcy Code; or (iii) the holder of such a Claim or Interest has accepted the Plan.

Notwithstanding any provision to the contrary, no provision of the Plan, Disclosure Statement or Confirmation Order shall (i) discharge or release the Debtor or Reorganized Debtor from any Claim, right or interest held or assertable by the U.S. Securities and Exchange Commission (“SEC”) beyond the scope of the discharge as otherwise provided in section 1141(d) of the Bankruptcy Code: (ii) release any non-debtor person or entity from any Claim or cause of action of the SEC; or (iii) enjoin, limit, impair or delay the SEC from commencing or continuing any Claims, causes of action, proceedings or investigations against any non-debtor parties or entities in any forum.

I.	Releases

1.	Releases by Debtor

As of the Effective Date, for good and valuable consideration, the adequacy of which is hereby confirmed, the Debtor (in its individual capacity and as debtor and debtor in possession) will be deemed to release forever, waive, and discharge all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, and liabilities (other than the rights of the Debtor to enforce this Plan and the contracts, instruments, releases, indentures, and other agreements or documents delivered hereunder, and liabilities arising after the Effective Date in the ordinary course of business) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act omission, transaction, event, or other occurrences, except where resulting from willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction, (i) taking place on or after the Petition Date through and including the Effective Date in connection with, relating to, or arising out of or in any way related to the Debtor, the Chapter 11 Case, the negotiation and filing of this Plan, the Disclosure Statement or any prior plans of reorganization, the filing of the Chapter 11 Case, the pursuit of confirmation of this Plan or any prior plans of reorganization, the consummation of this Plan, the administration of this Plan, or the property to be liquidated and/or distributed under this Plan, or (ii) in connection with, relating to, or arising out of the negotiation of the DIP Facility Agreement or the DIP Facility, or (iii) in connection with, relating to, or arising out of the negotiation of the Exit Financing, against the Released Parties.

2.	Releases by Third Parties.

As of the Effective Date, in exchange for their rights and distributions hereunder, each holder of a Claim or Interest hereby shall be deemed to have released, waived and discharged, irrevocably, absolutely and permanently, each of the Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, causes of action, liabilities, or rights whatsoever, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are based in whole or part on any act, omission, transaction, event, or other occurrences taking place on or before the Effective Date arising out of or in any way related to the Debtor, the Chapter 11 Case, the business arrangements with the Debtor, the formulation, preparation, negotiation, dissemination, implementation, administration, confirmation or consummation of the Plan, or any other act or omission in connection with the Debtor’s bankruptcy, to the maximum extent allowed by law and without further notice to or action by the Bankruptcy Court, or act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any entity, except where resulting from willful misconduct or gross negligence as determined by a Final Order of a court of competent jurisdiction.

J.	Exculpation and Limitation of Liability

The Released Parties, and any and all of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, shall not have or incur any liability to any holder of a Claim or Interest, or any other party in interest, or any of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the Disclosure Statement, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, any contract, instrument, release or other agreement or document created, modified, amended, terminated, or entered into in connection with or related to the Plan, or any other act or omission in connection with the Debtor’s bankruptcy, except for their willful misconduct or gross negligence, and in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities with respect to the Chapter 11 Case and the Plan.

Notwithstanding any other provision of the Plan, but without limiting the releases provided in the Plan or affecting the status or treatment of any Claim Allowed pursuant to the Plan, no holder of a Claim or Interest, no other party in interest, none of their respective members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, and no successors or assigns of the foregoing, shall have any right of action against the Released Parties, or any of their respective current or former members, officers, directors, managers, employees, equity holders, partners, affiliates, subsidiaries, advisors, attorneys, agents or representatives, or any of their successors or assigns, for any act or omission in connection with, relating to or arising out of, the administration of the Chapter 11 Case, the Disclosure Statement, the negotiation of the terms of the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the administration of the Plan or the property to be distributed under the Plan, any contract, instrument, release or other agreement or document created, modified, amended, terminated, or entered into in connection with or related to the Plan, or any other act or omission in connection with the Debtor’s bankruptcy, except for their willful misconduct or gross negligence.

K.	Injunction

Except as provided in the Plan or the Confirmation Order and to the fullest extent authorized or provided by the Bankruptcy Code, including Bankruptcy Code sections 524 and 1141, as of the Confirmation Date, subject to the occurrence of the Effective Date, all Persons that have held, currently hold or may hold a Prepetition Lender Claim, a Claim, Interest, or other debt or liability that is discharged pursuant to the terms of the Plan are permanently enjoined from taking any of the following actions against the Debtor, the Reorganized Debtor or its property on account of any such discharged Prepetition Lender Claims, debts or liabilities or terminated rights: (i) commencing or continuing, in any manner or in any place, directly or indirectly, any action or other proceeding; (ii) enforcing, attaching, collecting or recovering in any manner, whether directly or indirectly, any judgment, award, decree or order; (iii) creating, perfecting or enforcing any lien or encumbrance of any kind; (iv) asserting a setoff, right of subrogation or recoupment of any kind against any debt, liability or obligation due to the Debtor or the Reorganized Debtor; and (v) commencing or continuing any action, in each case in any manner, in any place that does not comply with or is inconsistent with the provisions of the Plan.

By accepting distributions pursuant to the Plan, each holder of an Allowed Claim or Interest receiving distributions pursuant to the Plan shall be deemed to have specifically consented to the releases, injunctions and exculpations set forth in this Article XII.

L.	Term of Bankruptcy Injunction or Stays

All injunctions or stays provided for in the Chapter 11 Case under Bankruptcy Code section 105 or 362, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date. Upon the Effective Date, the injunction provided in Article XII of the Plan shall apply.

M.	Enforcement of Subordination

All subordination rights that the Debtor or a holder of a Claim or Interest may have with respect to any claim or distribution to be made pursuant to the Plan will not be discharged and terminated, and all actions to request or direct subordination arising in law or in equity, including rights under Bankruptcy Code section 510(b) are not waived and expressly preserved.

N.	Binding Effect

The Plan shall be binding upon and inure to the benefit of the Debtor, all present and former holders of Claims against and Interests in the Debtor, whether or not such holders will receive or retain any property or interest in property under the Plan, their respective successors and assigns, including, without limitation, the Reorganized Debtor, and all other parties in interest in the Chapter 11 Case.

O.	Plan Supplement

Exhibits to this Plan not attached hereto shall be filed with the Bankruptcy Court on or before March 2, 2012 or by such later date as may be established by order of the Bankruptcy Court, with the consent of each of the Majority Secured Noteholders, in one or more Plan Supplements. Any document included in the Plan Supplement (and amendments thereto) filed by the Debtor shall be deemed an integral part of this Plan and shall be incorporated by reference as if fully set forth herein. To the extent any exhibit or schedule to the Plan is inconsistent with the terms of the Plan, the Plan shall control.

P.	Committees

On the Effective Date, the Committee shall cease to exist, except with respect to any application for compensation or reimbursement of costs and expenses in connection with services rendered prior to the Effective Date.

Q.	Notices

Any notice, request or demand required or permitted to be made or provided under the Plan shall be (i) in writing, (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first-class mail or (e) facsimile transmission, and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

(1)	IF TO THE DEBTOR:

Trailer Bridge, Inc.

10405 New Berlin Road East

Jacksonville, Florida 32226

Tel: (904) 751-7192

Fax: (904) 751-7160

with copies to:

Foley & Lardner LLP

One Independent Drive, Suite 1300

Jacksonville, FL 32202

Attn: Gardner F. Davis, Esq.

Tel: (904) 359-8726

Fax: (904) 359-8700

-and-

DLA Piper LLP (US)

919 North Market Street

15th Floor

Wilmington, DE 19801

Attn: Craig Martin, Esq.

Tel: (302) 468-5700

Fax: (302) 394-2341

-and-

DLA Piper LLP (US)

1251 Avenue of the Americas, 27th Fl.

New York, NY 10020

Attn: Gregg M. Galardi, Esq.

Tel: (212) 335-4500

Fax: (212) 335-4501

(2)	IF TO THE DIP LENDERS:

CADWALADER, WICKERSHAM & TAFT LLP

One World Financial Center

Attn: John J. Rapisardi

New York, NY 10281

Tel: (212) 504-6000

Fax: (212) 504-6666

-and-

CADWALADER, WICKERSHAM & TAFT LLP

700 Sixth Street, N.W.

Washington, DC 20001

Attn: Douglas S. Mintz

Tel: (202) 862-2200

Fax: (202) 862-2400

-and-

BERGER SINGERMAN, P.A.

200 S. Biscayne Blvd., Ste. 1000

Miami, FL 33131

Attn: Jordi Guso

Tel: (561) 241-9500

Fax: (561) 998-0028

R.	Governing Law

Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), (i) the laws of the State of Florida shall govern the construction and implementation of the Plan, (ii) except as expressly provided otherwise in any agreements, documents and instruments executed in connection with the Plan, the laws of the State of Florida shall govern the construction and implementation of such agreements, documents and instruments, and (iii) the laws of the state of incorporation, organization or formation of the Debtor shall govern corporate governance matters with respect to the Debtor, in each case without giving effect to the principles of conflicts of law thereof.

S.	Section 1125(e) of the Bankruptcy Code

As of the Confirmation Date, the Debtor shall be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and each of its affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the New Common Stock under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of the New Common Stock under the Plan.

Dated: March 14, 2012	TRAILER BRIDGE, INC.

By:
	Name:	Mark Tanner
	Title:	Co-CEO

FOLEY & LARDNER LLP

Gardner F. Davis (FL 0471712)

E. Robert Meek (FL 0302910)

John J. Wolfel, Jr. (FL 030664)

One Independent Drive, Suite 1300

Jacksonville, FL 32202-5017

P. O. Box 240

Jacksonville, FL 32201-0240

Telephone: (904) 359-2000

Facsimile: (904) 359-8700

Email:	gdavis@foley.com
rmeek@foley.com
jwolfel@foley.com

-and-

DLA PIPER LLP (US)

Gregg M. Galardi (NY 4535506)

Gabriella Zborovsky (NY 4851614)

Sarah E. Castle (NY 4932240)

1251 Avenue of the Americas

New York, New York 10020

Telephone: (212) 335-4500

Facsimile: (212) 335-4501

Email:	gregg.galardi@dlapiper.com
gabriella.zborovsky@dlapiper.com
sarah.castle@dlapiper.com

-and-

Craig Martin (DE 5032)

Cynthia E. Moh (DE 5041)

919 N. Market Street, Suite 1500

Wilmington, Delaware 19801

Telephone: (302) 468-5700

Facsimile: (302) 394-2341

Email:	craig.martin@dlapiper.com
cynthia.moh@dlapiper.com

Counsel for the Debtor and Debtor in Possession

EXHIBIT A-1

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRAILER BRIDGE, INC.

Trailer Bridge, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1. The name of the corporation is Trailer Bridge, Inc. (the “Corporation”). The Corporation was originally incorporated under the name Trailer Bridge Corporation. The date of filing the original Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware was April 1, 1991. The Certificate of Incorporation was amended and restated by an Amended and Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on July 16, 1997.

2. On November 16, 2011, the Corporation filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”).

3. This Second Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Section 245 and Section 303 of the General Corporation Law of the State of Delaware to put into effect and carry out the [First] Amended Plan of Reorganization for Trailer Bridge, Inc., as confirmed on [            ], 2012 (the “Plan”) by an order of the Bankruptcy Court entered on [            ], 2012 (the “Order”). Provision for the making of this Second Amended and Restated Certificate of Incorporation is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the formation of the Corporation.

4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as set forth on Exhibit A attached hereto and incorporated herein by this reference.

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Certificate of Incorporation of Trailer Bridge, Inc. as of the      day of [            ], 2012.

TRAILER BRIDGE, INC.

By:
Name:
Title:

SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TRAILER BRIDGE, INC.

ARTICLE I.

The name of the corporation is Trailer Bridge, Inc. (the “Corporation”).

ARTICLE II.

The Corporation shall have perpetual existence.

ARTICLE III.

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV.

The address of the Corporation’s registered office in the State of Delaware is [                    ], Wilmington, Delaware, County of New Castle. The name of the Corporation’s registered agent at such address is [                    ].

ARTICLE V.

Section 5.01. AUTHORIZED STOCK. The total number of shares of all classes of stock which the Corporation is authorized to issue is [        ] shares, of which [        ] shares shall be preferred stock, par value $[        ] per share (the “Preferred Stock”), and 120,000 shares shall be common stock, par value $[        ] per share (the “Common Stock”). All or any portion of the Common Stock and Preferred Stock may be issued by the Corporation from time to time and for such consideration as the Board of Directors may determine. All of such shares, if and when issued, and upon receipt of such consideration by the Corporation, shall be fully paid and non-assessable.

(a) The Board of Directors is expressly authorized at any time and from time to time to divide the Preferred Stock into one or more classes or series and, by filing a certificate pursuant to the applicable law of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to fix and determine the relative powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of any class or series so established. All shares of any one class or series of Preferred Stock shall be identical, except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates will cumulate, if cumulative. The Board of Directors is hereby expressly authorized to fix by resolution or resolutions establishing and designating each such class or series, the number of shares which shall constitute such class or series, and the relative

2

powers, preferences and rights, and the qualifications, limitations and restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such class or series and as may be permitted by the DGCL, which relative powers, preferences, rights, qualifications, limitations and restrictions may differ with respect to each class or series as to:

(i) The rate or manner of any dividends, including whether and to the extent such dividends shall be cumulative, participating, or both, the conditions and dates upon which such dividends shall be payable, and the preference, if any, or relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class or classes of stock of the Corporation;

(ii) Whether the shares of such class or series shall be subject to redemption by the Corporation and, if so, the redemption price, the time or times of redemption and the terms and conditions of redemption, which price, times of redemption and terms and conditions may differ in the event of mandatory redemption or permissive redemption;

(iii) The rights of the shares of such class or series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of that class or series;

(iv) Sinking fund provisions, if any, for the redemption or purchase of shares of such class or series;

(v) Whether the shares of such class or series shall be convertible into or exchangeable for shares of any other class or classes of stock or any other series of any class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the times, prices, rates adjustments and other terms and conditions of such conversion or exchange;

(vi) The restrictions, if any, on the issue of any additional shares or reissue of shares of such class or series of Preferred Stock;

(vii) Voting rights, if any; and

(viii) Any other such relative powers, preferences or rights, and the qualifications, limitations or restrictions thereof for such class or series which the DGCL now or hereafter empowers or permits the Board of Directors to determine.

(b) Except as otherwise provided by the DGCL, each outstanding share of Common Stock and each outstanding share of Preferred Stock with respect to which the resolution or resolutions adopted by the Board of Directors of the Corporation in accordance with this Article V provide that such class or series shall vote together with the Common Stock on the matters specified in such resolution shall be entitled to vote on such matters together as a single class. Each holder of shares of Common Stock shall be entitled to one vote for each such share held by such stockholder on all matters on which such shares are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one

3

or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

(c) Subject to the provisions of this Article V and any resolution or resolutions adopted by the Board of Directors as provided in this Article V with respect to the designations, preferences, rights, qualifications, limitations and restrictions relating to any class or series of Preferred Stock, (i) the Board of Directors of the Corporation may cause dividends to be paid to the holders of shares of Common Stock out of funds legally available therefor by declaring an amount per share as a dividend, in which case holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends, and (ii) in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of shares of Common Stock shall be entitled to share in all remaining assets of the Corporation available for distribution to its stockholders equally, share for share, to the holders of shares Common Stock.

Section 5.02. SECTION 1123. The Corporation shall not issue any non-voting equity securities to the extent prohibited by Section 1123 of Title 11 of the United States Code (the “Bankruptcy Code”) as in effect on the effective date of the [First] Amended Plan of Reorganization of Trailer Bridge, Inc., as confirmed on [            ], 2012 (the “Plan”) by an order of the United States Bankruptcy Court for the Middle District of Florida (the “Order”); provided, however, that this Section 5.02: (a) shall have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (b) shall have such force and effect, if any, only for so long as such section of the Bankruptcy Code is in effect and applicable to the Corporation, and (c) in all events may be amended or eliminated in accordance with applicable law as from time to time may be in effect.

ARTICLE VI.

Section 6.01. DEFINITIONS. For purposes of this Article VI, the following terms shall have the meanings specified below:

(a) A Person shall be deemed to be the “Beneficial Owner” of, or to “Beneficially Own” shares of Common Stock to the extent such Person would be deemed to be the beneficial owner thereof pursuant to Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as such rule may be amended from time to time.

(b) “Citizen” shall mean, at all tiers of ownership and in both form and substance at each tier of ownership:

(i) any individual who is a citizen of the United States, by birth, naturalization or as otherwise authorized by law;

(ii) any corporation (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) of which title to not less than 75% of its stock is Beneficially Owned by and vested in Persons who are Citizens, as defined herein,

4

free from any trust or fiduciary obligation in favor of Non-Citizens, as defined herein, (C) of which not less than 75% of the voting power is vested in Citizens, as defined herein, free from any contract or understanding through which it is arranged that such voting power may be exercised directly or indirectly on behalf of Non-Citizens, as defined herein, (D) of which there are no other means by which control is conferred upon or permitted to be exercised by Non-Citizens, as defined herein, (E) whose president or chief executive officer, chairman of the Board of Directors and all officers authorized to act in the absence or disability of such Persons are Citizens, as defined herein, and (F) of which more than 50% of that number of its directors necessary to constitute a quorum are Citizens, as defined herein;

(iii) any partnership (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, (B) all general partners of which are Citizens, as defined herein, and (C) of which not less than a 75% interest is Beneficially Owned and controlled by, and vested in, Persons who are Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein;

(iv) any association (A) that is organized under the laws of the United States, or of a state, territory, district or possession thereof, (B) of which 100% of the members are Citizens, as defined herein, (C) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, as defined herein, (D) of which not less than 75% of the voting power is vested in Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein, and (E) of which more than 50% of that number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens as defined herein;

(v) any limited liability company (A) that is organized under the laws of the United States, or of a state, territory, district or possession thereof, (B) of which 75% of the members are Citizens, as defined herein, and the remaining members are Persons meeting the requirements of 46 U.S.C. Sec. 12102(a), (C) whose president or other chief executive officer (or equivalent position), chairman of the Board of Directors (or equivalent committee or body) and all Persons authorized to act in the absence or disability of such Persons are Citizens, as defined herein, (D) of which not less than 75% of the voting power is vested in Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein, and (E) of which more than 50% of that number of its directors (or equivalent Persons) necessary to constitute a quorum are Citizens, as defined herein;

(vi) any joint venture (if not an association, corporation, partnership or limited liability company) (A) that is organized under the laws of the United States or of a state, territory, district or possession thereof, and (B) of which 100% of the equity is Beneficially Owned by and vested in Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein;

(vii) any trust (A) that is domiciled in and existing under the laws of the United States or a state, territory, district or possession thereof, (B) the trustee of which is a Citizen, as defined herein, and (C) of which not less than 75% interest is held for the benefit of Citizens, as defined herein, free and clear of any trust or fiduciary obligation in favor of any Non-Citizens, as defined herein; and

5

(viii) any other entity not specifically listed in this Subsection that the Board of Directors reasonably determines is a “Citizen” consistent with the provisions of this Article and the Maritime Laws (as hereinafter defined).

(c) “Fair Market Value” shall mean the average Market Price of one share of stock for the [thirty (30)] consecutive trading days immediately preceding the date of determination. The “Market Price” for a particular day shall mean: (1) if the stock is quoted on the [National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) National Market, the last reported sales price, regular way, or, in case no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, as such prices are reported on the Nasdaq National Market]; and (2) if the stock is then listed or admitted to unlisted trading privileges on a national securities exchange (then registered as such pursuant to Section 6 of the Securities Exchange Act of 1934, as amended), as such prices referred to in clause (1) above are reported on such exchange; and (3) if the stock is not then listed or admitted to unlisted trading privileges on any national securities exchange, and is not then included for quotation through the Nasdaq National Market, (i) the average of the closing “bid” and “asked” prices on such day in the over-the-counter market as reported by Nasdaq, or (ii) if “bid” and “asked” prices for the stock on such day shall not have been reported on Nasdaq, the average of the “bid” and “asked” prices for such day as furnished by any Nasdaq member firm regularly making a market in and for the stock. If the stock ceases to be publicly traded, the Fair Market Value thereof shall mean the fair value of one share of stock determined in good faith by the Board of Directors of the Corporation.

(d) “Maritime Laws” shall mean the Merchant Marine Act of 1936, as amended, the Shipping Act, 1916, as amended and the regulations promulgated thereunder (including regulations relating to the citizenship of vessel owners), as such laws and regulations shall be amended from time to time.

(e) “Non-Citizen” shall mean any Person other than a Citizen.

(f) “Permitted Percentage” shall mean 24.99%.

(g) “Person” shall mean any individual, corporation, trust, partnership, joint venture, association, joint-stock company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

Section 6.02. GENERAL POLICY. It is the policy of the Corporation that Non-Citizens should Beneficially Own, individually or in the aggregate, no more than the Permitted Percentage of the capital stock of the Corporation and no more than the Permitted Percentage of the voting power of the Corporation. If at any time Non-Citizens, individually or in the aggregate, become the Beneficial Owners of more than the Permitted Percentage of the capital stock of the Corporation or more than the Permitted Percentage of the voting power of the Corporation, then the Corporation shall have the power to take the actions prescribed in this Article. The provisions of this Article are intended to assure that the Corporation remains in

6

continuous compliance with the citizenship requirements of the Maritime Laws. The Board of Directors (or any duly constituted committee thereof) is specifically authorized to make all such reasonable determinations and interpretations of terms used in this Article to assure compliance with the Maritime Laws in accordance with applicable law and this Certificate of Incorporation to take such other actions or make such interpretations of this Certificate of Incorporation as it may deem necessary or advisable in order to implement the policy set forth in this Section 6.02.

Section 6.03. DUAL STOCK CERTIFICATE SYSTEM. To implement the policy set forth in Section 6.02, the Corporation shall institute a Dual Stock Certificate System such that (a) each stock certificate representing shares of a class of series of its capital stock that are Beneficially Owned by a Citizen shall be marked “Citizen” and each stock certificate representing shares of such class or series of capital stock that are Beneficially Owned by a Non-Citizen shall be marked “Non-Citizen,” but with all such stock certificates to be identical in all other respects and to comply with all provisions of the laws of the State of Delaware; (b) to the extent necessary to enable the Corporation to submit any proof of citizenship required by law or by contract with the United States government (or any agency thereof), the Corporation may require the record holders and the Beneficial Owners of its capital stock to confirm their citizenship status from time to time, and dividends payable with respect to stock held by such record holder or owned by such Beneficial Owner may, in the discretion of the Board of Directors, be withheld until confirmation of such citizenship status is received; and (c) the stock transfer records of the Corporation shall be maintained in such manner as to enable the percentage of a class or series of its capital stock that is Beneficially Owned by Non-Citizens and by Citizens to be confirmed.

Nothing contained in this Certificate of Incorporation shall be construed as requiring the Corporation to issue physical certificates in connection with the issuance of shares of its stock held through The Depository Trust Company or other depository if the Board of Directors determines that The Depository Trust Company or such other depository has established procedures that will allow the Corporation to determine the citizenship of the Beneficial Owner of shares of its stock held through them. The Board of Directors is authorized to take such actions or make such interpretations of this Certificate of Incorporation as it may deem necessary or advisable in order to facilitate the trading of capital stock through The Depository Trust Company or other depository as the Board of Directors may determine.

Section 6.04. RESTRICTIONS ON TRANSFER. Any transfer, or attempted transfer, of any shares of the Corporation’s capital stock, the effect of which would be to cause one or more Non-Citizens to Beneficially Own capital stock in excess of the Permitted Percentage, or to have more than the Permitted Percentage of the voting power of the Corporation, shall be ineffective as against the Corporation, and neither the Corporation nor its transfer agent shall register such transfer or purported transfer on the stock transfer records of the Corporation and neither the Corporation nor its transfer agent shall be required to recognize the transferee or purported transferee thereof as a stockholder of the Corporation for any purpose whatsoever except to the extent necessary to effect any remedy available to the Corporation under this Article VI. A citizenship certificate shall be required (unless waived by the Corporation) from all transferees (and from any recipient upon original issuance) of stock certificates representing shares of capital stock of the Corporation and, if such transferee (or recipient) is acting as a fiduciary or nominee for a Beneficial Owner, with respect to such Beneficial Owner, and registration of transfer (or original issuance) shall be denied upon refusal to furnish such certificate.

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Section 6.05. NO VOTING RIGHTS, TEMPORARY WITHHOLDING OF DIVIDENDS AND OTHER DISTRIBUTIONS. If on any date (including any record date) the number of shares of capital stock of the Corporation that is Beneficially Owned by Non-Citizens (i) is in excess of the Permitted Percentage of capital stock of the Corporation or (ii) confers on Non-Citizens more than the Permitted Percentage of the voting power of the Corporation (such shares herein referred to as the “Excess Shares”), the Corporation shall determine those shares Beneficially Owned by Non-Citizens that constitute such Excess Shares. The determination of those shares that constitute Excess Shares shall be made by reference to the date or dates Beneficial Ownership of such shares was acquired by Non-Citizens, starting with the most recent acquisition of Beneficial Ownership of shares of capital stock by a Non-Citizen and including, in reverse chronological order of acquisition, all other acquisitions of shares of capital stock by Non-Citizens from and after the acquisition of Beneficial Ownership of those shares of capital stock by a Non-Citizen that first caused the Permitted Percentage to be exceeded. If the number of shares acquired by Non-Citizens on any day on which Excess Shares are so determined to be acquired exceed the number of shares which are Excess Shares, the Excess Shares shall be prorated among all acquisitions acquired by Non-Citizens on such date. For the purposes of this Article 6, Excess Shares that result from a determination that a stockholder is no longer a Citizen will be deemed to have been acquired as of the date that it is determined that such stockholder ceases to be a Citizen. The determination of the Corporation as to those shares that constitute the Excess Shares shall be conclusive. Shares deemed to constitute such Excess Shares shall (so long as such excess exists) not be accorded any voting rights and shall not be deemed to be outstanding for purposes of determining the vote required on any matter properly brought before the stockholders of the Corporation for a vote thereon. The Corporation shall (so long as such excess exists) withhold the payment of dividends and the sharing in any other distribution (upon liquidation or otherwise) in respect of the Excess Shares. At such time as the Permitted Percentage is no longer exceeded, full voting rights shall be restored to any shares previously deemed to be Excess Shares and any dividend or distribution with respect thereto that has been withheld shall be due and paid solely to the record holders of such shares at the time the Permitted Percentage is no longer exceeded.

Section 6.06. REDEMPTION OF EXCESS SHARES. Unless such redemption is not permitted under Section 170 of the DGCL or under other provisions of applicable law, Excess Shares shall be subject to redemption by the Corporation (by action of the Board of Directors, in its discretion) solely to the extent necessary to reduce the aggregate number of shares of such capital stock owned by Non-Citizens to the Permitted Percentage. The terms and conditions of such redemption shall be as follows:

(a) the per share redemption (the “Redemption Price”) to be paid for the Excess Shares shall be the sum of (1) the Fair Market Value (on the Transfer Date) of such shares of capital stock plus (2) an amount equal to the amount of any dividend or any other distribution (upon a liquidation or otherwise) declared in respect of such shares prior to the date on which such shares are called for redemption and which amount has been withheld by the Corporation pursuant to Section 6.05.

8

(b) the Redemption Price shall be paid in cash (by bank or cashier’s check);

(c) the Excess Shares to be redeemed shall be selected in the same manner as provided in Section 6.05 and shall not exceed the number necessary to reduce the percentage of shares of capital stock owned by Non-Citizens, in the aggregate, to the Permitted Percentage; provided that the Corporation may adjust upward to the nearest whole share the number of shares to be redeemed so as not to be required to redeem or require the sale of fractional shares;

(d) written notice of the date of redemption (the “Transfer Date”) together with a letter of transmittal to accompany certificates representing shares of stock that are surrendered for redemption (if any) shall be given either by hand delivery or by overnight courier service or by first-class mail, postage prepaid, to each holder of record of the selected shares to be redeemed, at such holder’s last known address as the same appears on the stock register of the Corporation (unless such notice is waived in writing by any such holders) (the “Transfer Notice”);

(e) the Transfer Date (for purposes of determining right, title and interest in and to shares of capital stock being selected for redemption) shall be the later of (1) the date specified in the Transfer Notice furnished to record holders (which shall not be earlier than the date of such notice) or (2) in the case of a redemption, the date on which the funds necessary to effect the redemption have been irrevocably deposited in trust for the benefit of such record holders;

(f) each Transfer Notice shall specify (1) the Transfer Date (as determined pursuant to Subsection ); (2) the number of shares of capital stock to be redeemed from such holder (and, to the extent such shares are certificated, the certificate number(s) representing such shares); (3) the fact that all right, title and interest in respect of the shares so selected for redemption shall cease and terminate on the Transfer Date, except for the right to receive the Redemption Price plus any dividend or distribution with respect to such shares held pursuant to this Section without interest; (4) the Redemption Price and the manner of payment thereof; (5) the place where certificates for such shares (if such shares are certificated) are to be surrendered for cancellation against the simultaneous payment of the Redemption Price; and (6) any instructions as to the endorsement or assignment for transfer for such certificates (if any) and the completion of the accompanying letter of transmittal;

(g) from and after the Transfer Date, all right, title and interest in respect of the shares selected for redemption shall cease and terminate, such shares shall no longer be deemed to be outstanding (and may either be retired or held by the Corporation as treasury stock) and the owners of such shares shall thereafter be entitled only to receive the Redemption Price;

(h) upon surrender of the certificates (if any) for any shares so redeemed in accordance with the requirements of the Transfer Notice and accompanying letter of transmittal (and otherwise in proper form for transfer as specified in the Transfer Notice), the owner of such shares shall be entitled to payment of the Redemption Price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate (or certificates), to the extent such shares were certificated, shall be issued representing the shares not redeemed without cost to the holder thereto; and

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(i) In the event the Corporation is not permitted by applicable law to make such redemption or the Board of Directors, in its discretion, elects not to make such redemption, then the Corporation may direct the holder of Excess Shares to sell all such Excess Shares for cash in such manner as the Board of Directors directs.

Section 6.07. DETERMINATION OF CITIZENSHIP. In determining the citizenship of the Beneficial Owners or their transferees of its capital stock, the Corporation may rely on the stock transfer records of the Corporation and the citizenship certificates given by Beneficial Owners or their transferees or any recipients (in the case of original issuance) (in each case whether such certificates have been given on their own behalf or on behalf of others) to prove the citizenship of such Beneficial Owners, transferees or recipients of such capital stock. The determination of the citizenship of Beneficial Owners and their transferees of the capital stock may also be subject to proof in such other way or ways as the Corporation may deem reasonable. The Corporation may at any time reasonably require proof, in addition to the citizenship certificates, of the Beneficial Owner or proposed transferee of its capital stock and of such person’s citizenship, and the payment of dividends may be withheld, and any application for transfer of ownership on the stock transfer records of the Corporation may be refused, until such additional proof is submitted.

Section 6.08. SEVERABILITY. Each provision of this Article is intended to be severable from every other provision. If any one or more of the provisions contained in this Article is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of any other provision of this Article shall not be affected, and this Article shall be construed as if the provisions held to be invalid, illegal or unenforceable had never been contained herein.

Section 6.09. EXCEPTIONS. The Board of Directors may, upon receipt of either an appropriate ruling of the regulatory body with the responsibility for interpreting and enforcing the Maritime Laws, obtain an opinion of counsel satisfactory to the Board of Directors or such other evidence as the Board of Directors deems appropriate, but shall in no case be required to, exempt a Person (the “Exempted Holder”) from classification as a “Non-Citizen”, if the Board of Directors determines that doing so would not cause the Corporation to cease to be in continuous compliance with the citizenship requirements of the Maritime Laws. The Board of Directors may condition its granting of a waiver on the Exempted Holder’s agreeing to such terms and conditions as the Board of Directors determines to be appropriate in the circumstances.

Section 6.10. TERMINATION OF ARTICLE 6 RESTRICTIONS. The Board of Directors may revoke all or any of the restrictions on transfer contained in this Article VI if, in its discretion, compliance with the citizenship requirements of the Maritime Laws, or any restriction contained in this Article VI, is no longer in the best interests of the Corporation.

Section 6.11. EXCHANGE TRANSACTIONS. If the Corporation’s capital stock is listed or admitted to unlisted trading privileges on a national securities exchange, nothing in this Article shall preclude the settlement of any transaction entered into through the facilities of such exchange.

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ARTICLE VII.

The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide. The number of directors of the Corporation shall be fixed from time to time in the manner set forth in the Corporation’s Bylaws.

ARTICLE VIII.

A director shall have no liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted under the DGCL, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ARTICLE IX.

Section 9.01. DIRECTORS AND OFFICERS. The Corporation shall indemnify its directors to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was specifically authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article IX.

Section 9.02. EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation.

Section 9.03. RIGHTS NOT EXCLUSIVE. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

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Section 9.04. NO ADVERSE EFFECT. Any repeal or modification of this Article IX shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

ARTICLE X.

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation without the assent or vote of the Stockholders.

ARTICLE XI.

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE XII.

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE XIII.

SECTION 13.01. COMPETITION AND CORPORATE OPPORTUNITIES.

(a) In recognition and anticipation that (i) certain directors, officers, employees and/or other representatives of Seacor Holdings, Inc., Whippoorwill Associates, Inc. and Edge Asset Management, Inc. (collectively, the “Designating Stockholders”) and their respective Affiliates (as defined below) may serve as directors or officers of the Corporation, (ii) the Designating Stockholders and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) and their respective Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Section 13.01 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve the Designating Stockholders, the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

(b) None of (i) any Designating Stockholder or any of its Affiliates or (ii) any Non-Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his director and officer capacities) or his or her Affiliates (the Persons (as

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defined in Section 6.01) identified in (i) and (ii) above being referred to, collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall have any duty to refrain from directly or indirectly (x) engaging in a corporate opportunity in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (y) otherwise competing with the Corporation, and, to the fullest extent permitted by the DGCL, no Identified Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. The Corporation hereby renounces any interest or expectancy in, or in being offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in paragraph (c) of this Section 13.01. In the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself or himself and the Corporation or any of its Affiliates, such Identified Person shall have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by the DGCL, shall not be liable to the Corporation or its stockholders for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself or himself, or offers or directs such corporate opportunity to another Person.

(c) The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director (including any Non-Employee Director who serves as an officer of this Corporation) if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation and the provisions of Section 13.01(b) shall not apply to any such corporate opportunity.

(d) In addition to and notwithstanding the foregoing provisions of this Section 13.01, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that the Corporation is not permitted to undertake under Article III or that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.

(e) For purposes of this Section 13.01, “Affiliate” shall mean (i) in respect of a Designating Stockholder, any Person that, directly or indirectly, is controlled by such Designating Stockholder, controls such Designating Stockholder or is under common control with such Designating Stockholder and shall include any principal, member, director, partner, shareholder, officer, employee or other representative of any of the foregoing (other than the Corporation and any entity that is controlled by the Corporation), (ii) in respect of a Non-Employee Director, any Person that, directly or indirectly, is controlled by such Non-Employee Director (other than the Corporation and any entity that is controlled by the Corporation) and (iii) in respect of the Corporation, any Person that, directly or indirectly, is controlled by the Corporation.

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(f) To the fullest extent permitted by law, any Person purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Section 13.01.

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EXHIBIT A-2

AMENDED AND RESTATED BYLAWS

OF

TRAILER BRIDGE, INC.

ARTICLE I.

OFFICE AND RECORDS

Section 1.01. Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

Section 1.02. Registered Office. The registered office of the Corporation required by the General Corporation Law of the State of Delaware (the “DGCL”) to be maintained in the State of Delaware may be, but need not be, identical to the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office. The principal office of the Corporation in the State of Delaware shall be located at [1013 Centre Road, Wilmington, Delaware, County of County of New Castle], and the name and address of its registered agent is [The Prentice-Hall Corporation System, Inc].

Section 1.03. Location of Books and Records. The books and records of the Corporation may be kept at the Corporation’s principal executive office in [10405 New Berlin Road East, Jacksonville, Florida 32226] or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 2.01. Annual Meeting. All annual meetings of the stockholders for the election of directors shall be held at such date, time and place either within or without the State of Delaware as may be designated from time to time by the Chairman of the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.02. Notice of Meeting. Whenever stockholders are required or permitted to take any action at a meeting, unless notice is waived as provided in Section 4.01, written notice of the meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting either personally or by mail, not fewer than ten (10) nor more than sixty (60) days before the date of the meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at his or her address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 2.03. Voting Records. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 2.04. Special Meetings. A special meeting of the stockholders, for any purpose or purposes, may be called only by the Chairman of the Board of Directors, by the President, by the Board of Directors or by one or more stockholders holding shares, in the aggregate, entitled to cast not less than [ten percent (10%)] of the votes at such meeting. If any person(s) other than the Chairman of the Board or the Board of Directors calls a special meeting, the request shall:

(a) be in writing;

(b) specify the time of such meeting and the general nature of the business proposed to be transacted; and

(c) be delivered personally or sent by registered mail or by facsimile transmission to the Chairman of the Board of Directors, the President or the Secretary of the Company. The officer(s) receiving the request shall cause notice to be promptly given to the stockholders entitled to vote at such meeting, in accordance with these Bylaws, that a meeting will be held at the time requested by the person or persons calling the meeting. No business may be transacted at such special meeting other than the business specified in such notice to stockholders. Nothing contained in this paragraph of this Section 2.4 of these Bylaws shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 2.05. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the Chairman of the Board of Directors or other person acting as the Chairman of the meeting, or the Board of Directors, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may

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be transacted that might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 2.06. Vote Required. Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote, subject to the provisions of the Stockholders Agreement among the Corporation and the stockholders party thereto, dated as of [February [    ]], 2012, as may be amended from time to time (the “Stockholders Agreement”). Whenever any corporate action, other than the election of directors, is to be taken by vote of stockholders at a meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the DGCL, the Certificate of Incorporation, the Stockholders Agreement or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 2.07. Voting of Shares; Proxies. Unless otherwise provided in the Certificate of Incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. Every proxy shall be signed by the stockholder or by his duly authorized attorney. Such proxy must be filed with the Secretary of the Corporation or his or her representative at or before the time of the meeting.

Section 2.08. Stockholder Consent Without Meeting. Unless otherwise provided in the Certificate of Incorporation and subject to the provisions of the Stockholders Agreement, any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.09. Written Ballot. Upon demand of any stockholder entitled to vote at a meeting, the vote for directors or for any other matter at such meeting shall be by written ballot, but otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Section 2.10. Stockholder Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholder or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or

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entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed by the Board of Directors, (l) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the date on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (2) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or other distribution, or to exercise such rights in respect of any such change, conversion or exchange of stock, or to participate in such action, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any record date so fixed.

ARTICLE III.

DIRECTORS

Section 3.01. General Powers and Number. The business, property and affairs of the Corporation shall be managed by or under the direction of the Board of Directors of the Corporation. The number of directors constituting the entire Board of Directors shall initially be seven (7) and may be increased or decreased from time to time by vote of a majority of the entire Board of Directors, subject to the Certificate of Incorporation and Sections 2.1(a) and 2.4(a) of the Stockholders Agreement, except as provided in Section 3.02 of this Article; provided, however, that no decrease in the number of directors may shorten the term of any incumbent director. Directors need not be stockholders. The directors shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the year following the year of their election, and until their successors are elected and qualified. The provisions of this Article III shall be subject to the terms and conditions of the Stockholders Agreement.

Section 3.02. Vacancies. Except as otherwise provided in the Stockholders Agreement, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although such majority is less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by the DGCL. Except as otherwise provided in the Stockholders Agreement, if, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board of Directors (as constituted immediately prior to any such increase), the Court of Chancery of the State of Delaware may, upon application of any stockholder or stockholders holding at least [ten percent (10%)] of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

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Section 3.03. Meetings of the Board of Directors. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 3.04. Regular Meetings. The first meeting of each newly elected Board of Directors shall be held at the same place and immediately following each annual meeting of stockholders, and no further notice thereof need be given other than these Bylaws. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 3.05. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by any two directors, at such time and place as shall be specified in the notice or waiver thereof. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings. Notice of any special meeting shall be given to each director at his or her business or residence. If mailed, such notice shall be deemed adequately delivered: (a) when personally delivered to the director to be notified; (b) when sent by confirmed facsimile to the director to be notified at a number previously identified by the director and currently on record with the Corporation; (c) when sent by email to the director to be notified at an email address previously identified by the director and currently on record with the Corporation; (d) three (3) business days after deposit in the United States mail postage prepaid by certified or registered mail return receipt requested and addressed to the director to be notified at an address previously identified by the director and currently on record with the Corporation; or (e) one (1) business day after deposit with a national overnight delivery service, postage prepaid, addressed to the director to be notified at an address previously identified by the director and currently on record with the Corporation. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these Bylaws provided under Section 9.01 of these Bylaws.

Section 3.06. Quorum. At all meetings of the Board of Directors a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation, these Bylaws or the Stockholders Agreement. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 3.07. Unanimous Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

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Section 3.08. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 3.09. Committees. The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the Stockholders Agreement, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it, except as otherwise may be provided by law. Unless the resolution of the Board of Directors expressly so provides, no such committee shall have the power or authority to declare a dividend or authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Any such committee may adopt rules governing the method of calling and time and place of holding its meetings. Unless otherwise provided by the Board of Directors, a majority of any such committee (or the member thereof, if only one) shall constitute a quorum for the transaction of business, and the vote of a majority of the members of such committee present at a meeting at which a quorum is present shall be the act of such committee. Any or all members of any such committee may be removed, with or without cause, by resolution of the Board of Directors.

Section 3.10. Compensation. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws or the Stockholders Agreement, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 3.11. Resignation and Removal of Directors. Any director may resign at any time upon written notice to the Corporation. Any such resignation shall take effect at the time specified therein or, if the time not be specified, upon receipt thereof, and the acceptance of such resignation, unless required by the terms thereof, shall not be necessary to make such resignation effective.

Section 3.12. Removal. Unless otherwise restricted by the Certificate of Incorporation, these Bylaws or the Stockholders Agreement, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of shares entitled to vote at an election of directors.

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ARTICLE IV.

WAIVER OF NOTICE

Section 4.01. Whenever any notice is required to be given to any stockholder or director of the Corporation under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. In the case of a stockholder, such waiver of notice may be signed by such stockholder’s attorney or proxy duly appointed in writing. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors needs to be specified in any written waiver of notice.

ARTICLE V.

OFFICERS

Section 5.01. Officers; Elections; Qualifications; Resignation; Removal; Salaries. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose the officers of the Corporation, including a Chief Executive Officer, a President and a Secretary of the Corporation. The Board of Directors may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and such other officers and agents as it shall deem necessary. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide. The salaries of all officers and agents of the Corporation shall be subject to the approval of the Board of Directors. The authority of the Board of Directors to elect persons as certain officers of the Corporation shall be subject to the requirements of Section 7.04 of these Bylaws.

Section 5.02. Election and Term of Office; Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify or until his or her death or resignation. Any officer may resign at any time upon written notice to the Corporation. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors, subject to the requirements of Section 7.04 of these Bylaws. Failure to elect officers shall not dissolve or otherwise affect the Corporation.

Section 5.03. Powers and Duties of Officers. The officers of the Corporation shall have such powers and duties in the management of the Corporation as may be prescribed in a resolution by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

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ARTICLE VI.

CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 6.01. Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any classes or series of its stock shall be uncertificated shares or book-entry form in the manner provided by the Board of Directors. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of any such resolution, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or Chief Executive Officer or President or Vice President, and by the Treasurer or an assistant Treasurer, or the Secretary or an assistant Secretary of the Corporation representing the number of shares registered in certificate form.

Section 6.02. Legends. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 6.03. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate, shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

Section 6.04. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost,

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stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 6.05. Foreign Ownership Restriction. The provisions of this Article VI shall be subject to the provisions of the Corporation’s Certificate of Incorporation.

Section 6.06. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate or certificates for shares with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. The Board of Directors shall have the power to make all such rules and regulations, not inconsistent with the Certificate of Incorporation, these Bylaws, the Stockholders Agreement and the DGCL, as the Board of Directors may deem appropriate concerning the issue, transfer and registration of certificates for stock of the Corporation. The Board of Directors may appoint one or more transfer agents or registrars of transfers, or both, and may require all stock certificates to bear the signature of either or both.

ARTICLE VII.

GENERAL PROVISIONS

Section 7.01. Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first day of December in each year.

Section 7.02. Seal. The Board of Directors may adopt a corporate seal having inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 7.03. Citizenship of Directors and Officers. The Chairman of the Board of Directors, the Chief Executive Officer, the President, and the Vice Presidents and any other persons who are authorized by the Board of Directors to act in their absence, shall be citizens of the United States. Other directors need not be citizens of the United States but the total number of directors who are not citizens of the United States shall at no time exceed a minority of the number necessary to constitute a quorum pursuant to Section 3.06 of these Bylaws.

Section 7.04. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VIII.

INDEMNIFICATION

Section 8.01. Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that

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he or she or a person of whom he or she is the legal representative is or was a director of the Corporation or, while a director of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to any employee benefit plan (“Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Indemnitee in connection therewith; provided, however, that except as provided in Section 8.06 with respect to Proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such Indemnitee seeking indemnification in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the Board of Directors.

Section 8.02. Right to Advancement of Expenses. The right to indemnification conferred in Section 8.01 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such Proceeding in advance of its final disposition (“Advancement of Expenses”); provided, however, that, if the DGCL requires, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (“Undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (“Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Section 8.02 or otherwise. No director shall be required to post any bond or provide any other security for any such repayment Undertaking.

Section 8.03. Right of Indemnitee to Bring Suit. If a claim under Section 8.01 or Section 8.02 is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, except in the case of a claim for an Advancement of Expenses, in which case the applicable period shall be twenty (20) days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the Indemnitee to enforce a right of an Advancement of Expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a

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determination prior to the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses hereunder, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such Advancement of Expenses, under this Article VIII or otherwise shall be on the Corporation.

Section 8.04. Non-Exclusivity of Rights. The right to indemnification and the Advancement of Expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, provision of these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 8.05. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 8.06. Indemnification of Officers, Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors in its sole discretion, grant rights to indemnification and rights to the Advancement of Expenses to any officer, employee or agent of the Corporation to the fullest extent of the provisions of this Article VIII with respect to the indemnification and Advancement of Expenses of directors of the Corporation.

Section 8.07. Nature of Rights. The rights to indemnification and to the Advancement of Expenses conferred in Section 8.01 and Section 8.02 shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.

Section 8.08. Primary Indemnification. The Corporation acknowledges that (i) certain persons employed by, otherwise affiliated with, or appointed by, a stockholder of the Corporation or any of its affiliates or any funds managed or advised by such stockholder or its affiliates (a “Third Party Designor”) may serve on the Board of Directors, or, at the request of the Corporation, on the board of directors or other governing body of another entity, and (ii) such directors may be entitled to, or may be provided, indemnification by such Third Party Designor for certain expenses and liabilities for which such directors may also be entitled to seek indemnification from the Corporation pursuant to these Bylaws, pursuant to Section 145 of the DGCL or pursuant to indemnification agreements or other agreements between the Corporation and such directors (the “Company Indemnified Expenses”). The Corporation acknowledges and agrees that, as between the Corporation and its subsidiaries, on the one hand, and such Third

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Party Designor (other than the Corporation and its subsidiaries), on the other hand, the Corporation shall be primarily liable to such directors with respect to any Company Indemnified Expenses and any liability of such Third Party Designor to such directors shall be secondary liability. In recognition of the primary liability of the Corporation, the Corporation agrees that, in the event that such Third Party Designor pays any Company Indemnified Expenses to or on behalf of any such director, reimburses any such director for any Company Indemnified Expenses paid by such director or advances amounts to any such director (including by way of any loan) for the payment of Company Indemnified Expenses, then (i) the Corporation shall pay to such Third Party Designor amounts so paid, reimbursed or advanced, to the extent that any such director would have been entitled to indemnification of such Company Indemnified Expenses and (ii) such Third Party Designor shall be subrogated to all of the rights of such director with respect to any claim that such director could have brought against the Corporation or any subsidiary with respect to any Company Indemnified Expenses that have been paid, reimbursed or advanced to or on behalf of such director. All such payments to such Third Party Designor shall be made within five (5) business days of the receipt by the Corporation of written notice from such Third Party Designor of such payment, reimbursement or advance, accompanied by documentation showing, in reasonable detail, the Company Indemnified Expenses so paid, reimbursed or advanced by such Third Party Designor. The Company shall also reimburse such Third Party Designor for all expenses, including legal expenses, incurred in enforcing this Section 8.08.

ARTICLE IX.

AMENDMENTS

Section 9.01. Amendment. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the certificate or incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

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EXHIBIT A-3

MARAD COLLATERAL INTERCREDITOR AGREEMENT

This MARAD COLLATERAL INTERCREDITOR AGREEMENT (this “Agreement”) is made as of the [    ] day of [            ], 2012, by and among TRAILER BRIDGE, INC. (the “Company”), THE UNITED STATES OF AMERICA, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the “Secretary”) in its capacity as the secured party with respect to the First Lien Obligations (as defined below) (together with its successors and permitted assigns in such capacity, the “First Lien Agent”), Gleacher & Company, Inc., in its capacity as agent for the holders of the Second Lien Obligations (as defined below) (together with its successors and permitted assigns in such capacity, the “Second Lien Agent”) and U.S. BANK NATIONAL ASSOCIATION

, in its capacity as indenture trustee for the holders of the Third Lien Obligations (as defined below) (together with its successors and permitted assigns in such capacity, the “Third Lien Agent”). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

WHEREAS, the Company commenced a voluntary case under Chapter 11 of the Bankruptcy Code (as defined below) in the United States Bankruptcy Court for the Middle District of Florida (the “Bankruptcy Court”) and the Company has continued to operate its businesses and manage its properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;

WHEREAS, by order, dated [            ], 2012, the Bankruptcy Court confirmed the Debtors’ Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated January 14, 2012 (as amended, supplemented or otherwise modified from time to time, the “Plan of Reorganization”), in accordance with section 1129 of the Bankruptcy Code;

WHEREAS, the Company and U.S. Bank National Association, in its capacity as indenture trustee, are parties to that certain Trust Indenture, dated as of [December 4, 1997 and as amended by the First Supplement to Trust Indenture, dated as of December 31, 2001, the Second Supplement to Trust Indenture Special Provisions, dated as of September 30, 2002, the Third Supplement to Trust Indenture Special Provisions, dated as of April 29, 2003 and the Fourth Supplement to Trust Indenture Special Provisions, dated as of March 30, 2004][June 23, 1997 and as amended by the First Supplement to Trust Indenture, dated as of December 31, 2001, the Second Supplement to Trust Indenture Special Provisions, dated as of September 30, 2002, the Third Supplement to Trust Indenture Special Provisions, dated as of April 29, 2003 and the Fourth Supplement to Trust Indenture Special Provisions, dated as of March 30, 2004], providing for an issuance of bonds bearing interest at [6.52%][7.07%] per annum and maturing on [March 30, 2023][September 30, 2022] (as amended, restated, supplemented or otherwise modified, replaced or Refinanced from time to time in accordance with the terms hereof, the “MARAD Facility”);

WHEREAS, in accordance with the terms of an Authorization Agreement, Contract No. [13354] [13305] dated as of [December 4, 1997][June 23, 1997], between the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, and U.S. Bank National Association, as indenture trustee under the MARAD Facility, the aforementioned bonds are guaranteed by the United States of America (as amended, restated, supplemented or otherwise modified or replaced from time to time in accordance with the terms hereof, the “MARAD Authorization Agreement”);

WHEREAS, the Company, the subsidiaries of the Company from time to time party hereto (each, a “Guarantor Subsidiary”), the lenders party thereto and Gleacher & Company, Inc., as agent, entered into that certain Term Loan and Security Agreement, dated as of the date hereof, providing for a term loan (as amended, restated, supplemented or otherwise modified, replaced or Refinanced from time to time, the “Exit Credit Facility”);

WHEREAS, the Company, as issuer, the Guarantor Subsidiaries and U.S. Bank National Association, as indenture trustee, entered into that certain Indenture, dated as of the date hereof, providing for an issuance of senior secured notes (as amended, restated, supplemented or otherwise modified, replaced or Refinanced from time to time, the “Secured Note Facility”);

WHEREAS, the obligations of the Company under the MARAD Guarantee and Secretary’s Note will be secured on a first priority basis by liens on the MARAD Collateral (as defined below), pursuant to the terms of the First Lien Collateral Documents;

WHEREAS, the obligations of the Company under the Exit Credit Facility will be secured on a second priority basis by liens on the MARAD Collateral, pursuant to the terms of the Second Lien Collateral Documents;

WHEREAS, the obligations of the Company under the Secured Note Facility will be secured on a third priority basis by liens on the MARAD Collateral, pursuant to the terms of the Third Lien Collateral Documents; and

WHEREAS, in order to induce the First Lien Claimholders, the Second Lien Claimholders and the Third Lien Claimholders (i) to continue the MARAD Facility and enter into the Exit Credit Facility and the Secured Note Facility and (ii) to extend credit and other financial accommodations and lend monies to or for the benefit of the Company, the First Lien Agent on behalf of the First Lien Claimholders, the Second Lien Agent on behalf of the Second Lien Claimholders and the Third Lien Agent on behalf of the Third Lien Claimholders have agreed to the intercreditor and other provisions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.	DEFINITIONS.

1.1 Defined Terms. The following terms shall have the meanings set forth in this Section 1.1 or elsewhere in the provisions of this Agreement referred to below.

“Agreement” means this MARAD Collateral Intercreditor Agreement, as amended, restated, supplemented or otherwise modified from time to time.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy”, as amended from time to time, and any applicable successor statute.

“Bankruptcy Court” as defined in the recitals hereto.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

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“Business Day” means any day on which banking institutions in New York, New York are open for the transaction of banking business.

“Cap Amount” (i) with respect to the First Lien Obligations, has the meaning assigned to that term in the definition of “First Lien Obligations”, (ii) with respect to the Second Lien Obligations, has the meaning assigned to that term in the definition of “Second Lien Obligations”, and (iii) with respect to the Third Lien Obligations, has the meaning assigned to that term in the definition of “Third Lien Obligations”.

“Company” as defined in the preamble hereto.

“Comparable Second Lien Collateral Document” means, in relation to any portion of the MARAD Collateral subject to any Lien created under any First Lien Collateral Document, the Second Lien Collateral Document that creates a Lien on the same portion of the MARAD Collateral, granted by the Company.

“Comparable Third Lien Collateral Document” means, in relation to any portion of the MARAD Collateral subject to any Lien created under any First Lien Collateral Document or Second Lien Collateral Document, the Third Lien Collateral Document that creates a Lien on the same portion of the MARAD Collateral, granted by the Company.

“Controlling Agent” means (a) prior to the Discharge of First Lien Obligations, the First Lien Agent; (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Second Lien Agent; and (c) following the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations but prior to the Discharge of Third Lien Obligations, the Third Lien Agent.

“Controlling Claimholders” means (a) prior to the Discharge of First Lien Obligations, the First Lien Claimholders; (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Second Lien Claimholders; and (c) following the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations but prior to the Discharge of Third Lien Obligations, the Third Lien Claimholders.

“Controlling Collateral Documents” means (a) prior to the Discharge of First Lien Obligations, the First Lien Collateral Documents; (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Second Lien Collateral Documents; and (c) following the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations but prior to the Discharge of Third Lien Obligations, the Third Lien Collateral Documents.

“Controlling Facility” means (a) prior to the Discharge of First Lien Obligations, the MARAD Facility; (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Exit Credit Facility; and (c) following the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations but prior to the Discharge of Third Lien Obligations, the Secured Note Facility.

“Controlling Facility Documents” means (a) prior to the Discharge of First Lien Obligations, the MARAD Facility Documents; (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Exit Credit Facility Documents; and (c) following the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations but prior to the Discharge of Third Lien Obligations, the Secured Note Facility Documents.

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“Controlling Obligations” means (a) prior to the Discharge of First Lien Obligations, the First Lien Obligations; (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Second Lien Obligations; and (c) following the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations but prior to the Discharge of Third Lien Obligations, the Third Lien Obligations.

“DIP Financing” as defined in Section 6.1.

“Discharge of Controlling Obligations” means (a) prior to or contemporaneous with the Discharge of First Lien Obligations, the Discharge of First Lien Obligations; (b) following the Discharge of First Lien Obligations, but prior to or contemporaneous with the Discharge of Second Lien Obligations, the Discharge of Second Lien Obligations; and (c) following the Discharge of First Lien Obligations and the Discharge of Second Lien Obligations, but prior to or contemporaneous with the Discharge of Third Lien Obligations, the Discharge of Third Lien Obligations.

“Discharge of First Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Obligations outstanding under the MARAD Facility Documents and constituting First Lien Obligations; and

(b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

“Discharge of Second Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Obligations outstanding under the Exit Credit Facility Documents and constituting Second Lien Obligations; and

(b) payment in full in cash of all other Second Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

“Discharge of Third Lien Obligations” means, except to the extent otherwise expressly provided in Section 5.6:

(a) payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding) on all Obligations outstanding under the Secured Note Facility Documents and constituting Third Lien Obligations; and

(b) payment in full in cash of all other Third Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time).

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“Disposition” as defined in Section 5.1(b).

“Enforcement Action” means any action to:

(a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), any MARAD Collateral, or otherwise exercise or enforce remedial rights with respect to any MARAD Collateral under the MARAD Facility Documents, the Exit Credit Facility Documents or the Secured Note Facility Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b) solicit bids from third Persons to conduct the liquidation or disposition of any MARAD Collateral or to engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting and selling any MARAD Collateral;

(c) receive a transfer of any MARAD Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d) otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to any MARAD Collateral at law, in equity, or pursuant to the MARAD Facility Documents, the Exit Credit Facility Documents or the Secured Note Facility Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the MARAD Collateral to facilitate the actions described in the preceding clauses); or

(e) consent to the Disposition of any MARAD Collateral by the Company after the occurrence and during the continuation of an event of default under the MARAD Facility Documents, the Exit Credit Facility Documents or the Secured Note Facility Documents.

“Excess First Lien Obligations” means any Obligations that would constitute First Lien Obligations if not for the Cap Amount applicable thereto.

“Excess Second Lien Obligations” means any Obligations that would constitute Second Lien Obligations if not for the Cap Amount applicable thereto.

“Excess Third Lien Obligations” means any Obligations that would constitute Third Lien Obligations if not for the Cap Amount applicable thereto.

“Exit Credit Facility” as defined in the recitals hereto.

“Exit Credit Facility Documents” means the Exit Credit Facility and the other “Financing Agreements” as defined in the Exit Credit Facility, including, without limitation, the Second Lien Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Second Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Second Lien Obligations, including any intercreditor or joinder agreement among any of the holders of the Second Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

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“Exit Facility-Secured Note Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time), among Trailer Bridge, Inc., Gleacher & Company, Inc., as agent under the Exit Credit Facility, and U.S. Bank National Association, as indenture trustee under the Secured Note Facility (as defined therein).

“First Lien Agent” as defined in the preamble hereto.

“First Lien Claimholders” means, at any relevant time, the Secretary.

“First Lien Collateral Documents” means the MARAD Security Agreement and MARAD Fleet Mortgage and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“First Lien Obligations” means all Obligations outstanding under the MARAD Facility and the other MARAD Facility Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

To the extent any payment with respect to any First Lien Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to any debtor in possession, Second Lien Claimholder, Third Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Claimholders, the Second Lien Claimholders and the Third Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the MARAD Facility Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Lien Claimholders, the Second Lien Claimholders and the Third Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as “First Lien Obligations”.

Notwithstanding the foregoing, if the principal outstanding under the MARAD Facility is in excess of $[8,565,858][5,104,475] in the aggregate (with respect to the First Lien Obligations, the “Cap Amount”), then only that portion of such principal equal to the Cap Amount shall constitute “First Lien Obligations” and interest and reimbursement obligations with respect to such Indebtedness shall only constitute “First Lien Obligations” to the extent related to Indebtedness included in the First Lien Obligations, provided that, in all cases, fees, expenses and indemnity rights of the First Lien Agent shall constitute “First Lien Obligations”.

“Indebtedness” means and includes all Obligations that constitute “Indebtedness” within the meaning of the MARAD Facility, the Exit Credit Facility or the Secured Note Facility, as applicable.

“Insolvency or Liquidation Proceeding” means:

(a) any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to the Company;

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(b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding, with respect to the Company or with respect to a material portion of its assets;

(c) any liquidation, dissolution, reorganization or winding up of the Company whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

“Lien” means any lien (including, without limitation judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust, UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing.

“MARAD Authorization Agreement” as defined in the recitals hereto.

“MARAD Collateral” means all of the right, title and interest of the Company in and to all of the following, whether now owned or existing or hereafter arising or acquired:

(I) the MARAD Construction Contract together with all other contracts, whether now in existence or hereafter entered into, relating to the construction of the Vessels, including the designing, inspecting and outfitting thereof, or equipping of the Vessels;

(II) the Company’s rights to receive all moneys which from time to time may become due to the Company in respect to the construction of the Vessels, including the designing, inspecting, outfitting and equipping thereof, of each Vessel regardless of the legal theory by which moneys are recovered;

(III) all goods, materials, parts, spare parts, products, machinery, and other personal property, whether equipment, inventory or otherwise, pertaining to, relating to or intended to be used or installed on or affixed to the vessels, whether aboard or ashore, located at the Shipyard’s premises or in transit, whether now owned or hereafter acquired, and whether or not covered by the MARAD Fleet Mortgage, and any charter hire relating to the Vessels;

(IV) the Title XI Reserve Fund and all moneys, instruments, negotiable documents, chattel paper, and proceeds thereof currently on deposit or hereafter deposited in the Title XI Reserve Fund;

(V) all moneys, instruments, negotiable documents, chattel paper and proceeds thereof held by the institution designated as “Depository-Bailee” under the MARAD Depository Agreement;

(VI) proceeds of Policies of Insurance (as defined in the MARAD Security Agreement) relating to the Vessels and, whether or not insured, any general average claims or loss of hire claims the Company may have with respect to the Vessels;

(VII) the Vessels; and

(VIII) all proceeds of the collateral described in paragraphs (I) – (VII).

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“MARAD Construction Contract” means the Vessel Construction Contract for [Three] [Two] Vessels dated as of December 30, 1996, as amended by Amendment No. 1 thereto dated as of [October 8, 1997] [June 23, 1997] and as may be further amended or otherwise modified from time to time, between the Shipyard, Halter Marine Group, Inc., and Coastal Ship, Inc., as assigned to the Company.

“MARAD Depository Agreement” means the Depository Agreement, Contract No. MA-13308, dated as of June 23, 1997 and amended as of December 4, 1997 and as may be further modified or supplemented from time to time in accordance with the applicable provisions thereof and hereof, among the Company, the Secretary and the institution designated as “Depository-Bailee” thereunder.

“MARAD Facility” as defined in the recitals hereto.

“MARAD Facility Documents” means the MARAD Facility, the MARAD Authorization Agreement, the First Lien Collateral Documents and the MARAD Guarantee, and each of the other agreements, documents and instruments providing for or evidencing any other First Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any First Lien Obligations, including any intercreditor or joinder agreement among any of the holders of the First Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

“MARAD Fleet Mortgage” means each first preferred fleet mortgage on the Vessels, Contract No. [13347] [13307], between the Company and the Secretary, as originally executed or as modified, amended or supplemented in accordance with the applicable provisions thereof and hereof.

“MARAD Guarantee” means each guarantee of the bonds designated as [“United States Government Guaranteed Ship Financing Bonds, 1997 Series II Amended and Restated March 30, 2004” bearing interest at 6.52%] [“United States Government Guaranteed Ship Financing Bonds, 1997 Series Amended and Restated March 30, 2004” bearing interest at 7.07%] by the United States pursuant to Title XI of the Merchant Marine Act, 1936, as amended, as provided in the MARAD Authorization Agreement.

“MARAD Security Agreement” means each certain Security Agreement, Contract No. [13346, dated as of December 4, 1997] [13306, dated as of June 23, 1997] and as amended, modified and supplemented from time to time in accordance with the applicable provisions thereof, between the Company and the Secretary and hereof.

“New Controlling Agent” as defined in Section 5.6.

“New Controlling Debt Notice” as defined in Section 5.6.

“Obligations” means all obligations of every nature of the Company from time to time owed to any of the First Lien Claimholders, the Second Lien Claimholders or the Third Lien Claimholders under the MARAD Facility Documents, the Exit Credit Facility Documents or the Secured Note Facility Documents, whether for principal, interest (including, without limitation, Post-Petition Interest), fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

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“Plan of Reorganization” as defined in the recitals hereto.

“Pledged Collateral” as defined in Section 5.5.

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the MARAD Facility, the Exit Credit Facility or the Secured Note Facility, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Price” means:

(a) for purposes of Section 5.7(a), the sum of (i) the principal amount of all loans, advances or similar extensions of credit included in the First Lien Obligations (or the Second Lien Obligations, as applicable) and all accrued and unpaid interest thereon through the date of purchase (and including any prepayment penalties or premiums) plus (ii) all accrued and unpaid fees, expenses and other amounts owed to the First Lien Claimholders (or the Second Lien Claimholders, as applicable) on the date of purchase to the extent not allocable to Excess First Lien Obligations (or Excess Second Lien Obligations, as applicable); and

(b) for purposes of Section 5.7(b), the sum of (i) the principal amount of all loans, advances or similar extensions of credit included in the First Lien Obligations and the Second Lien Obligations and all accrued and unpaid interest thereon through the date of purchase (and including any prepayment penalties or premiums) plus (ii) all accrued and unpaid fees, expenses and other amounts owed to the First Lien Claimholders and the Second Lien Claimholders on the date of purchase to the extent not allocable to Excess First Lien Obligations or Excess Second Lien Obligations.

“Recovery” as defined in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other indebtedness in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Second Lien Agent” as defined in the preamble hereto.

“Second Lien Claimholders” means, at any relevant time, the holders of the Second Lien Obligations at that time, including the Second Lien Lenders and the agents under the Exit Credit Facility Documents, provided that, with respect to any vote, consent or other action by the Second Lien Claimholders, “Second Lien Claimholders” shall mean the Second Lien Claimholders acting with such percentage vote as may be required by the Exit Credit Facility Documents.

“Second Lien Collateral Documents” means the Second Lien Security Agreement, the Second Lien Fleet Mortgages and any other agreement, document or instrument pursuant to which a Lien is granted in the MARAD Collateral to secure any Second Lien Obligations or under which rights or remedies with respect to such Liens are governed.

“Second Lien Fleet Mortgage” means any of the second preferred fleet mortgages on the Vessels dated on or about the date hereof, between the Company and the Second Lien Agent, as amended, restated, supplemented or otherwise modified from time to time.

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“Second Lien Lenders” means the “Lenders” under and as defined in the Exit Credit Facility.

“Second Lien Obligations” means all Obligations outstanding under the Exit Credit Facility and the other Exit Credit Facility Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

To the extent any payment with respect to any Second Lien Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to any debtor in possession, First Lien Claimholder, Third Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Claimholders, the Second Lien Claimholders, and the Third Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Exit Credit Facility Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Lien Claimholders, the Second Lien Claimholders and the Third Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as “Second Lien Obligations”.

Notwithstanding the foregoing, if the principal outstanding under the Exit Credit Facility is in excess of $[        ] in the aggregate (with respect to the Second Lien Obligations, the “Cap Amount”), then only that portion of such principal equal to the Cap Amount shall constitute “Second Lien Obligations” and interest and reimbursement obligations with respect to such Indebtedness shall only constitute “Second Lien Obligations” to the extent related to Indebtedness included in the Second Lien Obligations, provided that, in all cases, fees, expenses and indemnity rights of the Second Lien Agent shall constitute “Second Lien Obligations”.

“Second Lien Security Agreement” means the Security Agreement dated as of the date hereof and as amended, restated, supplemented or otherwise modified from time to time, between the Company and the Second Lien Agent.

“Second Lien Standstill Period” as defined in Section 3.1(a).

“Secretary” as defined in the preamble hereto.

“Secretary’s Note” means each Promissory Note made payable to the order of the United States of America by the Company in connection with each MARAD Guarantee. “Secured Note Facility” as defined in the recitals hereto.

“Secured Note Facility Documents” means the Secured Note Facility, the Notes (as defined in the Secured Note Facility) and the other Security Documents (as defined in the Secured Note Facility), including, without limitation, the Third Lien Collateral Documents, and each of the other agreements, documents and instruments providing for or evidencing any other Third Lien Obligations, and any other document or instrument executed or delivered at any time in connection with any Third Lien Obligations, including any intercreditor or joinder agreement among any of the holders of Third Lien Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, supplemented, modified, renewed or extended from time to time in accordance with the provisions of this Agreement.

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“Separate Collateral” means (i) with respect to the Second Lien Obligations, the “Collateral” as defined in the Exit Credit Facility other than MARAD Collateral and (ii) with respect to the Third Lien Obligations, the “Collateral” as defined in the Secured Note Facility other than MARAD Collateral.

“Shipyard” means the Shipyard identified as such in Recital A to the Commitment to Guarantee Obligations, Contract No. [13344, dated as of December 4, 1997] [13304, dated as of June 23, 1997] and as amended, modified or supplemented from time to time in accordance with the applicable provisions thereof, executed by the Secretary and accepted by the Company with respect to the MARAD Guarantee.

“Standstill Period” as defined in Section 3.1(a).

“Subordinated Adequate Protection Payments” as defined in Section 6.3.

“Subordinated Agent” means (a) prior to the Discharge of First Lien Obligations, the Second Lien Agent and the Third Lien Agent and (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Agent.

“Subordinated Claimholders” means (a) prior to the Discharge of First Lien Obligations, the Second Lien Claimholders and the Third Lien Claimholders and (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Claimholders.

“Subordinated Collateral Documents” means (a) prior to the Discharge of First Lien Obligations, the Second Lien Collateral Document and, the Third Lien Collateral Documents and (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Collateral Documents.

“Subordinated Facilities” means (a) prior to the Discharge of First Lien Obligations, the Exit Credit Facility and the Secured Note Facility and (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Secured Note Facility.

“Subordinated Facility Documents” means (a) prior to the Discharge of First Lien Obligations, the Exit Credit Facility Documents and the Secured Note Facility Documents and (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Secured Note Facility Documents.

“Subordinated Obligations” means (a) prior to the Discharge of First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations and (b) following the Discharge of First Lien Obligations but prior to the Discharge of Second Lien Obligations, the Third Lien Obligations.

“Third Lien Agent” as defined in the preamble hereto.

“Third Lien Claimholders” means, at any relevant time, the holders of the Third Lien Obligations at that time, including the Third Lien Lenders and the agents under the Secured Note Facility Documents, provided that, with respect to any vote, consent or other action by the Third Lien Claimholders, “Third Lien Claimholders” shall mean the Third Lien Claimholders acting with such percentage vote as may be required by the Secured Note Facility Documents.

“Third Lien Collateral Documents” means the Third Lien Security Agreement, the Third Lien Fleet Mortgage and any other agreement, document or instrument pursuant to which a Lien is granted in the MARAD Collateral to secure any Third Lien Obligations or under which rights or remedies with respect to such Liens are governed.

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“Third Lien Fleet Mortgage” means any of the third preferred fleet mortgages on the Vessels dated on or about the date hereof, between the Company and the Third Lien Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Third Lien Lenders” means the “Holders” under and as defined in the Secured Note Facility.

“Third Lien Obligations” means all Obligations outstanding under the Secured Note Facility and the other Secured Note Facility Documents, in each case whether or not allowed or allowable in an Insolvency or Liquidation Proceeding.

To the extent any payment with respect to any Third Lien Obligations (whether by or on behalf of the Company, as proceeds of security, enforcement of any right of setoff or otherwise) is declared to be a fraudulent conveyance or a preference in any respect, set aside or required to be paid to any debtor in possession, First Lien Claimholder, Second Lien Claimholder, receiver or similar Person, then the obligation or part thereof originally intended to be satisfied shall, for the purposes of this Agreement and the rights and obligations of the First Lien Claimholders, the Second Lien Claimholders and the Third Lien Claimholders, be deemed to be reinstated and outstanding as if such payment had not occurred. To the extent that any interest, fees, expenses or other charges (including, without limitation, Post-Petition Interest) to be paid pursuant to the Secured Note Facility Documents are disallowed by order of any court, including, without limitation, by order of a Bankruptcy Court in any Insolvency or Liquidation Proceeding, such interest, fees, expenses and charges (including, without limitation, Post-Petition Interest) shall, as between the First Lien Claimholders, the Second Lien Claimholders and the Third Lien Claimholders, be deemed to continue to accrue and be added to the amount to be calculated as “Third Lien Obligations”.

Notwithstanding the foregoing, if the principal outstanding under the Secured Note Facility is in excess of $[        ] in the aggregate (with respect to the Third Lien Obligations, the “Cap Amount”), then only that portion of such principal equal to the Cap Amount shall constitute “Third Lien Obligations” and interest and reimbursement obligations with respect to such Indebtedness shall only constitute “Third Lien Obligations” to the extent related to Indebtedness included in the Third Lien Obligations, provided that, in all cases, fees, expenses and indemnity rights of the Third Lien Agent shall constitute “Third Lien Obligations”.

“Third Lien Security Agreement” means the Security Agreement dated as of the date hereof and as amended, restated, supplemented or otherwise modified from time to time, between the Company and the Third Lien Agent.

“Third Lien Standstill Period” as defined in Section 3.1(a).

“Title XI Reserve Fund” has the meaning specified in the Title XI Reserve Fund and Financial Agreement, Contract No. MA-13309, dated as of June 23, 1997, as amended and restated as of December 4, 1997 and as amended, modified and supplemented from time to time in accordance with the applicable provisions thereof, between the Company and the Secretary.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

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“Vessels” means all vessels covered by the MARAD Fleet Mortgage together with all related machinery, electronic equipment, appurtenances, additions, improvements, and replacements.

1.2 Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise:

(a) any definition of or reference to any agreement, instrument or other document herein shall (unless otherwise expressly provided to the contrary) be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, modified, renewed or extended;

(b) a reference to any law includes any amendment or modification to such law;

(c) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns;

(d) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(e) the words “approval” and “approved”, as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted;

(f) all terms not specifically defined herein that are defined in the UCC as in effect in the State of New York shall have the meanings assigned to them therein;

(g) all references herein to a particular “Section” or “Exhibit” refers to that section or exhibit of this Agreement unless otherwise indicated; and

(h) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

2.	LIEN PRIORITIES.

2.1 Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens granted on the MARAD Collateral securing the First Lien Obligations, the Second Lien Obligations or the Third Lien Obligations, and notwithstanding any provision of the UCC or any other applicable law or the Exit Credit Facility Documents or the Secured Note Facility Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens securing the First Lien Obligations or the Second Lien Obligations, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the Subordinated Agents, on behalf of themselves and the Subordinated Claimholders, hereby agree that:

(a) Any Lien on the MARAD Collateral securing any First Lien Obligations now or hereafter held by or on behalf of the First Lien Agent, any First Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the MARAD Collateral securing any Second Lien Obligations or any Third Lien Obligations.

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(b) Any Lien on the MARAD Collateral securing any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Agent, any Second Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, (i) shall be junior and subordinate in all respects to any Lien on the MARAD Collateral securing any First Lien Obligations and (ii) shall be senior in all respects and prior to any Lien on the MARAD Collateral securing any Third Lien Obligations. All Liens on the MARAD Collateral securing any First Lien Obligations shall be and remain senior in all respects and prior to all Liens on the MARAD Collateral securing any Second Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations are subordinated to any Lien securing any other obligation of the Company or any other Person.

(c) Any Lien on the MARAD Collateral securing any Third Lien Obligations now or hereafter held by or on behalf of the Third Lien Agent, any Third Lien Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to any Lien on the MARAD Collateral securing any First Lien Obligations or any Second Lien Obligations. All Liens on the MARAD Collateral securing any First Lien Obligations or any Second Lien Obligations shall be and remain senior in all respects and prior to all Liens on the MARAD Collateral securing any Third Lien Obligations for all purposes, whether or not such Liens securing any First Lien Obligations or any Second Lien Obligations are subordinated to any Lien securing any other obligation of the Company or any other Person.

2.2 Prohibition on Contesting Liens; No Marshalling. Each of the Third Lien Agent, for itself and on behalf of each Third Lien Claimholder, the Second Lien Agent, for itself and on behalf of each Second Lien Claimholder, and the First Lien Agent, for itself and on behalf of each First Lien Claimholder, agrees that it will not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection or enforceability of a Lien held, or purported to be held, in the MARAD Collateral by or on behalf of any of the First Lien Claimholders, by or on behalf of any of the Second Lien Claimholders, or by or on behalf of any of the Third Lien Claimholders, as the case may be, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Controlling Agent or any Controlling Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens securing the Controlling Obligations as provided in Sections 2.1 and 3.1. Until the Discharge of Controlling Obligations, no Subordinated Agent nor any Subordinated Claimholder will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

2.3 No New Liens. Until the Discharge of Controlling Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, the parties hereto agree that the Company shall not grant or permit any additional Liens on the MARAD Collateral.

2.4 Similar Liens and Agreements. The parties hereto agree that it is their intention that the MARAD Collateral securing the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations be identical. In furtherance of the foregoing and of Section 8.11, the parties hereto agree, subject to the other provisions of this Agreement:

(a) upon request by the Controlling Agent or any Subordinated Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the MARAD Collateral and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Controlling Facility Documents and the Subordinated Facility Documents; and

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(b) that the documents and agreements creating or evidencing the grant of the MARAD Collateral for the Controlling Obligations and the Subordinated Obligations shall be in all material respects the same forms of documents other than with respect to the first lien, second lien or third lien of the Obligations thereunder.

3.	ENFORCEMENT.

3.1 Exercise of Remedies.

(a) Until the Discharge of Controlling Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, no Subordinated Agent or Subordinated Claimholder will:

(i) commence or maintain, or seek to commence or maintain, any Enforcement Action with respect to the MARAD Collateral or otherwise exercise any rights or remedies with respect to the MARAD Collateral; provided that:

(A) the Second Lien Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies after the passage of a period of at least 180 days has elapsed since the later of (x) the date on which the Second Lien Agent declared the existence of any event of default under the Exit Credit Facility Documents and demanded the repayment of all the principal amount of the Second Lien Obligations, and (y) the date on which the First Lien Agent received notice from the Second Lien Agent of such declaration of an event of default (the “Second Lien Standstill Period”); and

(B) the Third Lien Agent may commence an Enforcement Action or otherwise exercise any or all such rights or remedies (I) if the Discharge of First Lien Obligations has not occurred, upon the later of (x) the passage of 10 Business Days after the termination of the Second Lien Standstill Period, during which the Second Lien Agent does not provide a reasonable indication that it will commence and diligently pursue an Enforcement Action, (y) the date on which the Third Lien Agent declared the existence of any event of default under the Secured Note Facility Documents and demanded the repayment of all the principal amount of the Third Lien Obligations, and (z) the date on which the First Lien Agent and the Second Lien Agent received notice from the Third Lien Agent of such declaration of an event of default, or (II) if the Discharge of First Lien Obligations has occurred, after the passage of a period of at least 180 days has elapsed since the later of (x) the date on which the Third Lien Agent declared the existence of any event of default under the Secured Note Facility Documents and demanded the repayment of all the principal amount of the Third Lien Obligations, and (y) the date on which the Second Lien Agent received notice from the Third Lien Agent of such declaration of an event of default (in either case, the “Third Lien Standstill Period”; each of the Second Lien Standstill Period and the Third Lien Standstill Period, a “Standstill Period”);

provided, however, that notwithstanding anything herein to the contrary, in no event shall any Subordinated Agent or any Subordinated Claimholder exercise any rights or remedies with respect to the MARAD Collateral if, notwithstanding the expiration of any Standstill Period, the Controlling Agent or any Controlling Claimholder shall have commenced and be diligently

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pursuing an Enforcement Action or other exercise of their rights or remedies in each case with respect to all or any material portion of the MARAD Collateral, or is prevented from pursuing such Enforcement Action by automatic stay (prompt notice of such exercise to be given to each Subordinated Agent);

(ii) contest, protest or object to any foreclosure proceeding or action brought by the Controlling Agent or any Controlling Claimholder or any other exercise by the Controlling Agent or any Controlling Claimholder of any rights and remedies relating to the MARAD Collateral under the Controlling Facility Documents or otherwise; and

(iii) subject to the rights under Section 3.1(a)(i) above, object to the forbearance by the Controlling Agent or any Controlling Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the MARAD Collateral, in each case so long as any proceeds received by the Controlling Agent in excess of those necessary to achieve the Discharge of Controlling Obligations are distributed in accordance with the UCC and other applicable law, subject to the relative priorities described herein.

(b) Until the Discharge of Controlling Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, subject to Section 3.1(a)(i), the Controlling Agent and the Controlling Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that each Subordinated Agent shall have the credit bid rights set forth in Section 3.1(c)(vi)) and, subject to Section 5.1, to make determinations regarding the release, disposition or restrictions with respect to the MARAD Collateral without any consultation with or the consent of any Subordinated Agent or any Subordinated Claimholder; provided that any proceeds received by the Controlling Agent in excess of those necessary to achieve the Discharge of Controlling Obligations are distributed in accordance with the UCC and other applicable law, subject to the relative priorities described herein. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the MARAD Collateral, the Controlling Agent and any Controlling Claimholder may enforce the provisions of the Controlling Facility Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with any Subordinated Agent or any Subordinated Claimholder and regardless of whether any such exercise is adverse to the interest of any Subordinated Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of the MARAD Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under the Bankruptcy Laws of any applicable jurisdiction.

(c) Notwithstanding the foregoing, any Subordinated Agent and any Subordinated Claimholder may:

(i) file a claim or statement of interest with respect to the Subordinated Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against the Company;

(ii) take any action (not adverse to the priority status of the Liens on the MARAD Collateral securing the Controlling Obligations, or the rights of the Controlling Agent or any Controlling Claimholder to exercise remedies in respect thereof) in order to create, perfect, preserve or protect its Lien on the MARAD Collateral;

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(iii) file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of any Subordinated Claimholders, including any claims secured by the MARAD Collateral, if any, in each case in accordance with the terms of this Agreement;

(iv) vote on any plan of reorganization, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the Subordinated Obligations and the MARAD Collateral;

(v) exercise any of its rights or remedies with respect to the MARAD Collateral after the termination of the related Standstill Period to the extent permitted by Section 3.1(a)(i);

(vi) bid for or purchase MARAD Collateral at any public, private or judicial foreclosure upon such MARAD Collateral initiated by the Controlling Agent or any Controlling Claimholder, or any sale of the MARAD Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any Subordinated Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Controlling Obligations; and

(vii) take any action with respect to the Separate Collateral.

Each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, agrees that it will not take or receive the MARAD Collateral or any proceeds of the MARAD Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to the MARAD Collateral in its capacity as a creditor, unless and until the Discharge of Controlling Obligations has occurred, except in connection with any foreclosure expressly permitted by Section 3.1(a)(i). Without limiting the generality of the foregoing, unless and until the Discharge of Controlling Obligations has occurred, except as expressly provided in Section 3.1(a)(i) and this Section 3.1(c), the sole right of each Subordinated Agent and the Subordinated Claimholders with respect to the MARAD Collateral is to hold a Lien on the MARAD Collateral pursuant to the Subordinated Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Controlling Obligations has occurred.

(d) Subject to Sections 3.1(a)(i) and (c):

(i) each Subordinated Agent, for itself and on behalf of the respective Subordinated Claimholders, agrees that no Subordinated Claimholder will take any action that would hinder any exercise of remedies under the Controlling Facility Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the MARAD Collateral, whether by foreclosure or otherwise;

(ii) each Subordinated Agent, for itself and on behalf of the respective Subordinated Claimholders, hereby waives any and all rights that any such Subordinated Claimholder may have as a junior lien creditor or otherwise to object to the manner in which the Controlling Agent or any Controlling Claimholder seeks to enforce or collect the Controlling Obligations or the Liens securing the Controlling Obligations granted in the MARAD Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Controlling Agent or any Controlling Claimholder is adverse to the interests of the Subordinated Claimholders; and

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(iii) each Subordinated Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Subordinated Collateral Documents or any other Subordinated Facility Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Controlling Agent or any Controlling Claimholder with respect to the MARAD Collateral.

(e) Except as specifically set forth in Sections 3.1(a) and (d), each Subordinated Claimholder may exercise rights and remedies as an unsecured creditor against the Company in accordance with the terms of the respective Subordinated Facility Documents and applicable law; provided that in the event that any Subordinated Claimholder becomes a judgment Lien creditor in respect of the MARAD Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Subordinated Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Controlling Obligations) as the other Liens on the MARAD Collateral securing the Subordinated Obligations are subject to this Agreement.

(f) Except as specifically set forth in Sections 3.1(a) and (d), nothing in this Agreement shall prohibit the receipt by any Subordinated Claimholder of the required payments of interest, principal and other amounts owed in respect of the Subordinated Obligations so long as such receipt is not the direct or indirect result of the exercise by any Subordinated Agent or any other Subordinated Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) in the MARAD Collateral or enforcement in contravention of this Agreement of any Lien in the MARAD Collateral held by any of them. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Controlling Agent or any other Controlling Claimholder may have with respect to the MARAD Collateral.

3.2 Exercise of Remedies; Actions Upon Breach; Specific Performance. If any Subordinated Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to take or threatens to take any action with respect to the MARAD Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement, this Agreement shall create an irrebuttable presumption and admission by such Subordinated Claimholder that relief against such Subordinated Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Controlling Claimholders, it being understood and agreed by each Subordinated Agent on behalf of each respective Subordinated Claimholder that (i) the Controlling Claimholders’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Subordinated Claimholder waives any defense that the Company and/or the Controlling Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages. Each of the Controlling Agent and each Subordinated Agent may demand specific performance of this Agreement. The Controlling Agent, on behalf of itself and the Controlling Claimholders, and each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Controlling Agent or any other Controlling Claimholder or any Subordinated Agent or any other Subordinated Claimholder, as the case may be.

4.	PAYMENTS.

4.1 Application of Proceeds. Until the Discharge of Controlling Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company, (a) all MARAD Collateral or proceeds thereof received in connection with any Enforcement Action or other disposition of, or collection on, all MARAD Collateral upon the exercise of remedies by the Controlling Agent or any other Controlling Claimholder, and (b) all mandatory

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prepayments received pursuant to the MARAD Facility, the Exit Credit Facility or the Secured Note Facility, in respect of sales or other dispositions of the MARAD Collateral in each case, shall be applied by the Controlling Agent as follows:

(a) first, to the payment in full of all First Lien Obligations that are not Excess First Lien Obligations until the Discharge of First Lien Obligations has occurred;

(b) second, to the payment in full of the Second Lien Obligations that are not Excess Second Lien Obligations until the Discharge of Second Lien Obligations has occurred;

(c) third, to the payment in full of the Third Lien Obligations that are not Excess Third Lien Obligations until the Discharge of Third Lien Obligations has occurred;

(d) fourth, to the payment of any Excess First Lien Obligations, any Excess Second Lien Obligations and any Excess Third Lien Obligations on a pro rata basis until such Obligations have been paid in full; and

(e) fifth, to the Company or as otherwise required by applicable law;

in each case to be applicable to such obligations in such order as specified in the relevant MARAD Facility Documents, Exit Credit Facility Documents or Secured Note Facility Documents, or as otherwise determined by the First Lien Claimholders, the Second Lien Claimholders or the Third Lien Claimholders, as applicable.

Notwithstanding the foregoing, until the Discharge of Controlling Obligations, any non-cash portions of the MARAD Collateral or non-cash proceeds of the MARAD Collateral will be held by the Controlling Agent as collateral unless the failure to apply such amounts as set forth above would be commercially unreasonable.

5.	OTHER AGREEMENTS.

5.1 Releases.

(a) If, in connection with any Enforcement Action by the Controlling Agent with respect to the MARAD Collateral or any other exercise of the Controlling Agent’s remedies in respect of the MARAD Collateral, the Controlling Agent, for itself or on behalf of any of the Controlling Claimholders, releases any of its Liens on any part of the MARAD Collateral, then the Liens, if any, of each Subordinated Agent, for itself or for the benefit of the respective Subordinated Claimholders, on such MARAD Collateral, shall be automatically, unconditionally and simultaneously released. Each Subordinated Agent, for itself or on behalf of any respective Subordinated Claimholders, promptly shall execute and deliver to the Controlling Agent or the Company such termination statements, releases and other documents as the Controlling Agent or the Company may request to effectively confirm the foregoing releases.

(b) If, in connection with any sale, lease, exchange, transfer or other disposition of the MARAD Collateral by the Company (collectively, a “Disposition”) permitted under the terms of the Controlling Facility Documents and not expressly prohibited under the terms of any of the Subordinated Facility Documents (other than in connection with an Enforcement Action or other exercise of the Controlling Agent’s remedies in respect of the MARAD Collateral which shall be governed by Section 5.1(a) above), the Controlling Agent, for itself or on behalf of any of the Controlling Claimholders, releases any of its Liens on any part of the MARAD Collateral other than (A) in connection with the Discharge of Controlling Obligations and (B) after the occurrence and during the continuance of

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any event of default under any Subordinated Facility, then the Liens, if any, of each Subordinated Agent, for itself or for the benefit of the respective Subordinated Claimholders, on such MARAD Collateral, shall be automatically, unconditionally and simultaneously released. Each Subordinated Agent, for itself or on behalf of any respective Subordinated Claimholders, promptly shall execute and deliver to the Controlling Agent or the Company such termination statements, releases and other documents as the Controlling Agent or the Company may request to effectively confirm such release.

(c) Until the Discharge of Controlling Obligations occurs, each Subordinated Agent, for itself and on behalf of the respective Subordinated Claimholders, hereby irrevocably constitutes and appoints the Controlling Agent and any officer or agent of the Controlling Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Subordinated Agent or such holder or in the Controlling Agent’s own name, from time to time in the Controlling Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Controlling Obligations.

(d) Until the Discharge of Controlling Obligations occurs, to the extent that the Controlling Agent or the Controlling Claimholders (i) have released any Lien on the MARAD Collateral and any such Liens are later reinstated or (ii) obtain any new liens on the MARAD Collateral from the Company, then each Subordinated Agent, for itself and for the respective Subordinated Claimholders, shall be granted a Lien on any such MARAD Collateral, subject to the lien subordination provisions of this Agreement, as the case may be.

5.2 Insurance. Unless and until the Discharge of Controlling Obligations occurs, and subject to the rights of the Company under the Controlling Facility Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect to the MARAD Collateral shall be paid (x) to the Controlling Agent for the benefit of the Controlling Claimholders pursuant to the terms of the Controlling Facility Documents and (y) thereafter, to the extent no Controlling Obligations are outstanding, and subject to the rights of the Company under the Subordinated Facility Documents and in accordance with the terms of Section 4.1, to the applicable Subordinated Agent for the benefit of the respective Subordinated Claimholders to the extent required under the Subordinated Collateral Documents and (z) then, to the extent no Subordinated Obligations are outstanding, to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of Controlling Obligations occurs, if any Subordinated Agent or any Subordinated Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in contravention of this Agreement, it shall segregate and hold in trust and forthwith pay such proceeds over to the Controlling Agent.

5.3 Amendments to Controlling Facility Documents and Subordinated Facility Documents. The Controlling Facility Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Controlling Facility may be Refinanced, in each case, without notice to, or the consent of, any Subordinated Agent or any Subordinated Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that the holders of any such Refinancing indebtedness bind themselves, in a writing addressed to each Subordinated Agent and the Subordinated Claimholders, to the terms of this Agreement; provided, further, that any such amendment, restatement, supplement, modification or Refinancing shall not, without the consent of each Subordinated Agent:

(i) increase the then outstanding aggregate principal amount of the Controlling Facility in excess of the applicable Cap Amount;

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(ii) increase the “Applicable Margin” or similar component of the interest rate by more than [    ]% per annum (excluding increases resulting from the accrual of interest at the default rate);

(iii) (A) shorten the scheduled maturity of the Controlling Facility or any Refinancing thereof or (B) extend the scheduled maturity of the Controlling Facility or any Refinancing thereof beyond the scheduled maturity of any Subordinated Facility or any Refinancing thereof; or

(iv) modify the mandatory prepayment provisions of the Controlling Facility to provide for additional mandatory prepayment events in a manner adverse to the lenders under any Subordinated Facility.

5.4 Confirmation of Subordination in Subordinated Collateral Documents. The Company agrees that each Subordinated Collateral Document (other than on the Vessels) shall include the following language (or language to similar effect approved by the Controlling Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the [Agent][Trustee] with respect to the [MARAD Collateral] pursuant to this Agreement and the exercise of any right or remedy with respect to the [MARAD Collateral] by the [Agent][Trustee] hereunder are subject to the provisions of the Intercreditor Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “MARAD Collateral Intercreditor Agreement”), among Trailer Bridge, Inc., the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, Gleacher & Company, Inc., as agent under the Exit Credit Facility (as defined therein), and U.S. Bank National Association, as indenture trustee under the Secured Note Facility (as defined therein). In the event of any conflict between the terms of the MARAD Collateral Intercreditor Agreement and this Agreement, the terms of the MARAD Collateral Intercreditor Agreement shall govern and control.”

5.5 Gratuitous Bailee/Agent for Perfection.

(a) The Controlling Agent agrees to hold that part of the MARAD Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such MARAD Collateral being the “Pledged Collateral”) as collateral agent for the Controlling Claimholders and as gratuitous bailee for each Subordinated Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee solely for the purpose of perfecting the security interest granted under the Controlling Facility Documents and the Subordinated Facility Documents, respectively, subject to the terms and conditions of this Section 5.5.

(b) The Controlling Agent shall have no obligation whatsoever to any Controlling Claimholder, any Subordinated Agent or any Subordinated Claimholder to ensure that the Pledged Collateral is genuine or owned by the Company or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Controlling Agent under this Section 5.5 shall be limited solely to holding the Pledged Collateral as gratuitous bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Pledged Collateral upon the Discharge of Controlling Obligations as provided in Section 5.5(d) below.

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(c) The Controlling Agent shall not have by reason of the Controlling Collateral Documents, the Subordinated Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of any Controlling Claimholder, any Subordinated Agent or any Subordinated Claimholder, and each Subordinated Agent and each Subordinated Claimholder hereby waives and releases the Controlling Agent from all claims and liabilities arising pursuant to the Controlling Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the MARAD Collateral. It is understood and agreed that the interests of the Controlling Agent and each Subordinated Agent may differ and the Controlling Agent shall be fully entitled to act in its own interest without taking into account the interests of any Subordinated Agent or any Subordinated Claimholder.

(d) Upon the Discharge of Controlling Obligations under the Controlling Facility Documents to which the Controlling Agent is a party, such former Controlling Agent shall deliver or transfer control of the remaining Pledged Collateral in its possession or control (if any), together with any necessary endorsements (such endorsement shall be without recourse and without any representation or warranty), (i) to the new Controlling Agent, to the extent any Controlling Obligations remain outstanding, or (ii) to the Company, to the extent no Controlling Obligations or Subordinated Obligations remain outstanding (in each case, so as to allow such Person to obtain possession or control of such Pledged Collateral). The former Controlling Agent further agrees to take all other action reasonably requested by any new Controlling Agent at the expense of the Company in connection with such new Controlling Agent obtaining a first-priority interest in the MARAD Collateral or as a court of competent jurisdiction may otherwise direct.

5.6 When Discharge of Controlling Obligations Deemed to Not Have Occurred. If the Company enters into any Refinancing of any Controlling Facility Document evidencing Controlling Obligations, and the holders of any such Refinancing indebtedness bind themselves, in a writing addressed to each Subordinated Agent and the Subordinated Claimholders, to the terms of this Agreement, then the Discharge of Controlling Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and, from and after the date on which the New Controlling Debt Notice is delivered to each Subordinated Agent in accordance with the next sentence, the obligations under such Refinancing of such Controlling Facility Document shall automatically be treated as “Controlling Obligations” for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of the MARAD Collateral set forth herein; provided that no collateral other than the MARAD Collateral shall become subject to this Agreement as a result thereof. Upon receipt of a notice (the “New Controlling Debt Notice”) stating that the Company has entered into a new Controlling Facility Document (which notice shall include the identity of the new agent, such agent, the “New Controlling Agent”), each Subordinated Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Company or such New Controlling Agent shall reasonably request in order to provide to the New Controlling Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Controlling Agent any Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Controlling Agent to obtain control of such Pledged Collateral). The New Controlling Agent shall agree in a writing addressed to each Subordinated Agent and the Subordinated Claimholders to be bound by the terms of this Agreement.

5.7 Purchase Right.

(a) Without prejudice to the enforcement of the Controlling Claimholders’ remedies, the Controlling Claimholders agree that, promptly following (i) an acceleration of the Controlling Obligations in accordance with the terms of the Controlling Facility Documents, (ii) a payment default under the Controlling Facility Documents that has not been cured or waived in accordance with the terms of the Controlling Facility Documents within 60 days of the occurrence thereof or (iii) the

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commencement of any Insolvency or Liquidation Proceeding, the Controlling Claimholders will offer to the Second Lien Lenders (or, if the Discharge of Second Lien Obligations has occurred, to the Third Lien Lenders) the option to purchase, on a pro rata basis, the entire aggregate amount of outstanding Controlling Obligations at the Purchase Price without warranty or representation or recourse, except as provided in Section 5.7(d). The Second Lien Lenders (or the Third Lien Lenders, as applicable) shall irrevocably accept or reject such offer within 10 Business Days of the receipt thereof, and the parties shall endeavor to close promptly and in any event no later than 10 Business Days thereafter. If the Second Lien Lenders (or the Third Lien Lenders, as applicable) accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the Controlling Agent and the Second Lien Agent (or the Third Lien Agent, as applicable).

(b) If the Discharge of the Second Lien Obligations has not occurred and the Second Lien Lenders reject the offer made pursuant to Section 5.7(a) (or do not so irrevocably accept such offer within 10 Business Days of the receipt thereof), the First Lien Claimholders and the Second Lien Claimholders shall offer to the Third Lien Lenders the option to purchase, on a pro rata basis, the entire aggregate amount of outstanding First Lien Obligations and Second Lien Obligations at the Purchase Price without warranty or representation or recourse, except as provided in 5.7(d). The Third Lien Lenders shall irrevocably accept or reject such offer in full within 10 Business Days of the receipt thereof, and the parties shall endeavor to close promptly and in any event no later than 10 Business Days thereafter. If the Third Lien Lenders accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the Controlling Agent, the Second Lien Agent and the Third Lien Agent.

(c) If the Third Lien Lenders reject the offer made pursuant to Section 5.7(b) (or Section 5.7(a), as applicable), the Controlling Claimholders shall have no further obligations pursuant to this Section 5.7 and may take any further actions in their sole discretion in accordance with the Controlling Facility Documents and this Agreement. Each First Lien Claimholder and Second Lien Claimholder will retain all rights to indemnification provided in the relevant MARAD Facility Documents or Exit Credit Facility Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations or the Second Lien Obligations, or both, as applicable, pursuant to this Section 5.7.

(d) The purchase and sale of the Controlling Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the Controlling Claimholders, except that the Controlling Claimholders represent and warrant that on the date of the purchase, immediately before giving effect to the purchase:

(i) the principal of and accrued and unpaid interest on the Controlling Obligations, and the fees and expenses thereof, are as stated in the Assignment Agreement; and

(ii) the Controlling Claimholders own the Controlling Obligations free and clear of any Liens.

6.	INSOLVENCY OR LIQUIDATION PROCEEDINGS.

6.1 Sale Issues. Each Subordinated Agent, for itself and on behalf of the respective Subordinated Claimholders, agrees that it will raise no objection or oppose a motion to sell or otherwise dispose of the MARAD Collateral free and clear of its Liens or other claims under Section 363 of the Bankruptcy Code if the requisite Controlling Claimholders have consented to such sale or disposition of such assets, and such motion does not impair the rights of the Subordinated Claimholders under Section 363(k) of the Bankruptcy Code; provided that the applicable Cap Amount shall be reduced by an amount equal to the net cash proceeds of such sale or other disposition which are used to pay the principal or face amount of the Controlling Obligations.

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6.2 Relief from the Automatic Stay. Until the Discharge of Controlling Obligations has occurred, each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the MARAD Collateral without the prior written consent of the Controlling Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by the Bankruptcy Court, or (ii) oppose any request by the Controlling Agent for relief from such stay with respect to the MARAD Collateral.

6.3 Adequate Protection. Each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, agrees that none of them shall contest (or support any other Person contesting):

(i) any request by the Controlling Agent or any Controlling Claimholders for adequate protection with respect to the MARAD Collateral; or

(ii) any objection by the Controlling Agent or any Controlling Claimholders to any motion, relief, action or proceeding based on the Controlling Agent or any Controlling Claimholders claiming a lack of adequate protection with respect to the MARAD Collateral.

6.4 No Waiver. Nothing contained herein shall prohibit or in any way limit the Controlling Agent or any Controlling Claimholder from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by any Subordinated Agent or any of the Subordinated Claimholders with respect to the MARAD Collateral, including the seeking by any Subordinated Agent or any Subordinated Claimholder of adequate protection with respect to the MARAD Collateral or the asserting by any Subordinated Agent or any Subordinated Claimholder of any of its rights and remedies under the respective Subordinated Facility Documents or otherwise with respect to the MARAD Collateral.

6.5 Avoidance Issues. If any Controlling Claimholder (or former Controlling Claimholder) is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company any amount paid in respect of any former Controlling Obligations (a “Recovery”), then such Controlling Claimholder (or former Controlling Claimholder, as applicable) shall be entitled to a reinstatement of such Controlling Obligations with respect to all such recovered amounts and, if the Discharge of Controlling Obligations with respect to such reinstated Controlling Obligations had previously occurred, from and after the date of such reinstatement such Discharge of Controlling Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.

6.6 Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon the MARAD Collateral are distributed pursuant to a plan of reorganization or similar dispositive restructuring plan, both on account of the Controlling Obligations and on account of the Subordinated Obligations, then, to the extent the debt obligations distributed on account of the Controlling Obligations and on account of the Subordinated Obligations are secured by Liens upon the MARAD Collateral, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens upon the MARAD Collateral securing such debt obligations.

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6.7 Post-Petition Interest.

(a) No Subordinated Agent or Subordinated Claimholder shall oppose or seek to challenge any claim by the Controlling Agent or any Controlling Claimholder for allowance in any Insolvency or Liquidation Proceeding of Controlling Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Controlling Agent on behalf of the Controlling Claimholders on the MARAD Collateral, without regard to the existence of the Lien of each Subordinated Agent on behalf of the respective Subordinated Claimholders on the MARAD Collateral.

(b) Neither the Controlling Agent nor any other Controlling Claimholder shall oppose or seek to challenge any claim by any Subordinated Agent or any Subordinated Claimholder for allowance in any Insolvency or Liquidation Proceeding of Subordinated Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of each Subordinated Agent on behalf of the respective Subordinated Claimholders on the MARAD Collateral (after taking into account the value of the Controlling Obligations) and the Separate Collateral.

6.8 Waiver. Each Subordinated Agent, for itself and on behalf of the respective Subordinated Claimholders, waives any claim it may hereafter have against any Controlling Claimholder arising out of the election of any Controlling Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the MARAD Collateral in any Insolvency or Liquidation Proceeding so long as such actions are not in express contravention of the terms of this Agreement.

6.9 Separate Grants of Security and Separate Classification. Each Subordinated Agent, for itself and on behalf of the respective Subordinated Claimholders, and the Controlling Agent, for itself and on behalf of the Controlling Claimholders, acknowledges and agrees that:

(a) the grants of Liens in the MARAD Collateral pursuant to each of the First Lien Collateral Documents, the Second Lien Collateral Documents and the Third Lien Collateral Documents constitute separate and distinct grants of Liens; and

(b) because of, among other things, their differing rights in the MARAD Collateral, each of the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations are fundamentally different from each other and must be separately classified in any plan of reorganization proposed or adopted in any Insolvency or Liquidation Proceeding.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Controlling Claimholders and the Subordinated Claimholders in respect of the MARAD Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions with respect to the MARAD Collateral shall be made as if there were separate classes of senior and junior secured claims against the Company in respect of the MARAD Collateral (with the effect being that, to the extent that the aggregate value of the MARAD Collateral is sufficient (for this purpose ignoring all claims held by the Subordinated Claimholders), the Controlling Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest, including any additional interest payable pursuant to the Controlling Facility, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding, before any distribution is made in respect of the claims held by the Subordinated Claimholders with respect to the MARAD Collateral, with each Subordinated Agent, for itself and on behalf of the respective Subordinated Claimholders, hereby acknowledging and agreeing to turn over to the Controlling Agent, for itself and on behalf of the Controlling Claimholders, the MARAD Collateral or proceeds of the MARAD Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Subordinated Claimholders).

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6.10 Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is, with respect to the MARAD Collateral, a “subordination agreement” under Section 510(a) of the Bankruptcy Code, which will be effective before, during and after the commencement of any Insolvency or Liquidation Proceeding. All references in this Agreement to the Company will include the Company as a debtor-in-possession and any receiver or trustee for the Company in an Insolvency or Liquidation Proceeding.

7.	RELIANCE; WAIVERS.

7.1 Reliance. Other than any reliance on the terms of this Agreement, the Controlling Agent, on behalf of itself and the Controlling Claimholders, acknowledges that it and such Controlling Claimholders have, independently and without reliance on any Subordinated Agent or any Subordinated Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Controlling Facility Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Controlling Facility Documents or this Agreement. Each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, acknowledges that it and such Subordinated Claimholders have, independently and without reliance on the Controlling Agent, any Controlling Claimholder, any other Subordinated Agent or any other Subordinated Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Subordinated Facility Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Subordinated Facility Documents or this Agreement.

7.2 No Warranties or Liability. The Controlling Agent, on behalf of itself and the Controlling Claimholders, acknowledges and agrees that none of the Subordinated Agents or the Subordinated Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Subordinated Facility Documents, the ownership of the MARAD Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Subordinated Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under each of the Subordinated Facility Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. Except as otherwise provided herein, each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, acknowledges and agrees that none of the Controlling Agent, the Controlling Claimholders, the other Subordinated Agents or the other Subordinated Claimholders have made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Controlling Facility Documents or the Subordinated Facility Documents, the ownership of the MARAD Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Controlling Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under their respective Controlling Facility Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Subordinated Agents and the Subordinated Claimholders shall have no duty to the Controlling Agent, any of the Controlling Claimholders or any of the other Subordinated Claimholders, and the Controlling Agent and the Controlling Claimholders shall have no duty to any Subordinated Agent or any of the Subordinated Claimholders, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company (including the Controlling Facility Documents and the Subordinated Facility Documents), regardless of any knowledge thereof which they may have or be charged with.

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7.3 No Waiver of Lien Priorities.

(a) No right of the Controlling Claimholders, the Controlling Agent or any of them to enforce any provision of this Agreement or any Controlling Facility Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any Controlling Claimholder or the Controlling Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Controlling Facility Documents or any of the Subordinated Facility Documents, regardless of any knowledge thereof which the Controlling Agent or the Controlling Claimholders, or any of them, may have or be otherwise charged with.

(b) Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Company under the Controlling Facility Documents and subject to the provisions of Section 5.3), the Controlling Agent or any of the Controlling Claimholders may, at any time and from time to time in accordance with the Controlling Facility Documents and/or applicable law, without the consent of, or notice to, any Subordinated Agent or any Subordinated Claimholders, without incurring any liabilities to any Subordinated Agent or any Subordinated Claimholders and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of any Subordinated Agent or any Subordinated Claimholders is affected, impaired or extinguished thereby), do any one or more of the following:

(i) change the manner, place or terms of payment, or change or extend the time of payment, or amend, renew, exchange, increase or alter the terms, of any of the Controlling Obligations or any Lien on the MARAD Collateral or guaranty thereof or any liability of the Company, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Controlling Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens held by the Controlling Agent or any of the Controlling Claimholders, any Controlling Obligations or any of the Controlling Facility Documents; provided that any such increase in the Controlling Obligations shall not increase the sum of the Indebtedness constituting principal under the Controlling Facility Documents to an amount in excess of the applicable Cap Amount;

(ii) sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the MARAD Collateral or any liability of the Company to the Controlling Agent or any Controlling Claimholders, or any liability incurred directly or indirectly in respect thereof;

(iii) settle or compromise any Controlling Obligation or any other liability of the Company or any security therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Controlling Obligations) in any manner or order; and

(iv) exercise or delay in or refrain from exercising any right or remedy against the Company or any security or any other Person, elect any remedy and otherwise deal freely with the Company or the MARAD Collateral and any security and any guarantor or any liability of the Company to the Controlling Claimholders or any liability incurred directly or indirectly in respect thereof.

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(c) Except as otherwise expressly provided herein, each Subordinated Agent, on behalf of itself and the Subordinated Claimholders, also agrees that the Controlling Claimholders and the Controlling Agent shall have no liability to any Subordinated Agent or any Subordinated Claimholders, and each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, hereby waives any claim against any Controlling Claimholder or the Controlling Agent arising out of any and all actions which any Controlling Claimholder or the Controlling Agent may take or permit or omit to take with respect to the foreclosure upon, or sale, liquidation or other disposition of, the MARAD Collateral. Each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, agrees that the Controlling Claimholders and the Controlling Agent have no duty to them in respect of the maintenance or preservation of the MARAD Collateral, the Controlling Obligations or otherwise.

(d) Until the Discharge of Controlling Obligations occurs, each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the MARAD Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the MARAD Collateral.

7.4 Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Agent and the First Lien Claimholders, the Second Lien Agent and the Second Lien Claimholders, and the Third Lien Agent and the Third Lien Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any MARAD Facility Document, Exit Credit Facility Document or Secured Note Facility Document;

(b) except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations, the Second Lien Obligations or the Third Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any MARAD Facility Document, Exit Credit Facility Document or Secured Note Facility Document;

(c) except as otherwise expressly set forth in this Agreement, any exchange of any security interest in the MARAD Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations, the Second Lien Obligations or the Third Lien Obligations or any guaranty thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company; or

(e) any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Company in respect of the First Lien Agent, the First Lien Obligations, any First Lien Claimholder, the Second Lien Agent, the Second Lien Obligations, any Second Lien Claimholder, the Third Lien Agent, the Third Lien Obligations, or any Third Lien Claimholder in respect of this Agreement.

8.	MISCELLANEOUS.

8.1 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the MARAD Facility Documents, the Exit Credit Facility Documents or the Secured Note Facility Documents, in each case, with respect to the MARAD Collateral, the provisions of this Agreement shall govern and control.

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8.2 Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination with respect to the MARAD Collateral and the Controlling Claimholders may continue, at any time and without notice to any Subordinated Agent or any Subordinated Claimholder, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company constituting Controlling Obligations in reliance hereof. Each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Company shall include the Company as debtor and debtor-in-possession and any receiver or trustee for the Company (as the case may be) in any Insolvency or Liquidation Proceeding.

8.3 Termination. This Agreement shall terminate and be of no further force and effect:

(a) with respect to the First Lien Agent, the First Lien Claimholders and the First Lien Obligations, upon the date of the Discharge of First Lien Obligations, subject to the rights of the First Lien Claimholders under Section 6.5;

(b) with respect to the Second Lien Agent, the Second Lien Claimholders and the Second Lien Obligations, upon the date of the Discharge of Second Lien Obligations, subject to the rights of the Second Lien Claimholders under Section 6.5; and

(c) with respect to the Third Lien Agent, the Third Lien Claimholders and the Third Lien Obligations, upon the date of the Discharge of Third Lien Obligations, subject to the rights of the Third Lien Claimholders under Section 6.5.

In addition, the Second Lien Agent, the Second Lien Claimholders, the Third Lien Agent and the Third Lien Claimholders agree that upon Discharge of the First Lien Obligations, their respective rights and priorities with respect to the MARAD Collateral shall no longer be governed by this Agreement, but shall instead be governed by the Exit Facility-Secured Note Intercreditor Agreement.

8.4 Amendments; Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Third Lien Agent, the Second Lien Agent or the First Lien Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, the Company shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent its rights are directly and adversely affected.

8.5 Information Concerning Financial Condition of the Company and its Subsidiaries. The First Lien Agent and the First Lien Claimholders, the Second Lien Claimholders and the Second Lien Agent, and the Third Lien Claimholders and the Third Lien Agent shall each be responsible for keeping themselves informed of (a) the financial condition of the Company and its

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subsidiaries and all endorsers and/or guarantors of the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations. The Controlling Agent and the Controlling Claimholders shall have no duty to advise any Subordinated Agent or any Subordinated Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Controlling Agent or any of the Controlling Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any Subordinated Agent or any Subordinated Claimholder, it or they shall be under no obligation:

(a) to make, and the Controlling Agent and the Controlling Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b) to provide any additional information or to provide any such information on any subsequent occasion;

(c) to undertake any investigation; or

(d) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.6 Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the Subordinated Claimholders or any Subordinated Agent pays over to the Controlling Agent or the Controlling Claimholders under the terms of this Agreement, the Subordinated Claimholders and each Subordinated Agent shall be subrogated to the rights of the Controlling Agent and the Controlling Claimholders; provided that each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Controlling Obligations has occurred. The Company acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Subordinated Agent or the Subordinated Claimholders that are paid over to the Controlling Agent or the Controlling Claimholders pursuant to this Agreement shall not reduce any of the Subordinated Obligations.

8.7 Application of Payments. All payments received by the Controlling Agent or the Controlling Claimholders may be applied, reversed and reapplied, in whole or in part, to such part of the Controlling Obligations provided for in the Controlling Facility Documents. Each Subordinated Agent, on behalf of itself and the respective Subordinated Claimholders, assents to any extension or postponement of the time of payment, subject to Section 5.3(a)(iii), of the Controlling Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security which may at any time secure any part of the Controlling Obligations and to the addition or release of any other Person primarily or secondarily liable therefor.

8.8 GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE. THIS AGREEMENT IS A CONTRACT UNDER THE LAW OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON SUCH PARTY BY MAIL IN ACCORDANCE WITH

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SECTION 8.10. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

8.9 WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS. TO THE EXTENT ALLOWED BY AND ENFORCEABLE UNDER APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES OR CONSEQUENTIAL DAMAGES. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 8.9. TO THE EXTENT THE PROVISIONS OF THIS SECTION 8.9 ARE DEEMED UNENFORCEABLE, (I) THIS SECTION 8.9 SHALL BE DEEMED TO BE REMOVED FROM THIS AGREEMENT, (II) THIS SECTION 8.9 SHALL BE OF NO FURTHER FORCE AND EFFECT, AND (III) THE REMAINDER OF THIS AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT.

8.10 Notices. All notices to the Third Lien Claimholders, the Second Lien Claimholders and the First Lien Claimholders permitted or required under this Agreement shall be sent to the Third Lien Agent, the Second Lien Agent and the First Lien Agent, respectively, on their behalf. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by facsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.11 Further Assurances. Each of the First Lien Agent, on behalf of itself and the First Lien Claimholders, the Second Lien Agent, on behalf of itself and the Second Lien Claimholders, the Third Lien Agent, on behalf of itself and the Third Lien Claimholders, and the Company agrees that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Agent, the Second Lien Agent or the Third Lien Agent may reasonably request to effectuate the terms of, and the Lien priorities on the MARAD Collateral contemplated by, this Agreement.

8.12 Binding on Successors and Assigns. This Agreement shall be binding upon the First Lien Agent, the First Lien Claimholders, the Second Lien Agent, the Second Lien Claimholders, the Third Lien Agent, the Third Lien Claimholders and their respective successors and assigns. If any of the First Lien Agent, the Second Lien Agent or the Third Lien Agent resigns or is replaced pursuant to the MARAD Facility Documents, the Exit Credit Facility Documents or the Secured Note Facility Documents, as applicable, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement.

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8.13 Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

8.14 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

8.15 Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16 Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and its respective successors and assigns and shall inure to the benefit of each of the First Lien Claimholders, the Second Lien Claimholders and the Third Lien Claimholders. Nothing in this Agreement shall impair, as between the Company and the First Lien Agent and the First Lien Claimholders, the Second Lien Agent and the Second Lien Claimholders, or the Third Lien Agent and the Third Lien Claimholders, the obligations of the Company to pay principal, interest, fees and other amounts as provided in the MARAD Facility Documents, the Exit Credit Facility Documents and the Secured Note Facility Documents, respectively.

8.17 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

8.18 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Agent and the First Lien Claimholders, the Second Lien Agent and the Second Lien Claimholders, and the Third Lien Agent and the Third Lien Claimholders with respect to the MARAD Collateral. None of the Company or any other creditor thereof shall have any rights hereunder and the Company may not rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Company, which are absolute and unconditional, to pay the First Lien Obligations, the Second Lien Obligations and the Third Lien Obligations, as and when the same shall become due and payable in accordance with their terms.

8.19 RESERVATION OF RIGHTS AND REMEDIES. THE PROVISIONS OF THIS AGREEMENT RELATE SOLELY TO THE MARAD COLLATERAL AND NOTHING CONTAINED HEREIN SHALL LIMIT OR RESTRICT THE RIGHT OF THE SECOND LIEN AGENT, THE SECOND LIEN CLAIMHOLDERS, THE THIRD LIEN AGENT OR THE THIRD LIEN CLAIMHOLDERS TO EXERCISE THEIR RESPECTIVE RIGHTS AND REMEDIES, IN LAW OR IN EQUITY, OR OTHERWISE, AGAINST THE COMPANY OR THE SEPARATE COLLATERAL IN ORDER TO REALIZE ON ANY OF THE SEPARATE COLLATERAL AND TO APPLY THE PROCEEDS THEREFROM PURSUANT TO THE TERMS OF THE EXIT FACILITY-SECURED NOTE INTERCREDITOR AGREEMENT, INCLUDING EXERCISING ANY RIGHT OR REMEDY AGAINST THE COMPANY GRANTED TO THE SECOND LIEN AGENT OR THIRD LIEN AGENT UNDER THE APPLICABLE EXIT CREDIT FACILITY DOCUMENTS OR SECURED NOTE FACILITY DOCUMENTS.

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[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have executed this MARAD Collateral Intercreditor Agreement as of the date first written above.

TRAILER BRIDGE, INC.

By:
Name:
Title:

Notice Address for the Company:

Trailer Bridge, Inc.
10405 New Berlin Road East
Jacksonville, Florida 32226
Tel: (904) 751-7192
Fax: (904) 751-7160

Signature Page to MARAD Collateral Intercreditor Agreement

FIRST LIEN AGENT:

The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator, as First Lien Agent

By:
Name:
Title:

Notice Address for First Lien Agent:

The United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator
[ ]

Signature Page to MARAD Collateral Intercreditor Agreement

SECOND LIEN AGENT:

Gleacher & Company, Inc., as Second Lien Agent

By:
Name:
Title:

Notice Address for Second Lien Agent:

Gleacher & Company, Inc.
[ ]

Signature Page to MARAD Collateral Intercreditor Agreement

THIRD LIEN AGENT:

U.S. Bank National Association, as Third Lien Agent

By:
Name:	Beverly A. Freeney
Title:	Vice President

Notice Address for Third Lien Agent:

U.S. Bank National Association
100 Wall Street
Suite 1600
New York, NY 10005
Attention: Corporate Trust Administration

Signature Page to MARAD Collateral Intercreditor Agreement